FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227081-04

November 12, 2019 Credit Suisse Société Générale UBS Securities LLC Co-Lead Managers and Joint Bookrunners Academy Securities Co-Manager CIBC World Markets Co-Manager CSAIL 2019-C18 Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2019-C18 Column Financial, Inc. UBS AG Rialto Real Estate Fund III – Debt, LP CIBC Inc. Societe Generale Financial Corporation as Sponsors and Mortgage Loan Sellers THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-227081) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor any other underwriter (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Prospectus referred to herein relating to the CSAIL 2019-C18 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/AAA(sf)	$25,306,000	$24,263,000	30.000%	2.81	1 - 58	44.8%	15.1%
A-2	AAAsf/AAA(sf)/AAA(sf)	$65,479,000	$62,781,000	30.000%	4.90	58 - 59	44.8%	15.1%
A-3(2)	AAAsf/AAA(sf)/AAA(sf)	$170,000,000	$162,996,000	30.000%	9.80	115 - 118	44.8%	15.1%
A-4(2)	AAAsf/AAA(sf)/AAA(sf)	$185,034,000	$177,410,000	30.000%	9.92	118 - 119	44.8%	15.1%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$36,487,000	$34,983,000	30.000%	7.38	59 - 115	44.8%	15.1%
X-A(8)	AAAsf/AAA(sf)/AA+(sf)	$534,843,000	$512,805,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/AAA(sf)/A-(sf)	$64,594,000	$61,932,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AA+(sf)	$52,537,000	$50,372,000	22.375%	9.93	119 - 119	49.6%	13.6%
B	AA-sf/AA+(sf)/AA-(sf)	$32,728,000	$31,379,000	17.625%	9.93	119 - 119	52.7%	12.8%
C	A-sf/A+(sf)/A-(sf)	$31,866,000	$30,553,000	13.000%	9.93	119 - 119	55.6%	12.2%

Privately Offered Certificates(9)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield()
X-D(8)	BBB-sf/BBB(sf)/NR	$37,896,000	$36,334,000	N/A	N/A	N/A	N/A	N/A
X-F(8)	BB-sf/BB(sf)/NR	$17,225,000	$16,515,000	N/A	N/A	N/A	N/A	N/A
X-G(8)	B-sf/B+(sf)/NR	$6,890,000	$6,606,000	N/A	N/A	N/A	N/A	N/A
D	BBBsf/A-(sf)/NR	$20,671,000	$19,819,000	10.000%	9.93	119 - 119	57.5%	11.8%
E	BBB-sf/BBB(sf)/NR	$17,225,000	$16,515,000	7.500%	9.93	119 - 119	59.1%	11.4%
F	BB-sf/BB(sf)/NR	$17,225,000	$16,515,000	5.000%	9.96	119 - 120	60.7%	11.1%
G	B-sf/B+(sf)/NR	$6,890,000	$6,606,000	4.000%	10.01	120 - 120	61.4%	11.0%
NR-RR	NR/NR/NR	$27,561,002	$26,425,000	0.000%	10.01	120 - 120	63.9%	10.6%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings (“S&P”), which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B, X-D, X-F and X-G Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the preliminary prospectus, expected to be dated November 12, 2019 to be filed in connection with the offering of the Publicly Offered Certificates (the “Prospectus”). Fitch, KBRA and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $355,034,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$75,000,000 - $170,000,000	October 2029 / October 2029	9.75 / 9.80	115 - 118 / 115 - 118
Class A-4	$185,034,000 - $280,034,000	November 2029 / November 2029	9.89 / 9.92	118 - 119 / 118 - 119

(3)	Approximate, subject to a variance of plus or minus 5% (including in connection with any variation in the portion of the certificate balances or notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity) and further subject to footnote 2. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(5)	Assumes 0% CPR / 0% CDR and a December 12, 2019 closing date. Based on “Modeling Assumptions” as described in the Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(6)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(7)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(8)	The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”) are described in the Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(9)	The Class Z and Class R certificates are not shown above.

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
2	Palm Beach Estates	$42,319,198	6.1%	$38,781,100	59.2%	60	59	1.78x	11.4%	63.9%	58.6%
8	United Healthcare Office	20,000,000	2.9	19,111,929	29.2	60	58	1.56x	10.2%	66.7%	63.7%
35	Bassett Furniture - King of Prussia	7,000,000	1.0	7,000,000	10.7	60	59	2.10x	9.5%	58.8%	58.8%
Total / Wtd. Avg.:		$69,319,198	10.1%	$64,893,029	99.1%	60	59	1.75x	10.9%	64.2%	60.1%
(1)	The tables above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, as applicable, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, as applicable, evidences undivided ownership interests in the entire pool of mortgage loans. DSCR, debt yield and LTV information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of the mortgage loan.

(2)	With respect to any mortgage loan that is part of a whole loan, the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$689,009,002 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC and UBS Securities LLC, as Co-Lead Managers and Joint Bookrunners and CIBC World Markets Corp. and Academy Securities, Inc., as Co-Managers.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (31.3%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (26.1%), Rialto Real Estate Fund III – Debt, LP (“RREF”) (15.2%), CIBC Inc. (“CIBC”) (14.1%) and Societe Generale Financial Corporation (“SGFC”) (13.3%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).
Directing Certificateholder:	RREF III-D CSAIL 2019-C18 MOA-HRR, LLC.
Trustee & Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”).
Operating Advisor & Asset Representations Reviewer:	Pentalpha Surveillance LLC (“Pentalpha”).
U.S. Credit Risk Retention:	RREF, as the retaining sponsor, intends to cause its majority-owned affiliate to satisfy the U.S. credit risk retention requirement through the purchase by one or more of its “majority-owned affiliate” (as defined in the credit risk retention rules), from the underwriters and initial purchasers, on the Closing Date, of (i) an “eligible horizontal residual interest” comprised of the Class NR-RR certificates that are not part of the VRR Interest and (ii) an “eligible vertical interest” comprised of a certain percentage of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the credit risk retention rules (the “VRR Interest”). The aggregate estimated fair value of the “eligible horizontal residual interest” will equal approximately 0.91% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and the VRR Interest will consist of the portion of each class of certificates (other than the Class R certificates) necessary to satisfy the credit risk retention rules. See “Credit Risk Retention” in the Prospectus.
EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402).
Closing Date:	On or about December 12, 2019.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in December 2019 (or, in the case of any mortgage loan that has its first due date after December 2019, the date that would have been its due date in December 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in January 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in January 2020.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	Expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$689,009,003
Number of Mortgage Loans:	55
Number of Mortgaged Properties:	80
Average Cut-off Date Balance per Mortgage Loan:	$12,527,436
Weighted Average Current Mortgage Rate:	3.9731%
10 Largest Mortgage Loans as % of IPB:	44.7%
Weighted Average Remaining Term to Maturity/ARD(2):	113
Weighted Average Seasoning:	1
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	2.16x
Weighted Average UW NOI Debt Yield(3):	10.6%
Weighted Average Cut-off Date LTV(3):	63.9%
Weighted Average Maturity Date LTV(2)(3):	57.5%
Other Statistics
% of Credit Assessment Mortgage Loans(5):	8.1%
% of Mortgage Loans with Additional Debt:	10.1%
% of Mortgaged Properties with Single Tenants:	23.9%
Amortization
Weighted Average Original Amortization Term(6):	357
Weighted Average Remaining Amortization Term(6):	357
% of Mortgage Loans with Interest-Only:	37.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	32.6%
% of Mortgage Loans with Amortizing Balloon:	28.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon, ARD:	1.2%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	35.2%
% of Mortgage Loans with Springing Lockbox:	44.4%
% of Mortgage Loans with In-Place, Soft Lockboxes:	20.4%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	61.0%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	60.8%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	67.6%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	64.5%
(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of Loan No. 32, which has an anticipated repayment date (an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date, original term or remaining term refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(3)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced.

(5)	Includes loans that at least one of Fitch and KBRA have indicated, in the context of its inclusion in the Initial Pool Balance, are expected to have credit characteristics consistent with an investment grade obligation. S&P does not provide credit assessments on underlying loans.

(6)	Excludes mortgage loans that are interest-only for the entire term.

(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.

(8)	CapEx Reserves include FF&E reserves for hotel properties.

(9)	Calculated only with respect to the Cut-off Date Balance of Loan No. 15 and mortgage loans secured by industrial, office, other, mixed use, retail and various type properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	11	14	$215,668,745	31.3%
UBS AG(2)	15	33	179,603,555	26.1
RREF(3)	13	14	104,884,027	15.2
CIBC	10	13	97,099,294	14.1
SGFC	6	6	91,753,381	13.3
Total:	55	80	$689,009,003	100.0%
(1)	Loan Nos. 7, 27, 44, 48 and 55 were originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by Column. Loan No. 24 was originated by Regions Bank and subsequently acquired by Column.

(2)	Loan No. 5 is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., UBS AG and Bank of America, N.A. Loan No. 40 was originated by an unrelated third party, Greystone Servicing Company LLC and subsequently acquired by UBS AG.

(3)	RREF acquired each of the mortgage loans it is selling to the depositor from BSPRT CMBS Finance, LLC.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	The Met Apartments	Column	1	$51,900,000	7.5%	Multifamily	2.25x	8.0%	66.7%	66.7%
2	Palm Beach Estates	SGFC	1	42,319,198	6.1	Multifamily	1.78x	11.4%	63.9%	58.6%
3	Towne Center East	Column	1	38,550,000	5.6	Retail	2.80x	9.4%	63.2%	63.2%
4	Farmers Insurance	Column	1	36,450,000	5.3	Office	1.82x	10.0%	63.8%	57.4%
5	ILPT Industrial Portfolio	UBS AG	11	34,320,000	5.0	Industrial	5.05x	14.8%	39.2%	39.2%
6	The Sunstone Apartments	Column	1	23,500,000	3.4	Multifamily	2.14x	7.6%	63.5%	63.5%
7	Duane Reade - Columbia University	Column	1	21,000,000	3.0	Retail	1.58x	6.8%	67.7%	67.7%
8	United Healthcare Office	UBS AG	1	20,000,000	2.9	Office	1.56x	10.2%	66.7%	63.7%
9	Patriots Crossing Apartments	UBS AG	1	20,000,000	2.9	Multifamily	1.61x	9.8%	72.5%	62.8%
10	Redwood Technology Center	UBS AG	1	20,000,000	2.9	Mixed Use	1.55x	9.7%	71.6%	65.5%
Top 3 Total/Weighted Average:			3	$132,769,198	19.3%		2.26x	9.5%	64.8%	63.1%
Top 5 Total/Weighted Average:			15	$203,539,198	29.5%		2.65x	10.5%	60.3%	58.1%
Top 10 Total/Weighted Average:			20	$308,039,198	44.7%		2.33x	9.9%	63.0%	60.3%
(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

#	Loan Seller	Loan Name	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
4	Column	Farmers Insurance	$36,450,000	$60,000,000	$96,450,000	CSAIL 2019-C17	Midland	Midland
5	UBS AG	ILPT Industrial Portfolio	$34,320,000	$180,080,000	$214,400,000	MSC 2019-L3(1)	Wells Fargo	Situs Holdings, LLC(2)
8	UBS AG	United Healthcare Office	$20,000,000	$26,800,000	$46,800,000	(3)	(3)	(3)
10	UBS AG	Redwood Technology Center	$20,000,000	$16,500,000	$36,500,000	(3)	(3)	(3)
14	UBS AG	Crimson Retail Portfolio	$16,556,250	$16,556,250	$33,112,500	CSAIL 2019-C18	Midland	Midland
15	SGFC	Presidential City	$15,000,000	$102,000,000	$117,000,000	SGCMS 2019-PREZ	Keybank	AEGON
23	RREF	Gatlin Retail Portfolio	$9,971,924	$13,736,326	$23,708,250	UBS 2019-C17	Wells Fargo	Rialto
31	UBS AG	Phoenix Industrial Portfolio II	$8,000,000	$60,000,000	$68,000,000	UBS 2019-C17	Wells Fargo	Rialto
38	RREF	Del Mar Terrace Apartments	$6,700,000	$9,500,000	$16,200,000	WFCM 2019-C52	Wells Fargo	LNR Partners, LLC
46	RREF	Courtyard by Marriott Secaucus	$4,981,802	$9,963,604	$14,945,406	UBS 2019-C17	Wells Fargo	Rialto

(1)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

(2)	LNR Partners, LLC is the special servicer for the MSC 2019-L3 transaction; however, Situs Holdings, LLC is the special servicer solely with respect to the ILPT Industrial Portfolio Whole Loan.

(3)	The United Healthcare Office Whole Loan and the Redwood Technology Center Whole Loan are expected to be initially serviced under the CSAIL 2019-C18 pooling and servicing agreement until the securitization of the related Note A-1, after which the United Healthcare Office Whole Loan and the Redwood Technology Center Whole Loan Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of related Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily
	Garden	14	$204,461,031	29.7%	95.1%	2.14x	10.0%	65.5%	59.9%
	High Rise	1	15,000,000	2.2	94.5%	4.30x	15.5%	30.8%	30.8%
	Multifamily Total	15	$219,461,031	31.9%	95.1%	2.29x	10.4%	63.1%	57.9%
Retail
	Anchored	11	$128,162,768	18.6%	96.7%	2.05x	9.9%	67.5%	60.0%
	Single Tenant	7	49,398,911	7.2	100.0%	1.73x	8.4%	64.4%	62.1%
	Unanchored	3	15,750,049	2.3	95.4%	1.75x	10.8%	60.6%	52.6%
	Shadow Anchored	1	6,305,000	0.9	62.0%	2.19x	10.1%	65.0%	65.0%
	Retail Total	22	$199,616,728	29.0%	96.3%	1.95x	9.6%	66.1%	60.1%
Industrial
	Warehouse/Distribution	11	$34,320,000	5.0%	100.0%	5.05x	14.8%	39.2%	39.2%
	Warehouse	5	23,795,802	3.5	94.2%	1.72x	10.8%	70.8%	59.1%
	Manufacturing	3	16,576,434	2.4	100.0%	1.42x	10.3%	66.5%	50.8%
	Flex	1	4,850,000	0.7	100.0%	1.72x	10.8%	69.3%	56.5%
	Industrial Total	20	$79,542,235	11.5%	98.3%	3.09x	12.4%	56.2%	48.6%
Office
	Suburban	5	$77,388,650	11.2%	98.1%	1.70x	10.1%	66.8%	59.4%
	Office Total	5	$77,388,650	11.2%	98.1%	1.70x	10.1%	66.8%	59.4%
Hotel
	Extended Stay	2	$22,580,781	3.3%	78.8%	1.94x	12.7%	67.6%	54.4%
	Limited Service	3	15,967,090	2.3	67.2%	2.07x	14.7%	61.4%	48.2%
	Full Service	1	9,000,000	1.3	72.3%	4.68x	22.5%	43.9%	43.9%
	Hotel Total	6	$47,547,871	6.9%	73.7%	2.50x	15.2%	61.0%	50.3%
Mixed Use
	Office/Retail	3	$23,894,401	3.5%	95.1%	1.53x	9.7%	71.3%	64.1%
	Retail/Office	1	3,150,000	0.5	90.4%	1.79x	11.7%	53.0%	45.1%
	Mixed Use Total	4	$27,044,401	3.9%	94.5%	1.56x	9.9%	69.2%	61.9%
MHC
	MHC	6	$26,808,087	3.9%	86.5%	1.59x	9.0%	65.9%	57.9%
	MHC Total	6	$26,808,087	3.9%	86.5%	1.59x	9.0%	65.9%	57.9%
Other
	Leased Fee	2	$11,600,000	1.7%	95.5%	1.52x	7.7%	71.6%	71.6%
	Other Total	2	$11,600,000	1.7%	95.5%	1.52x	7.7%	71.6%	71.6%
Total / Wtd. Avg.:		80	$689,009,003	100.0%	94.3%	2.16x	10.6%	63.9%	57.5%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on the allocated loan amounts set forth in Annex A-1 to the Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
NV	3	$95,400,000	13.8%	94.5%	2.08x	8.4%	65.9%	65.3%
TX	6	87,875,390	12.8	94.9%	1.68x	10.5%	68.2%	59.7%
CA	4	73,050,000	10.6	95.9%	2.22x	9.5%	65.2%	62.2%
NY	7	54,495,587	7.9	96.9%	1.72x	8.9%	61.9%	59.2%
MI	4	48,134,688	7.0	97.9%	1.76x	10.1%	65.4%	57.4%
NC	5	43,335,006	6.3	88.6%	1.73x	11.4%	67.5%	52.8%
AZ	4	30,689,183	4.5	87.5%	3.88x	15.0%	50.1%	46.0%
PA	5	29,161,834	4.2	97.2%	3.23x	12.8%	46.5%	43.9%
KY	2	22,578,706	3.3	97.3%	2.00x	10.4%	68.7%	60.1%
LA	2	20,799,423	3.0	91.3%	1.44x	8.8%	71.6%	57.5%
IL	1	17,750,000	2.6	92.5%	1.82x	11.2%	69.6%	57.1%
OH	3	16,879,020	2.4	96.9%	2.92x	12.3%	62.7%	53.3%
NH	1	14,978,465	2.2	92.8%	1.75x	10.8%	74.2%	59.0%
FL	3	14,668,232	2.1	93.3%	1.78x	10.8%	67.3%	58.3%
SC	2	14,200,000	2.1	98.6%	1.56x	9.5%	69.6%	58.9%
VA	2	13,373,133	1.9	81.3%	4.80x	20.0%	42.4%	42.4%
IN	4	12,385,316	1.8	100.0%	5.05x	14.8%	39.2%	39.2%
CT	2	12,008,094	1.7	91.2%	1.75x	10.2%	70.6%	64.3%
WI	3	9,117,503	1.3	98.5%	1.56x	9.7%	69.5%	58.4%
MO	2	9,026,752	1.3	94.2%	3.03x	10.7%	57.7%	57.7%
MN	4	8,788,621	1.3	100.0%	1.41x	9.5%	69.9%	56.8%
OK	1	8,750,000	1.3	76.0%	1.96x	13.3%	63.9%	51.8%
NE	1	8,250,000	1.2	100.0%	1.84x	8.2%	67.6%	67.6%
GA	3	6,909,750	1.0	100.0%	1.53x	9.0%	73.9%	62.6%
NJ	1	4,981,802	0.7	75.5%	1.96x	15.5%	58.6%	42.8%
AL	2	3,942,433	0.6	99.0%	1.45x	10.2%	68.1%	52.3%
KS	1	3,590,049	0.5	100.0%	1.46x	8.6%	66.5%	53.0%
IA	1	2,039,123	0.3	100.0%	5.05x	14.8%	39.2%	39.2%
MD	1	1,850,896	0.3	100.0%	5.05x	14.8%	39.2%	39.2%
Total/ Wtd. Avg.:	80	$689,009,003	100.0%	94.3%	2.16x	10.6%	63.9%	57.5%
(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on the allocated loan amounts set forth in Annex A-1 to the Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
$2,062,500 - $9,999,999	33	$206,167,265	29.9%	4.2090%	117	2.14x	11.6%	64.7%	55.6%
$10,000,000 - $19,999,999	12	174,802,539	25.4	4.1349%	119	1.91x	10.6%	64.7%	54.9%
$20,000,000 - $29,999,999	5	104,500,000	15.2	4.2103%	107	1.70x	8.8%	68.2%	64.6%
$30,000,000 - $39,999,999	3	109,320,000	15.9	3.1151%	118	3.18x	11.3%	55.9%	53.7%
$40,000,000 - $51,900,000	2	94,219,198	13.7	3.8891%	92	2.04x	9.5%	65.4%	63.1%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
2.6533% - 3.4999%	6	$169,970,000	24.7%	3.1695%	118	3.46x	11.3%	54.8%	54.8%
3.5000% - 3.9999%	8	109,937,357	16.0	3.7893%	118	1.71x	10.0%	67.0%	57.2%
4.0000% - 4.2499%	18	178,954,472	26.0	4.1212%	119	1.81x	10.5%	69.2%	58.9%
4.2500% - 4.4999%	13	93,337,470	13.5	4.3811%	114	1.73x	10.4%	64.1%	55.6%
4.5000% - 4.7499%	7	102,315,906	14.8	4.5241%	94	1.72x	10.6%	65.4%	59.3%
4.7500% - 4.9999%	1	20,000,000	2.9	4.9795%	58	1.56x	10.2%	66.7%	63.7%
5.0000% - 5.2800%	2	14,493,797	2.1	5.0559%	119	1.59x	8.8%	67.8%	66.1%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
60	3	$69,319,198	10.1%	4.6272%	59	1.75x	10.9%	64.2%	60.1%
120	52	619,689,804	89.9	3.8999%	119	2.21x	10.5%	63.9%	57.2%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity

				Weighted Average
Range of Remaining Term to Maturity	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
58 - 84	3	$69,319,198	10.1%	4.6272%	59	1.75x	10.9%	64.2%	60.1%
85 - 119	47	570,489,804	82.8	3.8767%	119	2.25x	10.5%	63.8%	57.4%
120	5	49,200,000	7.1	4.1690%	120	1.79x	11.1%	64.9%	55.3%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$256,925,000	37.3%	3.5979%	117	2.98x	10.8%	57.5%	57.5%
300	3	19,649,401	2.9	4.3306%	119	1.50x	11.2%	65.7%	48.0%
360	38	412,434,601	59.9	4.1898%	110	1.68x	10.4%	67.9%	57.9%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$256,925,000	37.3%	3.5979%	117	2.98x	10.8%	57.5%	57.5%
298 - 300	3	19,649,401	2.9	4.3306%	119	1.50x	11.2%	65.7%	48.0%
301 - 359	17	171,065,851	24.8	4.2784%	104	1.72x	10.9%	68.0%	56.3%
360	21	241,368,750	35.0	4.1269%	114	1.66x	10.1%	67.8%	59.1%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$256,925,000	37.3%	3.5979%	117	2.98x	10.8%	57.5%	57.5%
IO-Balloon	19	224,618,750	32.6	4.1159%	113	1.64x	10.0%	68.4%	59.7%
Balloon	21	199,465,253	28.9	4.2977%	106	1.71x	11.1%	67.6%	55.3%
IO-Balloon, ARD	1	8,000,000	1.2	3.9200%	120	1.75x	10.4%	54.8%	49.7%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
None	21	$199,465,253	28.9%	4.2977%	106	1.71x	11.1%	67.6%	55.3%
12 - 48	16	159,968,750	23.2	4.1948%	111	1.60x	9.9%	69.4%	59.7%
49 - 60	5	79,650,000	11.6	3.9617%	113	1.77x	10.1%	64.2%	58.6%
120	13	249,925,000	36.3	3.5757%	119	3.01x	10.8%	57.5%	57.5%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.31x - 1.49x	13	$107,340,009	15.6%	4.1887%	119	1.41x	8.9%	71.4%	58.7%
1.50x - 1.74x	12	130,922,637	19.0	4.4207%	109	1.57x	9.1%	69.3%	63.2%
1.75x - 1.99x	19	247,415,111	35.9	4.1470%	109	1.83x	11.0%	65.0%	56.4%
2.00x - 2.99x	7	138,311,246	20.1	3.4851%	116	2.37x	9.0%	64.5%	63.5%
3.00x - 11.11x	4	65,020,000	9.4	3.0920%	118	5.45x	18.0%	35.5%	35.5%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
16.2% - 49.9%	4	$65,020,000	9.4%	3.0920%	118	5.45x	18.0%	35.5%	35.5%
50.0% - 59.9%	7	52,352,379	7.6	4.2535%	111	1.90x	11.8%	55.7%	47.4%
60.0% - 64.9%	10	189,124,323	27.4	3.8779%	105	2.04x	9.9%	63.1%	59.5%
65.0% - 69.9%	19	210,083,978	30.5	4.0849%	113	1.81x	9.4%	67.8%	61.1%
70.0% - 78.6%	15	172,428,323	25.0	4.1884%	119	1.57x	9.6%	73.3%	62.3%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
16.2% - 49.9%	11	$113,311,540	16.4%	3.5769%	118	3.91x	15.5%	44.2%	39.9%
50.0% - 59.9%	23	245,076,910	35.6	4.1699%	107	1.72x	10.6%	67.0%	56.6%
60.0% - 64.9%	14	203,690,553	29.6	3.9321%	113	1.90x	9.3%	68.3%	62.4%
65.0% - 71.6%	7	126,930,000	18.4	4.0127%	119	1.88x	8.2%	68.6%	67.0%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	43	$452,694,503	65.7%	4.1842%	115	1.82x	10.3%	66.1%	57.7%
Defeasance or Yield Maintenance	4	148,270,000	21.5	3.1485%	119	3.02x	9.9%	58.9%	58.9%
Yield Maintenance	8	88,044,500	12.8	4.2763%	90	2.49x	12.9%	61.3%	54.2%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	34	$373,080,555	54.1%	4.2618%	108	2.00x	11.0%	64.2%	56.5%
Acquisition	19	265,052,197	38.5	3.7493%	118	2.05x	9.5%	66.2%	61.1%
Recapitalization	1	34,320,000	5.0	2.6533%	119	5.05x	14.8%	39.2%	39.2%
Refinance/Acquisition	1	16,556,250	2.4	3.7860%	119	1.83x	10.8%	72.5%	61.5%
Total/Wtd. Avg.:	55	$689,009,003	100.0%	3.9731%	113	2.16x	10.6%	63.9%	57.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1	The Met Apartments	Las Vegas, NV	Multifamily	FREMF 2018-KF44
3	Towne Center East	Signal Hill, CA	Retail	JPMCC 2010-C2
6	The Sunstone Apartments	Las Vegas, NV	Multifamily	FREMF 2017-KF35
8	United Healthcare Office	Las Vegas, NV	Office	JPMBB 2014-C26
15	Presidential City	Philadelphia, PA	Multifamily	NCMS 2018-PREZ
20	1447 Enterprise Boulevard	Kinston, NC	Industrial	JPMCC 2007-C1
38	Del Mar Terrace Apartments	Phoenix, AZ	Multifamily	MSCR 2016-MDN2
40	Alma Elliot Square Shopping Center	Chandler, AZ	Retail	BSCMS 2006-PW11
46	Courtyard by Marriott Secaucus	Secaucus, NJ	Hotel	BSPRT 2018-FL3

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	% of IPB	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)(2)	Total Debt UW NCF DSCR(2)(3)	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(3)
5	ILPT Industrial Portfolio	$34,320,000	5.0%	$135,600,000	NAP	5.05x	2.47x	39.2%	64.0%
8	United Healthcare Office	20,000,000	2.9	NAP	$6,000,000	1.56x	1.30x	66.7%	75.2%
15	Presidential City	15,000,000	2.2	$100,600,000	$72,400,000	4.30x	1.41x	30.8%	76.3%
Total:		$69,320,000	10.1%

(1)	Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NCF DSCR calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s).

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	Total Debt Cut-off Date LTV and Total Debt UW NCF DSCR calculations include the related pari passu companion loan(s), any related subordinate loan(s) and/or any mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F, Class G and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balances of the Class D and Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-G certificates will be reduced to reflect reductions in the certificate balance of the Class G certificates resulting from allocations of losses realized on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, yield maintenance charges, if any, collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the holders of the Class X-F, Class X-G, Class F, Class G, Class NR-RR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):	No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class F, Class G, Class NR-RR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Prospectus.
Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):

then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to the ILPT Industrial Portfolio whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to any pro rata allocation to the related mortgage loan and each related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 6 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X certificates, the Class Z certificates and the Class R certificates) senior to the Class F certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero or the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class G and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR-RR certificates. At any time when Class G is the controlling class, the majority Class G certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

It is anticipated that RREF III-D CSAIL 2019-C18 MOA-HRR, LLC will be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan the United Healthcare Office whole loan and the Redwood Technology Center whole loan).

The “Directing Holder" will initially be:

(a) with respect to any mortgage loan (other than a non-serviced mortgage loan or a servicing shift mortgage loan), the directing certificateholder; and

(b) with respect to any servicing shift whole loan, (i) prior to the related servicing shift securitization date, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement and (ii) on and after the related servicing shift securitization date, the “directing certificateholder” or equivalent entity under the related pooling and servicing agreement.

The initial Directing Holder with respect to the United Healthcare Office whole loan and the Redwood Technology Center whole loan is UBS AG as the holder of the related controlling companion loan.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Control/Consultation Rights:	The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts). So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus. During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class G certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Directing Holder related to a servicing shift whole loan and the term “Control Termination Event” will not be applicable to the Directing Holder related to such servicing shift whole loan; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any collateral deficiency amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to be continuing with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder.

With respect to any excluded loan, a Consultation Termination Event shall be deemed to exist with respect to such excluded loan at all times. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement or co-lender agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):	Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.
Risk Retention Consultation Party:	The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF III-D CSAIL 2019-C18 MOA, LLC is expected to be appointed as the initial risk retention consultation party with respect to the pooled mortgage loans. Except with respect to an excluded loan as to such party, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans.
Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Termination of Special Servicer (continued):

application of realized losses) of the certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

The operating advisor may also recommend the replacement of the special servicer at any time as described in “Operating Advisor” below.

Excluded Special Servicer:	In the event that the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will initially be Pentalpha Surveillance LLC. The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan or serviced whole loan, the operating advisor will be responsible for: (a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Prospectus and required under the pooling and servicing agreement; (b) reviewing (i) all reports by the special servicer made available to privileged persons on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (after the occurrence

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

and during the continuance of an Operating Advisor Consultation Event) and final asset status report; (c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with appraisal reduction amounts, Cumulative Appraisal Reduction Amounts and collateral deficiency amounts, and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and (d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan) provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

−    to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

−    to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package (telephonically or electronically) with respect to Major Decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related Intercreditor Agreement) and In addition, if and recommending a suggested replacement special servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator's website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

An “Operating Advisor Consultation Event” will occur when (i) the Class NR-RR certificates have an aggregate certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocable to the Class NR-RR certificates) is 25% or less of the initial aggregate certificate balance of the Class NR-RR certificates, or (ii) a Control Termination Event is continuing.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

–      all special notices delivered

–      summaries of final asset status reports

–      all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

–      an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,900,000	Title:	Fee
Cut-off Date Principal Balance:	$51,900,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	7.5%	Net Rentable Area (Units):	480
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	BCORE MF Met LLC	Year Built / Renovated:	1990 / 2018 - 2019
Sponsor:	BREIT MF Holdings LLC	Occupancy:	91.9%
Interest Rate:	3.3910%	Occupancy Date:	10/28/2019
Note Date:	10/30/2019	Number of Tenants:	NAP
Maturity Date:	11/1/2029	2016 NOI(2):	N/A
Interest-only Period:	120 months	2017 NOI(2):	N/A
Original Term:	120 months	2018 NOI:	$3,545,843
Original Amortization:	None	TTM NOI(3)(4):	$3,808,473
Amortization Type:	Interest Only	UW Economic Occupancy:	92.0%
Call Protection:	YM0.5(25),Def or YM0.5(88),O(7)	UW Revenues:	$6,212,226
Lockbox(1):	Soft	UW Expenses:	$2,070,595
Additional Debt:	No	UW NOI(4):	$4,141,631
Additional Debt Balance:	N/A	UW NCF:	$4,021,631
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$77,800,000 / $162,083
Additional Future Debt Permitted:	No	Appraisal Date:	10/10/2019

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$108,125
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Unit:	$108,125
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	Springing	$120,000	Maturity Date LTV:	66.7%
				UW NOI / UW NCF DSCR:	2.32x / 2.25x
				UW NOI / UW NCF Debt Yield:	8.0% / 7.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$51,900,000	66.6%	Purchase Price(7):	$77,000,000	98.8%
Sponsor Equity(6):	26,052,695	33.4	Closing Costs:	952,695	1.2
Total Sources:	$77,952,695	100.0%	Total Uses:	$77,952,695	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(2)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.
(3)	Represents the trailing twelve months ending August 31, 2019.
(4)	Underwritten rents in place are based on the October 28, 2019 rent roll which reflects an average monthly rent of $1,052 per occupied unit compared to $1,026 in the TTM due to the turning of renovated units.
(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Includes approximately $23.4 million of cash equity contributed by BREIT MF Holdings LLC (90% of the total sponsor equity) and the Kennedy Wilson Investment Company deemed equity contribution of approximately $2.6 million (10% of the total sponsor equity).
(7)	The property secured a mortgage loan that was previously securitized in FREMF 2018-KF44.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

The Loan. The Met Apartments loan is a $51.9 million first mortgage loan secured by the fee interest in a 480-unit, garden-style, multifamily property located in Las Vegas, Nevada. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is BCORE MF Met LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned 90.0% by BREIT MF Holdings LLC and 10.0% by affiliates of Kennedy Wilson Investment Company (“KW”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is BREIT MF Holdings LLC, which is majority owned by Blackstone Real Estate Income Trust, Inc. (“BREIT”). The guarantor’s full recourse obligations with respect to the borrower filing a voluntary petition under the bankruptcy code without the lender’s consent are capped at 20% of the principal balance of the loan. BREIT is a non-traded REIT that was formed in November 2015, and is focused on investing in mostly stabilized commercial real estate properties diversified by sector. As of June 30, 2019, BREIT owned 103,000 multifamily units, 200 million SF of industrial space, 115,000 owned hotel keys, and 33 million SF of retail space. BREIT is also in the sponsorship structure for Loan No. 3 Towne Center East and Loan No. 7 The Sunstone Apartments.

The Property. The property is a 480-unit garden-style multifamily property located in Las Vegas, Nevada that was built in 1990 and renovated in 2018 and 2019. The property consists of 30, two-story apartment buildings located on approximately 19.7 acres. The property has a total of 704 parking spaces, or 1.5 parking spaces per unit, including 160 surface parking spaces, 464 garage units and 80 carports. As of October 28, 2019, the property was 91.9% leased.

The property contains 254 one-bedroom units (52.9%), 58 two-bedroom units (12.1%) and 168 three-bedroom units (35.0%). Average one-bedroom units are 849 SF, two-bedroom units are 986 SF, and three-bedroom units are 1,211 SF with a weighted average unit size of 992 SF. Property amenities include a gated entry, three swimming pools, a clubhouse with fitness center, playground, game room, a small theater and pet friendly community. Unit amenities feature washer/dryer, upgraded flooring, fireplace, walk-in closets, energy efficient stainless steel appliances and wood cabinets.

The previous owner, KW acquired the property in November 2017 and remains in the sponsorship post BREIT’s acqusition. KW invested in excess of $3.1 million ($6,468/unit) in capital expenditures at the property since acquisition. Exterior and common area improvements include upgrades to the clubhouse, gym, pools, signage, landscape, exterior paint, model furnishings, parcel lockers and common area lighting. The property features 340 “Gold” units (70.8%) that were renovated by the owner prior to KW and 62 “Renovated” units (12.9%) that were renovated by KW. The sponsor plans to renovate the remaining 78 units (16.3%) as they turn, which cost is included in the $2.9 million ($6,047/unit) budgeted for both individual unit and general property upgrades. Renovated units have garnered a rent premium of 27.4% for one-bedroom units, 21.7% for two-bedroom unit and 14.9% for three-bedroom units over non-renovated units.

The property is located on the southwest corner of Peak Drive and Rainbow Boulevard. Regional access to the property is provided by US Highway 95, with the nearest access point being approximately 0.75 miles northwest of the property at the West Cheyenne Avenue interchange. US Highway 95 is also accessible approximately 1.0 mile southwest of the property at the Lake Mead Boulevard interchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath, Renovated	221	46.0%	196	88.7%	883	$983	$1.11	$950	$1.08
One Bedroom, One Bath	33	6.9	32	97.0%	617	$772	$1.25	$860	$1.39
Two Bedroom, Two Bath, Renovated	26	5.4	22	84.6%	986	$1,148	$1.16	$1,050	$1.06
Two Bedroom, Two Bath	32	6.7	31	96.9%	986	$943	$0.96	$1,050	$1.06
Three Bedroom, Two Bath, Renovated	155	32.3	148	95.5%	1,211	$1,213	$1.00	$1,250	$1.03
Three Bedroom, Two Bath	13	2.7	12	92.3%	1,211	$1,032	$0.85	$1,250	$1.03
Total/Wtd. Avg.	480	100.0%	441	91.9%	992	$1,052	$1.06	$1,061	$1.07

(1)	Based on the underwritten rent roll dated October 28, 2019.
(2)	Source: Appraisal.

The Market. The property is located in the North Las Vegas submarket within the larger Las Vegas market. The Las Vegas central business district is approximately six miles southeast of the property, and the “Las Vegas Strip” is approximately 7.0 miles southeast of the property. Retail is an important economic segment for the Las Vegas market, with large outlets such as the Forum Shops at Caesars, Fashion Show Mall, the Grand Canal Shoppes at the Venetian, and the Crystals retail district at City Center. Opened in 2016, the T-Mobile Arena is an example of recent development initiatives; several others are planned for the coming years, including an NFL stadium that is currently under construction near the McCarran International Airport and slated to open for the 2020 NFL season.

The property’s local area is composed primarily of multifamily developments, commercial properties situated at the major intersections along North Rainbow Boulevard. Major retail developments are located along US Highway 95 at major interchanges including Best of the West power center at the northeast corner of US Highway 95 and Lake Mead Boulevard and a Wal-Mart anchored center at the southeast corner of US Highway 95 and Cheyenne Avenue. These developments consist of power, community and neighborhood centers and retail strip malls. Office uses are located along secondary roadways, generally to the west of US Highway 95. Interior areas to the east and west of US Highway 95 are comprised of residential uses with a high concentration of multifamily properties closer to US Highway 95. Major retail developments in the area include the.

The 2019 population within the property’s one-, three- and five-mile radius was 19,840, 189,479 and 425,313, respectively, with an average household income of $57,794, $72,406 and $78,928, respectively. The North Las Vegas submarket represents 15.3% of the total inventory in the Las Vegas market. As of the second quarter of 2019, the overall vacancy rate for the region was 4.2%, while the North Las Vegas submarket had a vacancy rate of 2.6%. The average quoted rental rate for all types of space within the overall market was $1,124 per month, while the North Las Vegas submarket had an average asking rental rate of $1,058 per month as of the second quarter of 2019.

The appraisal identified six comparable rental properties, ranging from 208 units to 464 units that were constructed between 1988 and 1993. The competitive set had a weighted average occupancy of approximately 95%, with average rents ranging from $1,043 to $1,184 per unit. Average rents at the property are slightly below the competitive set. The properties in the appraisal’s competitive set are all located in Las Vegas within approximately 1.9 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
The Met Apartments	1990	480	992(2)	$1,052(2)	92%(2)	N/A
The Grove	1989	256	920	$1,132	95%	0.5
Canyon Creek Villas	1989	214	1,096	$1,043	96%	0.2
Kaleidoscope	1989	208	880	$1,137	94%	0.3
Saint Lucia	1990	440	965	$1,178	94%	1.6
Sterling Summerland	1988	464	935	$1,184	97%	0.8
Vintage Pointe	1993	368	978	$1,161	96%	1.9
Total/Wtd. Avg.(3)		1,950	960	$1,151	95%

(1)	Source: Appraisal.

(2)	Based on the October 28, 2019 underwritten rent roll.

(3)	Excludes the subject property.

Historical and Current Occupancy

2016(1)	2017(1)	2018(2)	Current(3)
N/A	N/A	93.8%	91.9%

(1)	Historical occupancy is unavailable as the property was acquired by the sponsor at origination.

(2)	2018 occupancy is provided by the sponsor and reflects the TTM ending August 19, 2019.

(3)	Based on the October 28, 2019 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018	TTM(2)(3)	Underwritten(3)	Per Unit	%(4)
Rents in Place	N/A	N/A	$4,908,243	$5,199,108	$5,565,096	$11,594	87.3%
Vacant Income	N/A	N/A	541,195	555,934	484,820	$1,010	7.6%
Gross Potential Rent	N/A	N/A	$5,449,438	$5,755,042	$6,049,916	$12,604	94.9%
Total Reimbursements	N/A	N/A	292,936	325,732	325,732	$679	5.1%
Net Rental Income	N/A	N/A	$5,742,374	$6,080,774	$6,375,649	$13,283	100.0%
(Vacancy/Collection Loss)	N/A	N/A	(584,702)	(586,630)	(484,820)	($1,010)	(7.6%)
Other Income(5)	N/A	N/A	331,858	321,398	321,398	$670	5.0%
Effective Gross Income	N/A	N/A	$5,489,530	$5,815,542	$6,212,226	$12,942	97.4%
Total Expenses	N/A	N/A	$1,943,687	$2,007,069	$2,070,595	$4,314	33.3%
Net Operating Income	N/A	N/A	$3,545,843	$3,808,473	$4,141,631	$8,628	66.7%
Total TI/LC, Capex/RR	N/A	N/A	0	0	120,000	$250	1.9%
Net Cash Flow	N/A	N/A	$3,545,843	$3,808,473	$4,021,631	$8,378	64.7%

(1)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.
(2)	TTM represents the trailing twelve-month period ending August 31, 2019.
(3)	Underwritten rents in place are based on the October 28, 2019 rent roll which reflects an average monthly rent of $1,052 per occupied unit compared to $1,026 in the TTM due to the turning of renovated units.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes miscellaneous income such as pet fees, late fees, application fees, laundry income and cable income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — The Met Apartments

Property Management. The property is managed by Alliance Southwest, LLC, the seventh largest property management company in the nation with offices throughout the West, Southwest, South-Central, Southeast, Mid-Atlantic and Northeast. Alliance Southwest, LLC has managed the property since November 2017 when KW acquired the property.

Escrows and Reserves.

Taxes Reserve – The requirement to make monthly deposits to the tax reserve is waived so long as Trigger Period (as defined below) is not continuing. During the continuance of a Trigger Period, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to pay all taxes and other charges due over the following 12 months at least 30 days prior to the due date.

Insurance Reserve – The requirement of to make monthly deposits to the insurance reserve is waived so long as (i) a Trigger Period is not continuing or (ii) no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. Following the occurrence and during the continuance of a Trigger Period, provided clause (ii) of the previous sentence has not been satisfied, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to renew the insurance coverage at least 30 days prior to the expiration of the insurance policies.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $10,000 (1/12th of $250 per unit per annum) subject to a cap of $120,000 ($250 per unit).

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower is required to deposit all rents and other income from the properties into the lockbox account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Trigger Period. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan (“Excess Cash”) or, in lieu of the lender trapping such Excess Cash, the borrower has the right to deliver to the lender either a letter of credit for such amount or a guaranty of up to 15% of the outstanding principal balance of the loan (in which case, the portion of the guaranteed funds will be released to the borrower), in each case, in accordance with certain requirements set forth in the in the loan documents.

A “Trigger Period” commences upon (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower (which, with respect to an involuntary filing, is not discharged, stayed or dismissed within 90 days), or (iii) the DSCR falling below 1.20x for the two consecutive and immediately preceding calendar quarters based upon the corresponding trailing four calendar quarter period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,375,000	Title:	Fee
Cut-off Date Principal Balance:	$42,319,198	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	6.1%	Net Rentable Area (Units):	881
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Rockridge2016, LLC	Year Built / Renovated:	1977 / 2017
Sponsor:	Fercan E. Kalkan	Occupancy:	97.2%
Interest Rate:	4.5000%	Occupancy Date:	10/10/2019
Note Date:	11/1/2019	Number of Tenants:	NAP
Maturity Date:	11/1/2024	2016 NOI(3):	N/A
Interest-only Period:	None	2017 NOI(4):	$4,580,338
Original Term:	60 months	2018 NOI(4):	$4,745,411
Original Amortization:	360 months	TTM NOI(4)(5):	$4,851,268
Amortization Type:	Balloon	UW Economic Occupancy:	92.5%
Call Protection:	L(13),YM1(43),O(4)	UW Revenues:	$7,373,330
Lockbox(1):	Soft	UW Expenses:	$2,548,460
Additional Debt:	No	UW NOI:	$4,824,871
Additional Debt Balance:	N/A	UW NCF:	$4,586,120
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$66,200,000 / $75,142
Additional Future Debt Permitted(2):	Yes – Mezzanine	Appraisal Date:	9/23/2019

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$48,035
Taxes:	$377,486	$34,317	N/A	Maturity Date Loan Per Unit:	$44,019
Insurance:	$397,408	$39,741	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$0	$40,722	N/A	Maturity Date LTV:	58.6%
Deferred Maintenance:	$337,249	$0	N/A	UW NOI / UW NCF DSCR:	1.87x / 1.78x
Insurance Deductible Reserve:	$150,000	$0	N/A	UW NOI / UW NCF Debt Yield:	11.4% / 10.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$42,375,000	100.0%	Payoff Existing Debt:	$21,818,023	51.5%
			Return of Equity:	18,666,795	44.1
			Upfront Reserves:	1,262,143	3.0
			Closing Costs:	628,040	1.5
Total Sources:	$42,375,000	100.0%	Total Uses:	$42,375,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the LTV of the aggregate of the mortgage loan and the mezzanine loan is not greater than 69.0%, (ii) the debt yield on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 10.8%; (iii) the mezzanine loan is coterminous with the mortgage loan, (iv) the lender has approved the mezzanine loan, and (v) the lender has received a rating agency confirmation.
(3)	The borrower purchased the property in 2016; therefore, no historical financial information prior to 2017 is available.
(4)	The increase in 2017 and TTM NOI is due to the increase in occupancy from 95.1% to 97.2%. Since acquisition, 71 units have been renovated and brought back online at the property along with increased rents at the property.
(5)	Represents the trailing twelve months ending September 30, 2019.
(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

The Loan. The Palm Beach Estates loan is a $42.375 million first mortgage loan secured by the fee interest in an 881-unit garden-style multifamily property located in Houston, Texas. The loan has a 5-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Rockridge2016, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is wholly owned by Fercan E. Kalkan.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Fercan E. Kalkan. Mr. Kalkan is the founder of Kalkan Management and currently owns 4,480 multifamily units in the Houston and College Station markets. The sponsor’s portfolio has an estimated value of approximately $337.3 million. See “Description of Mortgage Pool–Litigation and Other Considerations” and “–Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is an 881-unit garden-style multifamily property located in Houston, Texas that was built in 1977 and renovated in 2017. The property consists of 64, two-story apartment buildings and four common area buildings located on approximately 25.2 acres. The property provides 80 covered parking spaces and has a total of 1,039 parking spaces, or 1.2 parking spaces per unit. As of October 10, 2019, the property was 97.2% leased.

The property contains 696 one-bedroom/one bathroom units (79.0% of total units), 34 two-bedroom/one bathroom units (3.9% of total units), 149 two bedroom/two bathroom units (16.9% of total units) and two, three-bedroom/three-bath units (0.2% of total units). One bedroom/one bathroom units range from 539 SF to 842 SF, two-bedrooms/one bathroom units range from 777 SF to 888 SF, two bedroom/two bathroom units range from 800 SF to 1,218 SF and three-bedroom/two-bath units are 1,234 SF, with an overall average unit size of 685 SF. Property amenities include a playground, seven swimming pools, laundry facilities, a grilling area, a clubhouse, a fitness center, volleyball courts, security patrol and carports. Units include fully equipped kitchens, a ceiling fan, and a linen/coat closet. Select units feature resurfaced countertops, crown molding, washer and dryer connections and/or stackable washer and dryers. Since acquisition in 2016, the sponsor invested approximately $4.8 million ($5,397 per unit) in capital expenditures. Renovations at the property have included the rehabilitation of the 71 down/storage units, roof replacements, upgrades to the electrical panels, exterior painting, landscaping improvements and pool resurfacing.

Multifamily Unit Mix

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom/One Bath	696	79.0%	677	97.3%	539 - 842	$595 - $775	$0.92 - $1.10	$595 - $760	$0.98 - $1.10
Two Bedroom/One Bath	34	3.9	33	97.1%	777 - 888	$760 - $835	$0.94 - $0.98	$830	$0.94
Two Bedroom/Two Bath	149	16.9	145	97.3%	800 - 1,218	$775 - $995	$0.82 - $0.99	$820 - $910	$0.94 - $0.96
Three Bedroom/Two Bath	2	0.2	1	50.0%	1,234	$1,150	$0.93	$1,150	$0.93
Total/Wtd. Avg.	881	100.0%	856	97.2%	685	$636	$0.93	$693	$1.01

(1)	Based on the underwritten rent roll dated October 10, 2019.
(2)	Source: Appraisal.

The Market. The property is located in the Greenspoint neighborhood of Houston, Harris County, Texas within the Houston-The Woodlands-Sugar Land, TX metropolitan statistical area (“MSA”). The Houston MSA is the fifth most populated core based statistical area within the U.S. and the second most populated metropolitan statistical areas in Texas. The Houston region’s economy is driven by the energy industry. However, Houston continues to diversify its economic base in international business, information systems technology and service related sectors. Twenty companies on the Fortune 500 list have their respective headquarters located in the Houston MSA. Additionally, other large businesses such as Phillips 66, ConocoPhillips, Enterprise Products Partners and Plains GP Holding are headquartered in Houston. Other major employers within Harris County include Walmart, Memorial Hermann Health System, H-E-B Grocery Systems and The University of Texas MD Anderson Cancer Center. The Memorial Hermann Health System is the largest non-profit Health System in southeast Texas, which consists of 14 hospitals, eight cancer centers, four heart and vascular institutes and 27 sports medicine and rehabilitation centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

Regional access to the property’s neighborhood is accessed via Interstate 45, the Sam Houston Tollway and Interstate 69, which provide access to the central business district and other suburban areas. Greenspoint is one of Houston’s major business districts, with 10.82 million SF of office space. Approximately 50,000 people are employed by 2,800 companies within the district. The neighborhood surrounding the property includes a mix of office, retail and industrial uses along the major thoroughfares, with single family and multifamily properties located on the secondary streets. Major retail development surrounding the property includes Greenspoint Mall, Walmart Supercenter, Home Depot, Best Buy and Academy Sports + Outdoors. Greenspoint Mall is anchored by Macy’s, Dillard’s, Palais Royal, and Fitness Connection, and includes over 140 specialty shops. The neighborhood is located in close proximity to George Bush International Airport and the recently opened Amazon fulfillment center on Ella Boulevard within two miles of the property. According to the appraisal, the 2018 population within a one-, three-, and five-mile radius of the property was 22,430, 93,491 and 238,342, respectively. The average household income within the same radii was $31,905, $45,040 and $53,695, respectively.

As of the second quarter of 2019, the North Central Houston apartment submarket contained 23,728 units. The North Central Houston apartment submarket reported a vacancy rate of 7.0% as compared to the overall Houston-The Woodlands-Sugar Land apartment market vacancy rate of 6.4%. As of the second quarter of 2019, the North Central Houston apartment submarket reported monthly rental rates of $754 per unit as compared to the Houston-The Woodlands-Sugar Land apartment market monthly rental rates of $1,113 per unit. The North Central Houston apartment submarket reported new inventory of 150 units and absorption of 370 units and no new construction as of second quarter 2019.

The appraiser identified five comparable rental properties, ranging from 179 units to 509 units that were constructed between 1978 and 1979. The competitive set reported average rents ranging from $475 to $1,000 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Houston and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Palm Beach Estates	1977	881(2)	685(2)	$595 - $1,150(2)	97.2%(2)	N/A
Amherst at City View	1979	310	660	$565 - $845	97.0%	0.2
Durham at Cityview	1979	179	817	$675 - $905	98.0%	0.4
Breckenridge at Cityview	1978	509	655	$475 - $975	91.0%	0.4
The Royal Phoenician Apartments	1978	384	719	$534 - $934	93.0%	0.3
Rockridge Springs	1979	440	744	$580 - $1,000	93.0%	0.3

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 10, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

Historical and Current Occupancy

2016(1)	2017(2)	2018(2)	Current(3)
N/A	95.1%	98.5%	97.2%

(1)	The borrower purchased the property in 2016; therefore, no historical information prior to 2017 is available.
(2)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the October 10, 2019 underwritten rent roll.

                                                                                                                                                                                                                                                                                                                Operating History and Underwritten Net Cash Flow

	2016(1)	2017(2)	2018(2)	TTM(2)(3)	Underwritten	Per Unit	%(4)
Rents in Place	N/A	$7,140,000	$7,503,240	$7,633,272	$7,328,640	$8,319	100.0%
Vacant Income	N/A	0	0	0	0	$0	0.0%
Gross Potential Rent	N/A	$7,140,000	$7,503,240	$7,633,272	$7,328,640	$8,319	100.0%
Total Reimbursements	N/A	0	0	0	0	$0	0.0%
Net Rental Income	N/A	$7,140,000	$7,503,240	$7,633,272	$7,328,640	$8,319	100.0%
(Vacancy/Collection Loss)	N/A	(780,372)	(821,321)	(920,320)	(615,716)	($699)	(8.4%)
Other Income	N/A	543,373	522,357	660,406	660,406	$750	9.0%
Effective Gross Income	N/A	$6,903,001	$7,204,276	$7,373,358	$7,373,330	$8,369	100.6%
Total Expenses	N/A	$2,322,663	$2,458,865	$2,522,090	$2,548,460	$2,893	34.6%
Net Operating Income	N/A	$4,580,338	$4,745,411	$4,851,268	$4,824,871	$5,477	65.4%
Total TI/LC, Capex/RR	N/A	0	0	0	238,751	$271	3.2%
Net Cash Flow	N/A	$4,580,338	$4,745,411	$4,851,268	$4,586,120	$5,206	62.2%

(1)	The borrower purchased the property in 2016; therefore, no historical financial information prior to 2017 is available.
(2)	The increase in 2017 and TTM NOI is due to the increase in occupancy at the property from 95.1% to 97.2%. Since acquisition, 71 units have been renovated and brought back online at the property along with increased rents at the property.
(3)	TTM represents the trailing twelve month period ending September 30, 2019.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Texas Excel Property Management Services Corporation, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow: (i) $397,408 for insurance, (ii) $377,486 for real estate taxes, (iii) $337,249 for deferred maintenance, and (iv) $150,000 for an insurance deductible reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $34,317.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums, which currently equates to $39,741.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $19,896 (approximately 1/12th of $271 per unit) for replacement reserves. In addition, the borrower is required to escrow $20,826 monthly, which represents the difference between the hypothetical monthly debt service payments based on a 25-year amortization schedule and the actual monthly debt service payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Palm Beach Estates

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The loan documents require the borrower or manager to deposit all rents into the clearing account, which is already in place. The loan documents also require that all rents received by the borrower or manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Period (as defined below) all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Following the occurrence and during the continuance of a Cash Management Period all funds on deposit in the cash management account following the payment of, amongst other things, taxes, insurance premiums, debt service, required reserves and operating expenses, are required to be deposited into a cash collateral account. The lender has been granted a first priority security interest in the cash management account.

A “Cash Management Period” means the period commencing upon any of the following: (i) the maturity date, (ii) the occurrence of an event of default, (iii) if the DSCR is less than 1.45x as of the last day of any calendar quarter during the term of the loan, or (iv) if the net worth or liquid assets of the guarantor is less than $42,375,000 or $4,237,500, respectively, for more than 30 days after the last day of any calendar quarter during the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,550,000	Title:	Fee
Cut-off Date Principal Balance:	$38,550,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.6%	Net Rentable Area (SF):	154,750
Loan Purpose:	Acquisition	Location:	Signal Hill, CA
Borrower:	BCORE Retail Towne Owner LLC	Year Built / Renovated:	1992 - 1994 / NAP
Sponsor:	BREIT Operating Partnership L.P.	Occupancy:	100.0%
Interest Rate:	3.1150%	Occupancy Date:	10/1/2019
Note Date:	9/27/2019	Number of Tenants:	14
Maturity Date:	10/1/2029	2016 NOI:	$3,382,426
Interest-only Period:	120 months	2017 NOI:	$3,473,010
Original Term:	120 months	2018 NOI:	$3,453,081
Original Amortization:	None	TTM NOI(2):	$3,644,995
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	YM0.5(26),Def or YM0.5(87),O(7)	UW Revenues:	$4,334,850
Lockbox(1):	Hard	UW Expenses:	$709,773
Additional Debt:	No	UW NOI:	$3,625,077
Additional Debt Balance:	N/A	UW NCF:	$3,413,397
Additional Debt Type:	N/A	Appraised Value / PSF:	$61,000,000 / $394
Additional Future Debt Permitted:	No	Appraisal Date:	8/27/2019

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$249
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$249
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.2%
Replacement Reserves:	$0	Springing	$61,900	Maturity Date LTV:	63.2%
TI/LC:	$0	Springing	$232,125	UW NOI / UW NCF DSCR:	2.98x / 2.80x
Unfunded Obligations Reserve:	$44,675	$0	N/A	UW NOI / UW NCF Debt Yield:	9.4% / 8.9%
Home Depot Rollover Reserve:	$0	Springing	$1,551,345

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$38,550,000	62.4%	Purchase Price:	$61,000,000	98.7%
Sponsor Equity:	21,997,371	35.6	Closing Costs:	739,289	1.2
Other Sources(4):	1,236,592	2.0	Upfront Reserves:	44,675	0.1
Total Sources:	$61,783,964	100.0%	Total Uses:	$61,783,964	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents the trailing twelve month period ending August 31, 2019.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Comprised of seller credits for deferred maintenance, prepaid rent, prorated real estate tax, prorated base rent and reimbursement revenue, credit for unfunded tenant improvement allowance, security deposits and other prepaid expenses.

(5)	The property secured a mortgage loan that was previously securitized in JPMCC 2010-C2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

The Loan. The Towne Center East loan is a $38.55 million first mortgage loan secured by the fee interest in a 154,750 SF anchored retail center located in Signal Hill, California. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is BCORE Retail Towne Owner LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by 100.0% by BREIT Operating Partnership L.P.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is BREIT Operating Partnership L.P. which is majority owned by Blackstone Real Estate Income Trust, Inc. (“BREIT”). The guarantor’s full recourse obligations with respect to the borrower filing a voluntary petition under the bankruptcy code without the lender’s consent are capped at 20% of the principal balance of the loan. BREIT is a non-traded REIT that was formed in November 2015 and is focused on investing in mostly stabilized commercial real estate properties diversified by sector. As of June 30, 2019, BREIT owned 103,000 multifamily units, 200 million SF of industrial space, 115,000 owned hotel keys, and 33 million SF of retail space. BREIT is also in the sponsorship structure for Loan No. 1 The Met Apartments and Loan No. 7 The Sunstone Apartments.

The Property. The property is a 154,750 SF anchored retail center, located in Signal Hill, California. The property, constructed in phases during 1992 and 1994, is situated on approximately 15.3 acres, and is located approximately 17 miles southeast of downtown Los Angeles and approximately 3.5 miles from the Port of Long Beach. The property is anchored by Home Depot and PetSmart, both are original tenants since 1994. It is also shadow anchored by the adjacent Costco Wholesale location, which is not part of the collateral. Twelve additional tenants occupy the remaining 24,777 SF of inline spaces. Additionally Wells Fargo and Costco Wholesale each lease space within the parking lot for an ATM and access to the adjacent non-collateral Costco fuel station, respectively. The property includes 808 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 SF of NRA.

As of October 1, 2019, the property was 100.0% leased to 14 tenants. The property’s tenancy caters to a variety of customers with both national and local tenants that include Home Depot, PetSmart, Wells Fargo, T-Mobile, SalonCentric and Waba Grill. Home Depot has been in occupancy at the property since the space was delivered in May 1992, and in 2018, exercised the second of four, five-year extension options to extend its lease through January 2024. The Home Depot tenant reported an average annual sales growth of 7.8% from 2015 to 2018. The Home Depot tenant has outperformed the national average sales PSF in 2016 and 2017 by $62 and $83 PSF, respectively. Sales further increased 6.5% from 2017 to 2018, with 2018 reported sales of $55.0 million ($532 PSF), which exceeded the $447 PSF national average for all Home Depot stores by approximately 19.0%, resulting in an occupancy cost of 3.9% on base rent. PetSmart, the second largest tenant by both NRA and in-place base rent, is also an original tenant of the property and recently executed its third extension option extending its lease through March 2024.

The largest tenant at the property, Home Depot (Moody’s/S&P/Fitch: A2/A/A), leases 103,423 SF (66.8% of NRA) through January 2024, and has two, five-year extension options remaining with no termination options. Home Depot is one of the largest home improvements retailers in the United States. At the end of second quarter of 2019, the company operated 2,291 stores across the United States, Canada, and Mexico. Home Depot targets both do-it-yourself and professional customers with a wide variety of home improvement products. Major product lines include lumber, floor and wall coverings, plumbing, gardening supplies, tools, paint, and appliances.

The second largest tenant at the property, PetSmart (Moody’s/S&P/Fitch: Caa2/B-/NR), leases 26,550 SF (17.2% of NRA) through March 2024, and has one, five-year extension option remaining with no termination options. PetSmart is a specialty retailer of pet food and supplies operating more than 1,650 stores in the United States, Canada, and Puerto Rico in addition to ecommerce sites petsmart.com and chewy.com. Unique to PetSmart, its stores provide in-store PetsHotel boarding facilities, grooming services, and obedience training. The company’s vet services business, Banfield Pet Hospital, offers its services in more than 800 stores.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

The third largest tenant at the property, Wells Fargo (Moody’s/S&P/Fitch: A2/A-/A+), leases 6,000 SF (3.9% of NRA) through December 2028, and has two, five-year extension option remaining with no termination options. Wells Fargo is a bank holding company with assets of $1.9 trillion. Headquartered in San Francisco, California, the firm provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs. Community banking is the firm’s largest segment at over 54.0% of total revenue, providing customers and small businesses with the full range of retail banking products, including checking and savings accounts and credit cards, in addition to car, home, and small business lending.

The property is located at the intersection of East Willow Street and Cherry Avenue which provides exposure to approximately 34,686 and 37,848 vehicles, respectively, each day. Primary access to the location is provided by Cherry Avenue and East Willow Street, as well as Interstates 405 and 710. The Cherry Avenue/Interstate 405 intersection is one mile north of the property. Access to the property is provided by four points of entry, one of which is signaled. Additional access to the property is provided by a signaled point of entry to the adjacent Costco Wholesale.

The Market. The property is located in the Long Beach/Cerritos/Carson submarket of the Los Angeles, California market. The property is also located approximately 3.5 miles from the Port of Long Beach.

According to the appraisal, the property has a primary trade area consisting of a three-mile radius with a population of 318,123 people, with an average household income of $80,201 as of 2018. The secondary trade area, defined as being within a five-mile radius of the property, had a population of 546,655 people and an average household income of $88,754 as of 2018. The appraisal concluded PSF market rents of $20.50 for anchor space, $24.00 for junior anchor space, $44.00 for standard inline space facing East Willow Street, $28.00 for standard inline space facing Cherry Avenue and $45.00 for inline space with frontage. According to REIS, the Long Beach/Cerritos/Carson submarket reported an overall vacancy rate of 6.3% as of second quarter of 2019. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Towne Center East	1992 - 1994 / N/A	154,750(2)	100%(2)	N/A	Home Depot, PetSmart, Costco Wholesale (Shadow)
San Dimas Marketplace	1997 / N/A	154,000	99%	28.8	Target
Santa Fe Trail Plaza	2015 / N/A	112,335	88%	20.3	Superior Grocers
Esplanade Shopping Center	1970 / 2002	356,864	92%	65.2	Home Depot, TJ Maxx, Nordstrom Rack, Walmart, Dick’s Sporting Goods, Bob’s Discount Furniture
Edinger Plaza	1963 / 2012	155,275	96%	11.0	Dick’s Sporting Goods, Michael’s, Nordstrom Rack, PetSmart
Gateway Towne Center	2007 / N/A	281,771	100%	6.1	Home Depot, Target, 24 Hour Fitness, Ross, Best Buy

(1)	Source: Appraisal.

(2)	Based on the October 2019 underwritten rent roll.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
98.6%	100.0%	98.8%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Home Depot	A2/A/A	103,423	66.8%	$20.59	57.6%	$532(4)	3.9%	1/31/2024
PetSmart	Caa2/B-/NR	26,550	17.2	$23.53	16.9	NAV	NAV	3/31/2024
Wells Fargo	A2/A-/A+	6,000	3.9	$41.40	6.7	NAV	NAV	12/31/2028
SalonCentric	NR/NR/NR	4,080	2.6	$24.03	2.7	$288	13.2%	6/30/2022
Fish-O-Licious	NR/NR/NR	2,270	1.5	$46.15	2.8	$369	15.8%	10/31/2025
T-Mobile	NR/BB+/NR	2,103	1.4	$40.75	2.3	NAV	NAV	7/31/2027
UPS(5)	A2/A/NR	1,787	1.2	$27.00	1.3	NAV	NAV	10/5/2024
Subway	NR/NR/NR	1,530	1.0	$45.21	1.9	$582	10.2%	3/31/2024
GNC	NR/CCC+/NR	1,459	0.9	$27.00	1.1	$199	19.2%	6/30/2023
Chinese Combo	NR/NR/NR	1,262	0.8	$44.65	1.5	$235	23.8%	3/31/2024
Total:		150,464	97.2%		94.8%

(1)	Based on the underwritten rent roll, including rent increases occurring through September 30, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on December 31, 2018 as provided by the sponsor.

(4)	The Home Depot tenant sales exceeded the $447 PSF national average for all Home Depot stores by approximately 19.0%.

(5)	The UPS lease commenced in October 2019 and the tenant has commenced paying rent. The tenant is not yet in physical occupancy but is expected to open for business before the end of 2019.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	1	1,077	0.7	42,003	1.1	1,077	0.7%	$42,003	1.1%
2021	0	0	0.0	0	0.0	1,077	0.7%	$42,003	1.1%
2022	1	4,080	2.6	98,031	2.7	5,157	3.3%	$140,034	3.8%
2023	2	2,359	1.5	81,693	2.2	7,516	4.9%	$221,727	6.0%
2024	6	135,661	87.7	2,983,443	80.7	143,177	92.5%	$3,205,170	86.7%
2025	2	3,470	2.2	156,241	4.2	146,647	94.8%	$3,361,410	91.0%
2026	0	0	0.0	0	0.0	146,647	94.8%	$3,361,410	91.0%
2027	1	2,103	1.4	85,697	2.3	148,750	96.1%	$3,447,107	93.3%
2028	1	6,000	3.9	248,400	6.7	154,750	100.0%	$3,695,507	100.0%
2029	0	0	0.0	0	0.0	154,750	100.0%	$3,695,507	100.0%
2030 & Beyond	0	0	0.0	0	0.0	154,750	100.0%	$3,695,507	100.0%
Vacant	NAP	0	0.0	NAP	NAP	154,750	100.0%	NAP	NAP
Total	14	154,750	100.0%	$3,695,507	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through September 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$3,429,548	$3,487,718	$3,552,668	$3,640,567	$3,695,507	$23.88	82.3%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Percentage Rent(4)	94,099	69,669	158,305	165,477	158,305	$1.02	3.5%
Straight Line Rent(5)	0	0	0	0	54,514	$0.35	1.2%
Gross Potential Rent	$3,523,647	$3,557,387	$3,710,972	$3,806,044	$3,908,326	$25.26	87.1%
Total Reimbursements	437,897	486,115	360,289	397,613	580,054	$3.75	12.9%
Net Rental Income	$3,961,544	$4,043,502	$4,071,261	$4,203,658	$4,488,380	$29.00	100.0%
(Vacancy/Collection Loss)	3,946	0	49,308	0	224,419	$1.45	5.0%
Other Income(6)	7,197	7,104	7,991	45,490	70,889	$0.46	1.6%
Effective Gross Income	$3,964,795	$4,050,605	$4,029,945	$4,249,148	$4,334,850	$28.01	96.6%
Total Expenses	$582,369	$577,596	$576,863	$604,153	$709,773	$4.59	16.4%
Net Operating Income	$3,382,426	$3,473,010	$3,453,081	$3,644,995	$3,625,077	$23.43	83.6%
Total TI/LC, Capex/RR	0	0	0	0	211,680	$1.37	4.9%
Net Cash Flow	$3,382,426	$3,473,010	$3,453,081	$3,644,995	$3,413,397	$22.06	78.7%

(1)	TTM represents the trailing twelve month period ending August 31, 2019.

(2)	Rent includes Base Rent and Rent Increases occurring through September 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Percentage Rent consists of 1.0% of 2018 sales over a $40.0 million breakpoint for Home Depot.

(5)	Includes Straight Line Rent for Wells Fargo of $54,514, through the term of its lease.

(6)	Other income includes the Costco ground rent average over the loan term ($46,739) and the Wells Fargo ATM pad rent ($24,150).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Towne Center East

Property Management. The property is managed by ShopCore Properties TRS Management LLC, an affiliate of the sponsor. ShopCore is a national owner/operator with 58 properties under management, 14 of which are located in California.

Escrows and Reserves. At origination, the borrower deposited into escrow $44,675 for outstanding tenant improvements associated with the UPS lease.

Tax Reserve – The requirement to make monthly deposits into the tax reserve is waived so long as no Cash Sweep Event (as defined below) is continuing. During the continuance of a Cash Sweep Event, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to pay all taxes and other charges due over the following 12 months at least 30 days prior to the due date.

Insurance Reserve – The requirement of the borrower to make monthly deposits into the insurance reserve is waived so long as (i) no Cash Sweep Event has occurred and is continuing or (ii) no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. Following the occurrence and during the continuance of a Cash Sweep Event, provided that clause (ii) of the previous sentence has not been satisfied, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to renew the insurance coverage at least 30 days prior to the expiration of the insurance policies.

Replacement Reserves – During the continuance of a Cash Sweep Event, on a monthly basis, the borrower is required to deposit an amount equal to $2,579 into the replacement reserve (1/12th of $0.20 per rentable SF per annum), capped at $61,900 ($0.40 per rentable SF per annum).

TI/LC Reserve – During the continuance of a Cash Sweep Event, on a monthly basis, the borrower is required to deposit into the TI/LC reserve an amount equal to 1/12th of $0.75 per rentable SF per annum, capped at $1.50 per rentable SF.

Home Depot Rollover Reserve – During the continuance of a Home Depot Trigger Event (defined below), the borrower will be required to deposit all Excess Cash (as defined below) to be used for leasing costs in connection with re-tenanting the Home Depot space subject to a cap of $1,551,345 ($15 PSF of the Home Depot space) or deliver a letter of credit in such amount or a guaranty of up to 15% of the principal balance of the loan (in which case, the portion of the guaranteed funds will be released to the borrower), in each case, in accordance with certain requirements set forth in the in the loan documents.

Lockbox / Cash Management. The Towne Center East loan is structured with a hard lockbox. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan (“Excess Cash”), or, in lieu of the lender trapping such Excess Cash, the borrower has the right to deliver to the lender a letter of credit for such amount or a guaranty up to 15% of the outstanding principal balance of the loan (in which case, the portion of guaranteed funds will be released to borrower), in each case, in accordance with certain requirements set forth in the in the loan documents.

A “Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower (which, with respect to an involuntary filing, is not discharged, stayed or dismissed within 90 days), (iii) the DSCR is less than 1.20x for the two consecutive and immediately preceding calendar quarters based upon the corresponding trailing four calendar quarter period or (iv) the occurrence of a Home Depot Trigger Event.

A “Home Depot Trigger Event” means the earliest to occur of either (a) Home Depot failing to exercise an extension option under its lease at least 12 months prior to the expiration of the current lease term or (b) Home Depot delivering written notice that it does not intend to exercise its extension or renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,450,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,450,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	713,935
Loan Purpose:	Acquisition	Location:	Caledonia Township, MI
Borrower:	FIE Grand Rapids (MI) LLC	Year Built / Renovated:	1990, 1998, 2010 / NAP
Sponsor:	LCN North American Fund III REIT	Occupancy:	100.0%
Interest Rate:	3.5500%	Occupancy Date:	8/27/2019
Note Date:	8/27/2019	Number of Tenants:	1
Maturity Date:	9/9/2029	2017 NOI(3):	N/A
Interest-only Period:	60 months	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	98.0%
Amortization Type:	IO-Balloon	UW Revenues:	$14,054,655
Call Protection:	L(27),Def(87),O(6)	UW Expenses:	$4,374,313
Lockbox(2):	Hard	UW NOI(4):	$9,680,341
Additional Debt(1):	Yes	UW NCF:	$9,537,554
Additional Debt Balance(1):	$60,000,000	Appraised Value / PSF:	$151,200,000 / $212
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/6/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$122
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.4%
TI/LC Reserve:	$0	Springing	N/A	UW NOI / UW NCF IO DSCR:	2.79x / 2.75x
Debt Service Reserve:	$289,294	(5)	N/A	UW NOI / UW Amortizing NCF DSCR:	1.85x / 1.82x
				UW NOI / UW NCF Debt Yield:	10.0% / 9.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$96,450,000	64.9%	Purchase Price:	$147,250,000	99.1%
Sponsor Equity:	52,064,617	35.1	Closing Costs:	975,323	0.7
			Upfront Reserves:	289,294	0.2
Total Sources:	$148,514,617	100.0%	Total Uses:	$148,514,617	100.0%

(1)	The Farmers Insurance loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of $96.45 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Historical NOI is not available as the sale-leaseback transaction occurred in 2019.

(4)	UW NOI includes $864,500 of straight line rent through the loan term.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

The Loan. The Farmers Insurance Whole Loan is a $96.45 million first mortgage loan secured by the fee simple interest in a 713,935 SF corporate campus located in Caledonia Township, Michigan. The property is 100% leased to Farmers Insurance Exchange through August 2034. The Whole Loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The Whole Loan is evidenced by two pari passu notes. The non-controlling Note A-2 is being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. The Whole Loan is serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of Note A-2 is, under certain circumstances, permitted consultation rights with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$60,000,000	$60,000,000	CSAIL 2019-C17	Y
Note A-2	36,450,000	36,450,000	CSAIL 2019-C18	N
Total:	$96,450,000	$96,450,000

The Borrower. The borrowing entity for the Whole Loan is FIE Grand Rapids (MI) LLC, a special purpose Delaware limited liability company. The borrowing entity is 100% owned by LCN North American Fund III REIT.

The Sponsor. The Whole Loan’s sponsor and non-recourse carve-out guarantor is LCN North American Fund III REIT (“LCN”). LCN is a real estate investment firm, which focuses on credit-based investments in operationally critical corporate real estate across all industry sectors and commercial property types in North America and Europe. LCN currently has over $1.2 billion in discretionary equity capital committed and owns over $2 billion in real estate assets. Founded in 2011 by Edward V. LaPuma and Bryan York Colwell, LCN Capital Partners operates in the primary sale-leaseback and build-to-suit markets. Prior to co-founding LCN, Edward LaPuma successfully originated, negotiated, and closed over $2.3 billion in sale-leaseback and net lease investments across North America, Europe, and Asia. Mr. LaPuma has over 20 years of experience in sourcing, negotiating, structuring, financing, and closing on sale-leaseback transactions in over 20 countries.

The Property. The property is 100% leased through August 2034 to Farmers Insurance Exchange (“Farmers Insurance”) (S&P/Moody’s/AM Best: A/A2/A), which executed a 15-year, absolute NNN lease with 2.0% annual escalations at origination as part of a sale-leaseback transaction. Farmers Insurance is the largest of three primary insurance exchanges that comprise the Farmers Insurance Group of Companies. The Farmers Insurance lease has four, five-year renewal options through 2054, and does not include any termination rights. The sponsor acquired the property for a purchase price of approximately $147.25 million ($206 PSF), contributing $52.1 million of fresh equity.

Since construction, the campus has been under the single ownership of Farmers Insurance (and Foremost Insurance Group). All buildings within the campus were constructed as build-to-suit in various phases from 1990 to 2010. The four-building campus is occupied by approximately 3,000 employees and contractors from various Farmers Insurance business lines. A portion of the campus also serves as the headquarters of its wholly owned specialty insurance company, Foremost Insurance Group.

The 713,935 SF Farmers Insurance’s corporate campus is situated on 192.5 acres in Caledonia Township, Michigan. The property includes three institutionally maintained office buildings (Kraft Meadows I & II and Kraft Lake) and one production and distribution facility (the “Print Distribution Center”). Kraft Lake was constructed by Foremost Insurance Group as their headquarters in 1990 and Kraft Meadows I was constructed shortly after Foremost Insurance Group was acquired by Farmers Insurance in 2000. Kraft Meadow II and the Print Distribution Center were constructed by Farmers Insurance in 2010 at a cost of $84.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

#	Property Name	Address	Use	SF	Year Built
1	Kraft Lake	5600 Beechtree Lane Southeast	Office	254,831	1990
2	Kraft Meadows I	5665 North Kraft Lake Drive Southeast	Office	94,646	1998
3	Kraft Meadows II	5665 North Kraft Lake Drive Southeast	Office	265,538	2010
4	Print Distribution Center	6300 Old 60th Street Southeast	Print, Production & Distribution	98,920	2010
Total				713,935

The three office buildings utilize space for claims, underwriting, customer service call centers, executive offices, administration and training operations, and the industrial building is used for production, storage and distribution of print materials. The 98,920 SF Print Distribution Center is the sole printing and distribution facility used by Farmers Insurance nationally. The property also includes the University of Farmers, which offers “state-of-the-art” classrooms in which they train their insurance claims and management staff, as well as their current and prospective agents. The claims training facility includes classrooms as well as full-sized mock homes, RV’s, automobiles, boats and motorcycles which are used for training purposes.

Farmers Insurance plans to undertake a renovation of the Kraft Lake building budgeted at over $15.5 million ($60.82 PSF), which includes a lobby renovation, new workspace layouts that will increase overall space efficiency by 10-20% and allows for future growth, and new collaborative conference spaces with expanded technology. In addition, the renovation will provide Farmers Insurance employees with enhanced on-site amenities including food service, fitness center and training center facilities, as well as a new full-service credit union branch. The renovation is anticipated to commence in 2019.

Farmers Insurance is a Fortune 500 Company (Rank 270 / 2018) and one of the nation’s leading insurance companies with $20.3 billion premiums written and total assets of $24.2 billion. The Farmers Insurance Group of Companies serves more than 10 million households with more than 19 million individual policies across all 50 states through the efforts of over 48,000 exclusive and independent agents and nearly 21,000 employees. Farmers Insurance is ranked nationally as the 4th largest property and casualty all lines insurance organization according to AM Best. In 1998, Farmers Group, Inc., which manages Farmers Insurance, was acquired by Zurich Financial Services (S&P/Moody’s/AM Best: AA-/Aa3/A+). As of year-end 2018, Zurich Financial Services had approximately 54,000 employees, total assets of $395.0 billion and revenues of $51.6 billion.

Foremost Insurance Group was founded in 1952 in Michigan. It was acquired in 2000 by Farmers Insurance and is headquartered at the Farmers Insurance campus in Grand Rapids, Michigan. Foremost Insurance Group is a leader in insuring specialty products such as mobile homes, motor homes, travel trailers and specialty dwellings.

The Market. The property is located 5.1 miles south of Gerald R. Ford International Airport along the M-6 (Paul B. Henry) Freeway providing visibility and direct access to primary thoroughfares such as Interstate 96 to the east, and Interstate 196 and Route 131 to the west. The property is located in the Kraft Lake Office Park and benefits from two points of ingress/egress via the Paul B. Henry Freeway to the north and Kraft Avenue to the west. Additionally, the primary campus for Davenport University is 1.0 mile west of the property.

According to the appraisal, the 2018 estimated population and average household income within a 5.0-mile and 10.0-mile radius of the property are 45,715 and 289,185 and $101,990 and $86,964, respectively. Forbes named Grand Rapids the Best City for Raising a Family in 2018. The area is home to more than 130 international companies as well as three of Forbes largest private companies (Meijer, Gordon Food Service and Amway). The region serves as the world headquarters for such companies as Amway, BISSELL Homecare, Inc., Steelcase, Inc., Herman Miller Inc., and Wolverine Worldwide, Inc. (makers of Hush Puppies and Merrell footwear). Additionally, the West Michigan region is home to more than 20 colleges and universities. The largest institute of higher learning is Grand Valley State University, with more than 25,000 students and 3,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

According to a third party market research report, office rents in the Grand Rapids metro increased by 3.1% year-over-year as of the second quarter of 2019, and have posted an average annual gain of 3.6% over the past three years. The market rent was $17.57 PSF, up from $17.38 PSF in 2018 and $13.82 PSF in 2011. As of the second quarter of 2019, the market reported a vacancy rate of 4.2%, same as 2018 and down from 13.2% in 2011. Since 2010, the vacancy rates have been on the decline.

Competitive Set Summary(1)

Property	Year Built	NRA (SF)	Lease Date	Est. Rent PSF	Rent Steps	Anchor Tenants	Proximity (miles)
Farmers Insurance	1990, 1998, 2010	713,935(2)	Sep 2019(2)	$12.75(2)	2.0%/yr. (2)	Farmers Insurance	N/A
Confidential - Office Building	1992	48,324	Aug 2019	$19.25	2.0%/yr.	Confidential	18.6
River Street Commons	2018	12,232	Mar 2019	$19.50	$0.50/SF/yr.	ITS Partners, LLC	19.3
Orchards Corporate Center I & II	2000	215,716	Mar 2018	$12.00	2.0%/yr.	Flextronics America, LLC	131
The Standard at Farmington Hills	1987	274,183	Feb 2018	$11.50	3.0%/yr.	Centria Healthcare, LLC	136
Flex Building	2001	216,830	Jan 2018	$17.29	NAV	Hanon Systems USA	127
Magna Seating of America, Inc.	2016	182,264	Dec 2016	$18.00	1.34%/yr.	Magna Seating of America, Inc.	127
Confidential - Office Building	1974	48,324	Aug 2019	$17.50	2.0%/yr.	Confidential	51.7

(1)	Source: Appraisal.

(2)	Based on the August 27, 2019 lease.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical Occupancy is not available as a leased facility. The sale-leaseback transaction occurred in 2019.

(2)	Based on the August 27, 2019 lease.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date(3)
Farmers Insurance	A2 / A / NR	713,935	100.0%	$12.75	100.0%	8/31/2034

(1)	Based on the August 27, 2019 lease. The property is 100.0% leased to Farmers Insurance and subleased in four parts to Farmers Group, Inc.

(2)	Ratings are of Farmers Insurance, which is the tenant under the lease.

(3)	The lease has four, five-year extension options through 2054. The lease does not include any termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	TTM(1)	Underwritten(2)(3)	PSF	%(4)
Rents in Place	N/A	N/A	N/A	$9,102,671	$12.75	63.5%
Straight line Rent	N/A	N/A	N/A	864,500	$1.21	6.0%
Gross Potential Rent	N/A	N/A	N/A	$9,967,171	$13.96	69.5%
Total Recoveries	N/A	N/A	N/A	4,374,313	$6.13	30.5%
Net Rental Income	N/A	N/A	N/A	$14,341,484	$20.09	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(286,830)	($0.40)	(2.0%)
Effective Gross Income	N/A	N/A	N/A	$14,054,655	$19.69	98.0%
Total Expenses	N/A	N/A	N/A	$4,374,313	$ 6.13	31.1%
Net Operating Income	N/A	N/A	N/A	$9,680,341	13.56	68.9%
Total TI/LC, Capex/RR	N/A	N/A	N/A	142,787	$0.20	1.0%
Net Cash Flow	N/A	N/A	N/A	$9,537,554	$13.36	67.9%

(1)	Historical cash flows are not available as the sale-leaseback transaction was completed in 2019.

(2)	Underwritten Rents in Place is based on the current in-place rent, which is year 1 of the lease.

(3)	Straight Line Rent assumes 2.0% annual rent increases totaling $864,500 through the loan term.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is self-managed by Farmers Insurance.

Escrows and Reserves. At origination, the borrower deposited into escrow $289,294 for the debt service reserve.

Taxes & Insurance Reserve – The requirement to make monthly deposits of (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the estimated insurance premiums into tax and insurance reserve accounts is waived unless a Trigger Period (as defined below) is continuing.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $14,874 ($0.25 per rentable SF per annum).

TI/LC Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $59,495 ($1.00 per rentable SF per annum).

Debt Service Reserve – The borrower is required to deposit each quarterly rent payment made by Farmers Insurance into the cash management account, which must be applied in accordance with the loan documents, and the amount equal to the next two monthly payments will be deposited and held and applied on the next two monthly payment dates. Provided no cash sweep event has occurred, all excess cash is required to be disbursed to the borrower. If a cash sweep event occurs, after disbursement of such excess cash, the borrower will re-deposit the excess cash that was previously disbursed to be held and applied in accordance with the loan documents.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower sent a direction letter to the tenant instructing it to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date in accordance with the loan documents. During a Trigger Period which (i) is a Full Trigger Period (defined below), 100% of all excess cash flow will be held by the lender or (ii) is a Partial Trigger Period (defined below), 25% of all excess cash flow up to a maximum amount of $30 PSF will be held by the lender. During the continuance of a Trigger Period caused solely by the failure of the borrower to meet one of the financial tests of a Full Trigger Period or a Trigger Period caused solely by a Partial Trigger Period, the lender will release a portion of the excess cash flow to the borrower for the payment of property-level budgeted operating expenses approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Farmers Insurance

“Trigger Period” means either (i) (a) the occurrence of any event of default under the loan documents and/or a monetary or material nonmonetary default under the Farmers Insurance lease, (b) any period when the debt yield falls below 8.0%, (c) the date on which the Farmers Insurance lease is surrendered, cancelled or terminated prior to its then–current expiration date or notice is given thereof, (d) the bankruptcy or insolvency of Farmers Insurance, (e) if Farmers Insurance goes dark or ceases operations at more than 50% of its current space at the property (unless Farmers Insurance has a credit rating equal to or greater than “Baa2” by Moody’s or “BBB” by S&P), (f) if Farmers Insurance’s credit rating is downgraded below “B1” by Moody’s or “B+” by S&P and (g) any period during which a bankruptcy event has occurred with respect to the borrower or property manager (items (i)(a) through (g) each a “Full Trigger Period”); or (ii) any period that commences when Farmers Insurance’s credit rating falls below “Baa2” by Moody’s or “BBB” by S&P or their equivalent (“Partial Trigger Period”).

Partial Release. Any time after the two years from the closing date of the securitization and before April 9, 2029, the borrower may release either of the two existing subdivided parcels through a partial defeasance. The partial release must be expressly permitted under an amendment to the Farmers Insurance lease which is subject to lender approval in addition to satisfaction of standard defeasance provisions. The release price will be either (i) 125% of the allocated loan amount (determined by a then–current appraisal) to the extent such sale is to an affiliate of the borrower, or (ii) 115% of the allocated loan amount to the extent such sale is to a bona-fide third party. Further, the borrower must (i) provide evidence of compliance with all applicable zoning, building and fire codes, (ii) enter into an REA as may needed for operation and legal compliance, (iii) after giving effect to the partial release, the debt yield for the remaining property will not be less than the greater of (x) 9.9% and (y) the debt yield immediately prior to the partial release, (iv) after giving effect to the partial release, the LTV for the remaining property will not be greater than the lesser of (x) 63.8% and (y) the LTV immediately prior to the partial release. See "Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases" in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Portfolio of 11 Assets
Original Principal Balance(1):	$34,320,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,320,000	Property Type - Subtype:	Industrial – Warehouse Distribution
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	8,209,036
Loan Purpose:	Recapitalization	Location:	Various
Credit Assessment (Fitch/KBRA)(2):	BBB- / BBB+	Year Built / Renovated:	Various / Various
Borrowers:	Various	Occupancy:	100.0%
Sponsor:	Industrial Logistics Properties Trust	Occupancy Date:	9/1/2019
Interest Rate:	2.65326%	Number of Tenants:	12
Note Date:	10/21/2019	2016 NOI(4):	$16,319,258
Maturity Date:	11/7/2029	2017 NOI:	$27,259,856
Interest-only Period:	120 months	2018 NOI(5):	$28,890,150
Original Term:	120 months	UW Economic Occupancy:	97.5%
Original Amortization:	None	UW Revenues:	$39,822,695
Amortization Type:	Interest Only	UW Expenses:	$7,985,779
Call Protection(3):	L(25),Def or YM1(88),O(7)	UW NOI(5):	$31,836,916
Lockbox:	Hard	UW NCF:	$29,141,457
Additional Debt(1):	Yes	Appraised Value / PSF(6):	$547,000,000 / $67
Additional Debt Balance(1):	$180,080,000 / $135,600,000	Appraisal Date:	Various
Additional Debt Type(1):	Pari Passu / Subordinate
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$26
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$26
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	39.2%
Toro Expansion Funds:	$6,134,904	$0	N/A	Maturity Date LTV(6):	39.2%
				UW NOI / UW NCF DSCR:	5.52x / 5.05x
				UW NOI / UW NCF Debt Yield:	14.8% / 13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$214,400,000	61.3%	Equity Recapitalization(8):	$340,254,888	97.2%
B Notes:	135,600,000	38.7	Upfront Reserves:	6,134,904	1.8
			Closing Costs:	3,610,208	1.0
Total Sources:	$350,000,000	100.0%	Total Uses:	$350,000,000	100.0%

(1)	The ILPT Industrial Portfolio loan is part of a larger split whole loan evidenced by eight senior pari passu notes with an aggregate Cut-off Date balance of $214.4 million (collectively, the “A Notes”) and three promissory notes that are subordinate to the A Notes with an aggregate Cut-off Date balance of $135.6 million (collectively, the “B Notes”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes. The Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), UBS AG and Bank of America, N.A. (“BANA”).

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Defeasance or prepayment of the Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Whole Loan promissory note to be securitized and (b) October 21, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

(4)	2016 NOI excludes the 5500 Southeast Delaware Avenue property and includes partial year information for seven of the properties as historical financial information was unavailable due to ILPT (as defined below) acquiring a majority of the portfolio over the last twelve months. 2016 NOI includes full year information for the 1800 Union Airpark Boulevard property, 5000 Commerce Way property and the 945 Monument Drive property.

(5)	The increase in UW NOI from 2018 NOI is primarily attributed to (i) $442,662 of rent steps, (ii) $955,208 in straight line rent taken and (iii) recent leasing, including Transamerica Auto Parts ($966,999 in UW base rent) and SKF USA ($709,343 in UW base rent).

(6)	The Appraised Value is based on the aggregate “as-is” appraised values. The appraised value based on a portfolio appraised value is $575.0 million, resulting in a Cut-off Date LTV and Maturity Date LTV of 37.3% and 37.3%, respectively.

(7)	For a more detailed description, please refer to “Escrows and Reserves” below.

(8)	The sponsor acquired the properties from primarily September 2018 to April 2019 for a combined purchase price of approximately $539.4 million and expects to use the proceeds of the Whole Loan to reduce outstanding borrowings under its $750.0 million unsecured revolving credit facility.

The Loan. The Whole Loan is a $350.0 million first mortgage loan secured by the fee interest in a portfolio of 11 industrial properties containing approximately 8,209,036 SF located across eight states. The Whole Loan has a 10-year term and is interest-only for the entire term.

Notes A-5 and A-8 are being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. The Whole Loan is expected to be serviced pursuant to the MSC 2019-L3 pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of the B-1 Note, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of Note A-1. The holder of the B-1 Note is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loan–The ILPT Industrial Portfolio Whole Loan” in the Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$50,000,000	$50,000,000	MSC 2019-L3(1)	N(2)
Note A-2(3)	35,760,000	35,760,000	MSBNA	N
Note A-3, A-4(3)	64,320,000	64,320,000	BANA	N
Note A-5, A-8	34,320,000	34,320,000	CSAIL 2019-C18	N
Note A-6, A-7(3)	30,000,000	30,000,000	UBS AG	N
Note B-1(4)	54,240,000	54,240,000	MSBNA	Y(2)
Note B-2(4)	40,680,000	40,680,000	BANA	N
Note B-3(4)	40,680,000	40,680,000	UBS AG	N
Total	$350,000,000	$350,000,000

(1)	The MSC 2019-L3 transaction is expected to close on November 21, 2019.

(2)	The holder of the B-1 Note will have the right to appoint the special servicer of the Whole Loan and to direct certain decisions with respect to the Whole Loan, unless a control appraisal event exists under the related co-lender agreement (in which case Note A-1 will be the controlling note).

(3)	Notes are expected to be contributed to one or more future securitizations.

(4)	Notes are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Total Debt Capital Structure

(1)	Based on the aggregate “as-is” appraised values of $547.0 million per the appraisal reports dated August 31, 2019 to September 5, 2019.

(2)	Based on the UW NOI of $31,836,916.

(3)	Based on the UW NCF of $29,141,457 and an interest rate of 2.65326% per annum for the A Notes and an interest rate of 4.40000% per annum for the B Notes.

(4)	Implied Equity is based on the aggregate “as-is” appraised values of $547.0 million, less total debt of $350.0 million.

The Borrowers. The borrowing entities for the Whole Loan are The Industrial Fund St. Louis LLC, The Industrial Fund PA LLC, The Industrial Fund MS LLC and The Industrial Fund Ankeny LLC, each a Delaware limited liability company and special purpose entity with two independent directors.

The Sponsor. The Whole Loan’s sponsor and nonrecourse carve-out guarantor is Industrial Logistics Properties Trust (“ILPT”). The obligations of ILPT for any guaranteed obligations for which the Whole Loan documents provide full recourse (consisting generally of bankruptcy related events) is capped at 15% of the outstanding principal balance of the Whole Loan. ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of June 30, 2019, ILPT owned 298 industrial and logistics properties with approximately 42.4 million rentable SF, which were approximately 99.3% leased to 265 tenants with a weighted average remaining lease term of approximately 9.8 years. As of June 30, 2019, approximately 58% of ILPT’s annualized rental revenues come from 72 industrial and logistics properties with approximately 25.6 million SF located in 29 states on the U.S. mainland and approximately 42% of ILPT’s annualized rental revenues come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million SF located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT. See “Description of Mortgage Pool–Litigation and Other Considerations” in the Prospectus.

The Properties. The properties consist of 11 industrial properties containing a total of 8,209,036 SF located across eight states. The properties are located in Indiana (four properties, 40.2% of NRA), Ohio (one property, 21.8% of NRA), Virginia (one property, 12.4% of NRA), Missouri (one property, 5.3% of NRA), Iowa (one property; 7.8% of NRA), Kentucky (one property; 7.4% of NRA), Maryland (one property; 2.7% of NRA) and Pennsylvania (one property; 2.5% of NRA). The properties were built between 2001 and 2016, with seven of the 11 properties built between 2012 and 2016. The properties range in size from 205,090 SF to 1,791,246 SF. As of September 1, 2019, the properties were 100.0% leased by a mix of national and local tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

The largest tenant, Amazon.com, Inc. (“Amazon”), occupies approximately 25.0% of the portfolio SF and contributes approximately 24.5% of UW base rent. The second largest tenant, Procter & Gamble, occupies approximately 21.8% of the portfolio SF and contributes approximately 19.5% of UW base rent. Excluding Amazon and Procter & Gamble, no single tenant accounts for more than 11.4% of UW base rent or more than 11.7% of total property SF. The largest amount of rollover occurs in 2024, when leases comprising approximately 43.3% of the portfolio SF and 36.0% of UW base rent expire. The weighted average remaining lease term at the portfolio is approximately 6.5 years as of November 2019, and approximately 15.8% of the portfolio SF and 24.2% of UW base rent rolls after the maturity of the Whole Loan.

Portfolio Summary(1)

Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	NRA (SF)	Occ. %	Year Built(2)	UW NCF	% of UW NCF	Appraised Value(2)
1800 Union Airpark Boulevard	Union, OH	$60,466,179	17.3%	1,791,246	100.0%	2014	$5,405,373	18.5%	$94,500,000
4237-4255 Anson Boulevard	Whitestown, IN	46,709,324	13.3	1,036,573	100.0%	2006	4,011,976	13.8	73,000,000
5000 Commerce Way	Petersburg, VA	44,597,806	12.7	1,016,065	100.0%	2012	3,363,076	11.5	69,700,000
5142 and 5148 North Hanley Road	St. Louis, MO	39,478,976	11.3	430,986	100.0%	2016	3,392,341	11.6	61,700,000
945 Monument Drive	Lebanon, IN	32,760,512	9.4	962,500	100.0%	2014	2,619,946	9.0	51,200,000
2801 Airwest Boulevard	Plainfield, IN	27,513,711	7.9	804,586	100.0%	2001	2,146,008	7.4	43,000,000
20 Logistics Boulevard	Walton, KY	26,297,989	7.5	603,586	100.0%	2006	2,036,817	7.0	41,100,000
5500 SE Delaware Avenue	Ankeny, IA	20,795,247	5.9	644,104	100.0%	2012	2,602,967	8.9	32,500,000
2150 Stanley Road	Plainfield, IN	19,323,583	5.5	493,500	100.0%	2007	1,475,711	5.1	30,200,000
16101 Queens Court	Upper Marlboro, MD	18,875,686	5.4	220,800	100.0%	2016	1,206,483	4.1	29,500,000
5 Logistics Drive	Carlisle, PA	13,180,987	3.8	205,090	100.0%	2016	880,759	3.0	20,600,000
Total/Wtd. Avg.		$350,000,000	100.0%	8,209,036	100.0%		$29,141,457	100.0%	$547,000,000

(1)	Based on the underwritten rent roll dated September 1, 2019.

(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Amenity Summary(1)

Property Name	Year Built	NRA(SF)	Tenant	Dock Doors / Drive-In Doors	Clear Height	Parking Spaces
1800 Union Airpark Boulevard	2014	1,791,246	Procter & Gamble	230 / 2	36’	756
4237-4255 Anson Boulevard	2006	1,036,573	Amazon	80 / 4	36’	1,560
5000 Commerce Way	2012	1,016,065	Amazon	75 / 2	32’	952
5142 and 5148 North Hanley Road	2016	430,986	SKF USA	24 / 7	31’	385
945 Monument Drive	2014	962,500	Subaru of America Distribution	96 / 6	34’	260
2801 Airwest Boulevard	2001	804,586	Whirlpool Corporation	71 / 4	32’- 34’	345
20 Logistics Boulevard	2006	603,586	Cummins, Inc.	70 / 3	32’	192
5500 SE Delaware Avenue	2012	644,104	The Toro Company	56 / 3	28’	45
2150 Stanley Road	2007	493,500	Siemens Corporation; M D Logistics, Inc.	57 / 4	36’	174
16101 Queens Court	2016	220,800	La-Z-Boy Incorporated	29 / 2	32’	171
5 Logistics Drive	2016	205,090	Transamerica Auto Parts (“TAP”)	28 / 2	32’	141
Total/Wtd. Avg.		8,209,036

(1)	Source: Appraisals.

The Markets. The properties are located across eight states. The properties are located in Indiana (four properties, 40.2% of NRA), Ohio (one property, 21.8% of NRA), and Virginia (one property, 12.4% of NRA), with the five remaining properties located in Missouri, Iowa, Kentucky, Maryland and Pennsylvania.

Geographic Distribution(1)

State	Allocated Whole Loan Amount (“ALA”)	% of ALA	NRA (SF)	Occupancy	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Appraised Value(2)
Indiana	$126,307,130	36.1%	3,297,159	100.0%	$11,422,873	$3.46	34.5%	$197,400,000
Ohio	60,466,179	17.3	1,791,246	100.0%	6,456,575	$3.60	19.5	94,500,000
Virginia	44,597,806	12.7	1,016,065	100.0%	3,878,016	$3.82	11.7	69,700,000
Missouri	39,478,976	11.3	430,986	100.0%	3,782,146	$8.78	11.4	61,700,000
Kentucky	26,297,989	7.5	603,586	100.0%	2,334,949	$3.87	7.1	41,100,000
Iowa	20,795,247	5.9	644,104	100.0%	2,873,813	$4.46	8.7	32,500,000
Maryland	18,875,686	5.4	220,800	100.0%	1,364,544	$6.18	4.1	29,500,000
Pennsylvania	13,180,987	3.8	205,090	100.0%	990,585	$4.83	3.0	20,600,000
Total/Wtd. Avg.	$350,000,000	100.0%	8,209,036	100.0%	$33,103,501	$4.03	100.0%	$547,000,000

(1)	Based on the underwritten rent roll dated September 1, 2019.

(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Submarket Summary(1)

Property Name	State	Submarket	NRA (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Under Construction (SF)
1800 Union Airpark Boulevard	OH	Northwest	113,345,685	4.3%	$4.48	2,536,131
4237-4255 Anson Boulevard	IN	Indianapolis Far Boone County Industrial	23,211,042	5.3%	$4.42	3,397,082
5000 Commerce Way	VA	Dinwiddie County Industrial	4,251,769	2.3%	$5.39	0
5142 and 5148 North Hanley Road	MO	North St. Louis County – Airport Industrial	306,000,000	5.1%	$5.44	3,300,000
945 Monument Drive	IN	Indianapolis Far Boone County Industrial	23,211,042	5.3%	$4.42	3,397,082
2801 Airwest Boulevard	IN	Indianapolis Plainfield Industrial	42,994,858	4.5%	$4.59	1,897,965
20 Logistics Boulevard	KY	Northern Kentucky	73,085,428	2.9%	$4.59	6,356,231
5500 SE Delaware Avenue	IA	Des Moines Northwest Industrial	10,744,905	1.9%	$6.11	185,900
2150 Stanley Road	IN	Indianapolis Plainfield Industrial	42,994,858	4.5%	$4.59	1,897,965
16101 Queens Court	MD	Bowie Industrial	5,500,000	6.9%	$8.90	0
5 Logistics Drive	PA	Central PA	130,626,700	7.0%	$4.64	7,244,588

(1)	Source: Appraisals.

Tenant Summary(1)

Tenant	Property Name	Ratings Fitch/Moody’s/S&P(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Amazon	Various(3)	A+ / A3 / AA-	2,052,638	25.0%	$3.96	24.5%	Various(3)
Procter & Gamble	1800 Union Airpark Boulevard	NR / Aa3 / AA-	1,791,246	21.8	$3.60	19.5	10/31/2024
Subaru of America Distribution	945 Monument Drive	NR / NR / NR	962,500	11.7	$3.11	9.0	5/31/2024
Whirlpool Corporation	2801 Airwest Boulevard	BBB / Baa1 / BBB	804,586	9.8	$3.06	7.4	1/31/2024
The Toro Company(4)	5500 SE Delaware Ave	NR / Baa3 / BBB	644,104	7.8	$4.46	8.7	10/31/2034(4)
Cummins, Inc.	20 Logistics Boulevard	NR / A2 / A+	603,586	7.4	$3.87	7.1	10/31/2021
SKF USA	5142 and 5148 North Hanley Road	BBB+ / Baa1 / NR	430,986	5.3	$8.78	11.4	10/31/2038
Siemens Corporation	2150 Stanley Road	A / A1 / NR	320,070	3.9	$3.61	3.5	9/30/2028
La-Z-Boy Incorporated	16101 Queens Court	NR / NR / NR	220,800	2.7	$6.18	4.1	1/31/2031
Transamerica Auto Parts (“TAP”)	5 Logistics Drive	NR / NR / NR	205,090	2.5	$4.83	3.0	3/31/2025
M D Logistics, Inc.	2150 Stanley Road	NR / NR / NR	173,430	2.1	$3.25	1.7	6/30/2027(5)
Total:			8,209,036	100.0%	$4.03	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2019, including rent increases occurring through August 30, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Amazon is a tenant at the 5000 Commerce Way property (1,016,065 SF; expiring September 30, 2027) and the 4237-4255 Anson Boulevard property (1,036,573 SF; expiring April 30, 2021).

(4)	The Toro Company is currently in the process of expanding into an additional 194,000 SF, at which time its lease term will extend for 15 years. The Toro Company has the right to terminate its lease if the expansion date has not occurred within 270 days after November 1, 2019. The Toro Company may exercise its right to terminate its lease by giving notice no later than 30 days after the expiration of such 270-day period. At origination, the lender reserved $6,134,904 into a Toro Expansion Reserve, which will be used to pay the remaining project costs associated with the expansion. The expansion space is included in the table above.

(5)	M D Logistics, Inc. has the one-time right to terminate its lease effective June 30, 2022, upon providing notice by September 30, 2021 and paying a termination fee of $546,399.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	2	1,640,159	20.0	6,579,367	19.9	1,640,159	20.0%	$6,579,367	19.9%
2022	0	0	0.0	0	0.0	1,640,159	20.0%	$6,579,367	19.9%
2023	0	0	0.0	0	0.0	1,640,159	20.0%	$6,579,367	19.9%
2024	4	3,558,332	43.3	11,916,546	36.0	5,198,491	63.3%	$18,495,913	55.9%
2025	1	205,090	2.5	990,585	3.0	5,403,581	65.8%	$19,486,498	58.9%
2026	0	0	0.0	0	0.0	5,403,581	65.8%	$19,486,498	58.9%
2027	2	1,189,495	14.5	4,441,664	13.4	6,593,076	80.3%	$23,928,162	72.3%
2028	1	320,070	3.9	1,154,836	3.5	6,913,146	84.2%	$25,082,998	75.8%
2029	0	0	0.0	0	0.0	6,913,146	84.2%	$25,082,998	75.8%
2030 & Beyond	4	1,295,890	15.8	8,020,503	24.2	8,209,036	100.0%	$33,103,501	100.0%
Vacant	0	0	0.0	NAP	NAP	8,209,036	100.0%	NAP	NAP
Total	14	8,209,036	100.0%	$33,103,501	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2019. Rent includes base rent and rent increases occurring through August 30, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017	2018(2)	Underwritten(2)	PSF	%(3)
Rents in Place	$16,490,561	$27,070,602	$28,111,926	$33,103,501	$4.03	81.7%
Vacant Income	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$16,490,561	$27,070,602	$28,111,926	$33,103,501	$4.03	81.7%
Total Reimbursements	4,184,720	6,235,383	6,901,354	7,400,766	$0.90	18.3%
Net Rental Income	$20,675,282	$33,305,985	$35,013,280	$40,504,267	$4.93	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,012,607)	($0.12)	(2.5%)
Other Income	162,138	322,484	322,484	331,034	$0.04	0.8%
Effective Gross Income	$20,837,420	$33,628,469	$35,335,764	$39,822,695	$4.85	98.3%
Total Expenses	$4,518,161	$6,368,613	$6,445,614	$7,985,779	$0.97	20.1%
Net Operating Income	$16,319,258	$27,259,856	$28,890,150	$31,836,916	$3.88	79.9%
Total TI/LC, Capex/RR	584,669	509,338	0	2,695,459	$0.33	6.8%
Net Cash Flow	$15,734,589	$26,750,518	$28,890,150	$29,141,457	$3.55	73.2%

(1)	2016 operating history excludes the 5500 Southeast Delaware Avenue property and includes partial year information for seven of the properties as historical financial information was unavailable due to ILPT acquiring a majority of the portfolio over the last twelve months. 2016 operating history includes full-year information for the 1800 Union Airpark Boulevard property, 5000 Commerce Way property and the 945 Monument Drive property.

(2)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributed to (i) $442,662 of rent steps, (ii) $955,208 in straight line rent taken and (iii) recent leasing, including Transamerica Auto Parts ($966,999 in UW base rent) and SKF USA ($709,343 in UW base rent).

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

Property Management. The properties are managed by The RMR Group LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow $6,134,904 for the payment of capital expenditures to be incurred in connection with the expansion of the premises demised pursuant to The Toro Company lease.

Tax Escrow – Solely during the continuance of a Cash Management Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments, provided that the borrowers will not be required to reserve amounts with the lender that are paid directly by a tenant under a lease that is in full force and effect and as to which no event of default by the tenant is continuing.

Insurance Escrow – Solely during the continuance of a Cash Management Sweep Period, the borrowers are required to escrow on a monthly basis, 1/12th of the annual estimated insurance payments (unless the borrowers maintain acceptable blanket insurance policies, which comply with the requirements under the Whole Loan documents, and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, if less than one year).

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the borrowers are required to cooperate in establishing, a lender-controlled cash management account. If a Cash Management Sweep Period exists, funds on deposit in the lockbox account are required to be transferred to such cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Tax Escrow” and “Insurance Escrow”, to pay debt service on the Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and to pay extraordinary expenses approved by the lender, and to pay any remainder (i) during a Cash Management Sweep Period caused by a Partial Debt Yield Event (as defined below), 50% into the cash trap account, and 50% to the borrowers or (ii) during any Cash Management Sweep Period not caused solely by a Partial Debt Yield Event, 100% into the cash trap account. In each case, the amounts deposited in the cash trap account (such amounts, the “Cash Trap Funds”) are required to be held as additional collateral for the Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service and to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the properties, and (subject to an annual cap of $100,000) REIT distributions to owners of the borrowers.

A “Cash Management Sweep Period” means a period commencing upon the earlier of (i) an event of default under the Whole Loan documents, (ii) a Debt Yield Event (as defined below) or (iii) Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters or (ii) the borrowers have delivered to the lender a letter of credit in accordance with the Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the Whole Loan, would result in a debt yield of at least 6.75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

A “Partial Debt Yield Event” will commence if the debt yield for the Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, (ii) the borrowers have delivered to the lender a letter of credit in accordance with the Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the Whole Loan, would result in a debt yield of at least 7.25% or (iii) the amount of funds on deposit in the Cash Trap Funds are equal to, or in excess of, an amount equal to (x) $2.50 times (y) the rentable square footage of all vacant space at the properties.

Partial Release. The borrowers may obtain the release of a property (without payment of a yield maintenance premium) solely in connection with a casualty or condemnation, as follows. In the event that no event of default exists and a casualty or condemnation occurs as to which either (i)(a) the net proceeds of such casualty or condemnation are greater than 25% of the Casualty Release Value (as defined below) of the property (the “Affected Property”), and (b) the borrowers, after using commercially reasonable efforts are unable to satisfy conditions to restoration requiring that restoration be commenced as soon as reasonably practicable but no later than 90 days after net proceeds are made available to the borrowers, and the Affected Property and use thereof after restoration will be in compliance with legal requirements, the Bond Lease (as defined below), if applicable, any major lease at the Affected Property and other documents applicable to the Affected Property and (c) the lender does not make net proceeds available to the borrowers for restoration or (ii) the net proceeds of such casualty or condemnation are greater than 60% of the Casualty Release Value, then the borrowers may, on or prior to the second monthly payment date following the application of said net proceeds, prepay the Whole Loan and obtain the release of the Affected Property. Such prepayment is subject to certain conditions set forth in the Whole Loan documents, including, among others: (i) payment of an amount equal to (1) the greater of (A) the Casualty Release Value applicable to the Affected Property and (B) the amount required to be paid under REMIC rules less (2) the portion of the net proceeds applied to the principal amount of the Whole Loan applicable to such Affected Property (or zero if the amount in clause (2) is equal to or greater than the amount in clause (1)), (ii) transfer and conveyance of the Affected Property to a person other than the borrowers or any other loan party and (iii) payment of any additional amount required in order to satisfy REMIC requirements.

The “Casualty Release Value” for each of the properties, as set forth in the Whole Loan documents is as follows: 945 Monument Drive – $32,760,512; 16101 Queens Court – $18,875,686; 4237-4255 Anson Boulevard – $46,709,324; 5500 Southeast Delaware Avenue – $20,795,247; 5 Logistics Drive – $13,180,987; 1800 Union Airpark Boulevard – $60,466,179; 2150 Stanley Road –$19,323,583; 20 Logistics Boulevard – $26,297,989; 5142 & 5148 North Hanley Road – $39,478,976; 2801 Airwest Boulevard – $27,513,711; 5000 Commerce Way –$44,597,806.

Ground Lease and Tax Abatement. With respect to the 5142 & 5148 North Hanley Road property (the “North Hanley Property”), in connection with the development of the North Hanley Property and in order to incentivize the sole tenant, SKF USA (“SKF”), to locate at the property, a fee interest in the property was obtained by St. Louis County. St. Louis County ground leased the North Hanley Property (the “Bond Lease”) to a predecessor of the borrowers (the “Predecessor Entity”), bonds were issued by St. Louis County (the “County Bonds”) to the Predecessor Entity as payment for its costs in constructing the property, and the Predecessor Entity, SKF, and St. Louis County entered into a performance agreement (the “Performance Agreement”). The related borrower has succeeded to the rights of the Predecessor Entity under the County Bonds, the Bond Lease and the Performance Agreement. The rent payable by the borrowers to the County under the Bond Lease is equal to the principal and interest payments due to the borrowers under the County Bonds and, therefore the rental payments to be made by the applicable borrower and bond payments owed to such borrower offset each other. During the term of the Bond Lease, the borrowers are entitled to purchase all or any portion of the North Hanley Property back from the County and terminate the Bond Lease, in return for tender and cancellation of all outstanding County Bonds. The borrowers are also required to repurchase the North Hanley Property and terminate the Bond Lease, upon expiration of the Bond Lease or completion of the final bond payment, in each case in return for tender and cancellation of all outstanding County Bonds. The Bond Lease expires on the earlier of (i) the date the SKF lease is terminated and (ii) December 31 of the 10th calendar year following the completion date (as defined in the Bond Lease, provided that it is deemed to be not later than December 31, 2016). According to the appraisal, the improvements at the property were completed in 2015, which would result in a final expiration date of December 31, 2025 for the Bond Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — ILPT Industrial Portfolio

In connection with the above arrangements, the related borrower is exempt from payment of real property taxes during the term of the Bond Lease. Under the Performance Agreement, in lieu of real property taxes, the related borrower and SKF are jointly liable to make contributions to a special allocation fund in St. Louis, Missouri. The contributions amount is dependent on the number of jobs offered by SKF during each annual test period (a 90-day period ending on September 30 of each year), and said amount begins increasing once SKF employs less than 388 full time employees. If SKF offers less than 350 jobs, (i) the contributions amount increases to equal 100% of the unabated real property taxes that would have otherwise been paid and (ii) the County Bonds structure and Bond Lease are effectively terminated as SKF is required to purchase the fee interest in the North Hanley Property (in return for tender and cancellation of the County Bonds) by December 31 of such year. SKF is obligated under its lease to pay both the unabated taxes (when due) and the contribution payments, as applicable. Accordingly, no real estate taxes or contribution payments were underwritten. According to the appraisal, estimated unabated taxes following the expiration of the tax abatement, which is assumed to occur on December 31, 2025, are expected to be $754,225 in 2026. The County Bonds have been pledged to the lender to secure the Whole Loan. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

Additional Debt. In addition to the A Notes, the properties are also security for the B Notes with a Cut-off Date balance of $135.6 million. The B Notes are coterminous with the A Notes and require interest-only payments at a rate of 4.4000% per annum through maturity. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $789, 64.0%, 2.69x, 2.47x, 9.1% and 8.3% respectively. See “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans—ILPT Industrial Portfolio” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.4%	Net Rentable Area (Units):	184
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	BCORE MF Sunstone LLC	Year Built / Renovated:	1998 / 2018 - 2019
Sponsor:	BREIT MF Holdings LLC	Occupancy:	95.7%
Interest Rate:	3.3910%	Occupancy Date:	10/28/2019
Note Date:	10/30/2019	Number of Tenants:	NAP
Maturity Date:	11/1/2029	2016 NOI(2):	N/A
Interest-only Period:	120 months	2017 NOI(2):	N/A
Original Term:	120 months	2018 NOI:	$1,458,426
Original Amortization:	None	TTM NOI(3)(4):	$1,636,466
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	YM0.5(25),Def or YM0.5(88),O(7)	UW Revenues:	$2,685,767
Lockbox(1):	Soft	UW Expenses:	$910,881
Additional Debt:	No	UW NOI(4):	$1,774,887
Additional Debt Balance:	N/A	UW NCF:	$1,728,887
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$37,000,000 / $201,087
Additional Future Debt Permitted:	No	Appraisal Date:	10/10/2019

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$127,717
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Unit:	$127,717
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.5%
Replacement Reserves:	$0	Springing	$46,000	Maturity Date LTV:	63.5%
				UW NOI / UW NCF DSCR:	2.20x / 2.14x
				UW NOI / UW NCF Debt Yield:	7.6% / 7.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$23,500,000	64.9%	Purchase Price:	$35,700,000	98.5%
Sponsor Equity(6):	12,727,660	35.1	Closing Costs:	527,660	1.5
Total Sources:	$36,227,660	100.0%	Total Uses:	$36,227,660	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.

(3)	Represents the trailing twelve months ending August 31, 2019.

(4)	Underwritten rents in place are based on the October 28, 2019 rent roll which reflects an average monthly rent of $1,159 per occupied unit compared to $1,142 in the TTM due to the turning of renovated units.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Includes approximately $11.5 million of cash equity contributed by BREIT MF Holdings LLC (90% of the total sponsor equity) and the Kennedy Wilson Investment Company deemed equity contribution of approximately $1.3 million (10% of the total sponsor equity).

(7)	The property secured a mortgage loan that was previously securitized in FREMF 2017-KF35.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

The Loan. The Sunstone Apartments loan is a $23.5 million first mortgage loan secured by the fee interest in a 184-unit garden-style multifamily property located in Las Vegas, Nevada. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is BCORE MF Sunstone LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned 90.0% by BREIT MF Holdings LLC and 10.0% by affiliates of Kennedy Wilson Investment Company (“KW”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is BREIT MF Holdings LLC, which is majority owned by Blackstone Real Estate Income Trust, Inc. (“BREIT”). The guarantor’s full recourse obligations with respect to the borrower filing a voluntary petition under the bankruptcy code without the lender’s consent are capped at 20% of the principal balance of the loan. BREIT is a non-traded REIT that was formed in November 2015 and is focused on investing in mostly stabilized commercial real estate properties diversified by sector. As of June 30, 2019, BREIT owned 103,000 multifamily units, 200 million SF of industrial space, 115,000 owned hotel keys, and 33 million SF of retail space. BREIT is also in the sponsorship structure for Loan No. 1 The Met Apartments and Loan No. 3 Towne Center East.

The Property. The property is a 184-unit garden-style multifamily property located in Las Vegas, Nevada that was built in 1998 and renovated in 2018 and 2019. The property consists of 23 two-story apartment buildings located on approximately 10.4 acres. The property has 322 parking spaces, or 1.8 parking spaces per unit, including surface parking spaces, garage units and carports. As of October 28, 2019, the property was 95.7% leased.

The property contains 80 one-bedroom units (43.5%), 88 two-bedroom units (47.8%) and 16 three-bedroom units (8.7%). Average one-bedroom units are 741 SF, two-bedroom units are 1,026 SF, and three-bedroom units are 1,204 SF with a weighted average unit size of 917 SF. Property amenities include a gated entry, a swimming pool, fitness center, game room and business center. Unit amenities feature washer/dryer, stainless steel appliances, wood cabinets, walk-in closets and ceramic tile floors.

The previous owner, KW acquired the property in May 2017 and remains in the sponsorship post BREIT’s acquisition. KW invested $1.2 million ($6,432/unit) in capital expenditures at the property since acquisition. Of the 184 units, 48 units (26.1%) were renovated by owner prior to KW and 52 units (45.7%) were renovated by KW. The sponsor plans to renovate the remaining 52 units (28.3%) as they turn, which cost is included in the $1.6 million ($8,429/unit) budgeted for both individual unit and general property upgrades. Renovated units have garnered a rent premium of 12.7% for one-bedroom units, 12.4% for two-bedroom unit and 8.0% for three-bedroom units over non-renovated units.

The property is located in the southeast corner of Twain Avenue and Fort Apache Road. The neighborhood is directly served by Las Vegas' freeway system. Regional access to the neighborhood is provided by Beltway 215, traveling north/south to the west of the property and east/west to the south of the property. Access to the west is available using Flamingo Road south of the property. A complete freeway-to-freeway interchange is located approximately 10 miles southeast of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath, Renovated	59	32.1%	58	98.3%	741	$1,105	$1.49	$1,170	$1.58
One Bedroom, One Bath	21	11.4	21	100.0%	741	$981	$1.32	$1,170	$1.58
Two Bedroom, Two Bath, Renovated	60	32.6	54	90.0%	1026	$1,255	$1.22	$1,350	$1.32
Two Bedroom, Two Bath	28	15.2	28	100.0%	1026	$1,116	$1.09	$1,350	$1.32
Three Bedroom, Two Bath, Renovated	13	7.1	12	92.3%	1204	$1,377	$1.14	$1,500	$1.25
Three Bedroom, Two Bath	3	1.6	3	100.0%	1204	$1,267	$1.05	$1,500	$1.25
Total/Wtd. Avg.	184	100.0%	176	95.7%	917	$1,159	$1.26	$1,285	$1.40

(1)	Based on the underwritten rent roll dated October 28, 2019

(2)	Source: Appraisal.

The Market. The property is located in the West Las Vegas submarket within the larger Las Vegas market. The Las Vegas central business district is approximately eight miles northeast of the neighborhood, and the “Las Vegas Strip” is approximately 6.5 miles east of the property. Retail is an important economic segment for the Las Vegas market, with large outlets such as the Forum Shops at Caesars, Fashion Show Mall, the Grand Canal Shoppes at the Venetian, and the Crystals retail district at City Center. Opened in 2016, the T-Mobile Arena is an example of recent development initiatives; several others are planned for the coming years, including an NFL stadium near the McCarran International Airport that is currently under construction and slated to open for the 2020 NFL season.

The property’s local area is composed of a mixture of commercial and residential properties. The property’s immediate area is approximately 95% developed, with limited vacant land available primarily southeast of the property and west of Beltway 215. Major retail developments are located south of the property at the intersection of Fort Apache Road and Flamingo Road including a Smith’s anchored grocery store retail center, Ted Weins Firestone and Home Depot. These developments consist of power, community and neighborhood centers and strip retail uses interspersed with professional offices along Flamingo Road. Summerlin Hospital Medical Center is within the property’s immediate area as well as office buildings and retail uses.

The 2019 population within the property’s one-, three- and five-mile radius was 27,699, 159,214 and 355,723, respectively, with an average household income of $79,772, $91,566 and $87,104, respectively. The West Las Vegas submarket represents 17.9% of the total inventory in the Las Vegas market. As of the second quarter of 2019, the overall vacancy rate for the region was 4.2%, while the West Las Vegas submarket had a vacancy rate of 5.5%. The average quoted rental rate for all types of space within the overall market was $1,124 per month, while the West Las Vegas submarket had an average asking rental rate of $1,444 per month as of the second quarter of 2019.

The appraisal identified six comparable rental properties, ranging from 184 units to 240 units that were constructed between 1997 and 2000. The competitive set had a weighted average occupancy of approximately 94%, with average rents ranging from $1,240 to $1,203 per unit. Average rents at the property are slightly below the competitive set. The properties in the appraisal’s competitive set are all located in Las Vegas within approximately 3.1 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Sunstone Apartments	1998	184	917(2)	$1,159(2)	96%(2)	N/A
Cimarron Apartments	2000	240	927	$1,298	94%	2.0
Broadstone Flamingo West	1998	189	989	$1,315	94%	1.1
Rancho de Montana	1999	214	913	$1,240	98%	1.0
Rancho Destino	1998	184	962	$1,300	95%	1.9
Durango Canyon-South	1998	232	1,060	$1,408	91%	2.2
Vintage at The Lakes	1997	221	1,049	$1,249	94%	3.1
Total/Wtd. Avg.(3)		1,280	984	$1,303	94%

(1)	Source: Appraisal.

(2)	Based on the October 28, 2019 underwritten rent roll.

(3)	Excludes the subject property.

Historical and Current Occupancy

2016(1)	2017(1)	2018(2)	Current(3)
N/A	N/A	95.1%	95.7%

(1)	Historical occupancy is unavailable as the property was acquired by the sponsor at origination.

(2)	2018 occupancy is provided by the sponsor and reflects the TTM ending August 19, 2019.

(3)	Based on the October 28, 2019 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018	TTM(2)(3)	Underwritten(3)	Per Unit	%(4)
Rents in Place	N/A	N/A	$2,110,494	$2,283,682	$2,448,804	$13,309	90.7%
Vacant Income	N/A	N/A	165,777	152,039	120,136	$653	4.4%
Gross Potential Rent	N/A	N/A	$2,276,271	$2,435,721	$2,568,940	$13,962	95.1%
Total Reimbursements	N/A	N/A	106,039	131,027	131,027	$712	4.9%
Net Rental Income	N/A	N/A	$2,382,310	$2,566,748	$2,699,967	$14,674	100.0%
(Vacancy/Collection Loss)	N/A	N/A	(177,378)	(160,201)	(128,447)	($698)	(4.8%)
Other Income(5)	N/A	N/A	111,649	114,247	114,247	$621	4.2%
Effective Gross Income	N/A	N/A	$2,316,581	$2,520,794	$2,685,767	$14,597	99.5%
Total Expenses	N/A	N/A	$858,155	$884,328	$910,881	$4,950	33.9%
Net Operating Income	N/A	N/A	$1,458,426	$1,636,466	$1,774,887	$9,646	66.1%
Total TI/LC, Capex/RR	N/A	N/A	0	0	46,000	$250	1.7%
Net Cash Flow	N/A	N/A	$1,458,426	$1,636,466	$1,728,887	$9,396	64.4%

(1)	Historical cash flows are unavailable as the property was acquired by the sponsor at origination.

(2)	TTM represents the trailing twelve-month period ending August 31, 2019.

(3)	Underwritten rents in place are based on the October 28, 2019 rent roll which reflects an average monthly rent of $1,159 per occupied unit compared to $1,142 in the TTM due to the turning of renovated units.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Other Income includes miscellaneous income such as pet fees, late fees, application fees, laundry income and cable income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — The Sunstone Apartments

Property Management. The property is managed by Alliance Southwest, LLC, the seventh largest property management company in the nation with offices throughout the West, Southwest, South-Central, Southeast, Mid-Atlantic and Northeast. Alliance Southwest, LLC has managed the property since May 2017 when KW acquired the property.

Escrows and Reserves.

Taxes Reserve – The requirement to make monthly deposits to the tax reserve is waived so long as a Trigger Period (as defined below) is not continuing. During the continuance of a Trigger Period, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to pay all taxes and other charges due over the following 12 months at least 30 days prior to the due date.

Insurance Reserve – The requirement to make monthly deposits to the insurance reserve is waived so long as (i) a Trigger Period is not continuing or (ii) no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. Following the occurrence and during the continuance of a Trigger Period, provided clause (ii) of the previous sentence has not been satisfied, the borrower is required to make monthly deposits equal to 1/12th of the amount sufficient to renew the insurance coverage at least 30 days prior to the expiration of the insurance policies.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $3,833 (1/12th of $250 per unit per annum) subject to a cap of $46,000 ($250 per unit).

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower is required to deposit all rents and other income from the properties into the lockbox account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Trigger Period. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan (“Excess Cash”) or, in lieu of the lender trapping such Excess Cash, the borrower has the right to deliver to the lender either a letter of credit for such amount or a guaranty of up to 15% of the outstanding principal balance of the loan (in which case, the portion of the guaranteed funds will be released to the borrower), in each case, in accordance with certain requirements set forth in the in the loan documents.

A “Trigger Period” commences upon (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower (which, with respect to an involuntary filing, is not discharged, stayed or dismissed within 90 days), or (iii) the DSCR falling below 1.20x for the two consecutive and immediately preceding calendar quarters based upon the corresponding trailing four calendar quarter period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

Mortgage Loan Information		Property Information
Mortgage Loan Seller:(1)	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	7,877
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	SDSDR111 LLC	Year Built / Renovated:	1930 / 2012
Sponsor:	S. Lawrence Davis	Occupancy:	100.0%
Interest Rate:	4.2030%	Occupancy Date:	10/30/2019
Note Date:	10/30/2019	Number of Tenants:	1
Maturity Date:	11/6/2029	2016 NOI:	$1,559,250
Interest-only Period:	120 months	2017 NOI:	$1,649,775
Original Term:	120 months	2018 NOI:	$1,650,550
Original Amortization:	None	TTM NOI(3):	$1,556,419
Amortization Type:	Interest Only	UW Economic Occupancy:	97.0%
Call Protection:	L(25),Def (91),O(4)	UW Revenues:	$1,958,031
Lockbox(2):	Hard	UW Expenses:	$538,170
Additional Debt:	No	UW NOI(4):	$1,419,861
Additional Debt Balance:	N/A	UW NCF:	$1,410,409
Additional Debt Type:	N/A	Appraised Value / PSF:	$31,000,000 / $3,936
Additional Future Debt Permitted:	No	Appraisal Date:	9/13/2019

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$2,666
Taxes(6):	$0	Springing	N/A	Maturity Date Loan PSF:	$2,666
Insurance:	$11,339	Springing	N/A	Cut-off Date LTV:	67.7%
Replacement Reserves:	$0	$131	N/A	Maturity Date LTV:	67.7%
TI/LC:	$0	$657	N/A	UW NOI / UW NCF IO DSCR:	1.59x / 1.58x
				UW NOI / UW NCF Debt Yield:	6.8% / 6.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$21,000,000	99.5%	Payoff Existing Debt:	$20,500,000	97.1%
Sponsor Equity:	114,688	0.5	Closing Costs:	373,472	1.8
			Upfront Real Estate Taxes(6):	229,877	1.1
			Upfront Reserves:	11,339	0.1
Total Sources:	$21,114,688	100.0%	Total Uses:	$21,114,688	100.0%

(1)	The loan was originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by Column.

(2)	For a more detailed description of lockbox and cash management structure, please refer to “Lockbox / Cash Management” below.

(3)	Represents the trailing twelve-month period ending August 31, 2019.

(4)	On July 1, 2021, the annual base rent for Duane Reade will be reduced from $1,650,500 ($210 PSF) to $1,500,000 ($190 PSF) in connection with an early lease extension that provided no tenant improvement package or free rent. Underwritten NOI reflects the 2021 base rent.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	At closing, $229,877 was paid directly to NYC Department of Finance for the tax bill due on January 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

The Loan. The Duane Reade – Columbia University loan is a $21.0 million first mortgage loan secured by the fee interest in a 7,877 SF single-tenant retail condominium unit located in New York, NY. The loan has a 10-year term and is interest-only for the entire term.

The Borrower. The borrowing entity for the loan is SDSDR111 LLC, a Delaware limited liability company structured to be a special purpose entity. The borrowing entity is directly owned by the following members: 75.0% by SDS Investments II LLC, a Delaware limited liability company, 24.0% by Jeff Winnick and 1.0% by S. Lawrence Davis. The indirect owners of the borrowing entity (with an indirect ownership percentage equal to or greater than 20.0%) and their indirect ownership percentages are: S. Lawrence Davis (21.5%), Sapir SDS Holdings LLC (37.5%), The Sapir Group LLC (37.5%), the Estate of Tamir Sapir (26.3%) and four indirect owners, each with less than a 20.0% ownership interest in the borrowing entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mr. S. Lawrence Davis. Mr. Davis is the President and CEO of Shorewood Real Estate Group, a multi-strategy real estate investment platform that specializes in the acquisition, financing and development of institutional quality assets in major gateway markets in the US. According to the sponsor, the firm has invested $650 million since its inception in 2012.

The Property. The property is a 7,877 SF single-tenant retail condominium unit, which encompasses the ground floor and lower level of a 10-story, multifamily apartment building on a 0.5-acre site, which was built in 1930 and renovated in 2012. The property is located on the northeast corner of Broadway and 111th Street in New York, three blocks south of Columbia University's main campus, two blocks southwest of Mount Sinai St. Luke's Hospital and five blocks south of Barnard College. The property represents one unit in a seven-unit condominium, with one residential unit that includes 133 apartment residences and six commercial units (including the property). Solely the Duane Reade condominium unit is collateral for the loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the Prospectus.

The property is 100% leased to Duane Reade, which has been in occupancy since 2000 and had an original lease expiration of June 30, 2021, which was extended to April 30, 2029. The tenant does not have any early termination rights other than customary rights for defaults or certain casualties or condemnations of the property. Duane Reade currently pays an annual base rent of $1,650,550 ($210 PSF) and is responsible for paying all expenses with exception of interior and exterior capital repairs. On July 1, 2021, the annual base rent will be reduced to $1,500,000 ($190 PSF) in connection with an early lease extension that provided no tenant improvement package or free rent. The sponsor is responsible for both interior and exterior capital repairs; however, the tenant is responsible for exterior installations.

The Duane Reade lease is guaranteed by Walgreens Co., a wholly owned subsidiary of Walgreens Boots Alliance (Moody’s/S&P/Fitch: Baa2/BBB/BBB).

The property is one of only four Duane Reade retail locations within the borough of Manhattan that features a 24-hour pharmacy.

The Market. The property is located at the northeast corner of Broadway and 111th Street in the Morningside Heights neighborhood within the Harlem / North Manhattan submarket of Manhattan, New York City, New York, three blocks south of Columbia University's main campus, two blocks southwest of Mount Sinai St. Luke's Hospital and five blocks south of Barnard College. The neighborhood is predominately residential in nature with primarily commercial uses along Broadway and mixed-use commercial and residential uses along the side streets.

The property is serviced by public transit accessible via subway service at the Cathedral Parkway 110th Street Station one block south of the subject and by bus stops located directly across Broadway between 111th and 112th Street and one block south on the corner of Broadway and 110th Street.

According to the appraisal, as of 2018, the population within a one- and three-mile radius of the property is approximately 176,039 and 1,197,847, respectively, with a median household income of $68,527 and $67,939, respectively. The appraisal concluded PSF market rents of $215 for retail space. According to a third party market research provider, the market reported an overall vacancy rate of 6.0% as of the second quarter of 2019. According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Tenants
Duane Reade – Columbia University	1930 / 2012	7,877(2)	$190(2)	100%(2)	N/A	Duane Reade
2833 Broadway	1931 / N/A	8,516	$206	100%	0.1	CVS
1745 Broadway	2003 / N/A	4,369	$365	100%	2.9	Capital One Bank
1756 Broadway	1979 / N/A	2,628	$220	100%	2.8	Pret A Manger
2333 Broadway	1922 / N/A	8,200	$288	100%	1.3	Victoria’s Secret
2085 Broadway	1938 / N/A	24,985	$210	100%	2.0	Bloomingdales Outlet
2415 Broadway	1986 / N/A	2,035	$350	100%	1.1	Wells Fargo

(1)	Source: Appraisal.

(2)	Based on the executed lease to commence on July 1, 2021.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
100%	100%	100%	100%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on leases in-place as of the loan origination date of October 30, 2019.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of UW Base Rents	Lease Expiration Date(3)
Duane Reade	Baa2 / BBB / BBB	7,877	100%	$190	100%	4/30/2029

(1)	Based on lease in-place as of the loan origination date of October 30, 2019.

(2)	Ratings provided are for Walgreens Boots Alliance, the parent company of Walgreens Co. which guarantees the lease.

(3)	The lease has no remaining extension options and does not provide the tenant with any termination options, other than customary termination rights for defaults or casualties/condemnations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Duane Reade – Columbia University

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$1,559,250	$1,649,775	$1,650,550	$1,633,500	$1,500,000	$190.43	74.3%
Gross Potential Rent	$1,559,250	$1,649,775	$1,650,550	$1,633,500	$1,500,000	$190.43	74.3%
Total Reimbursements	352,116	403,030	464,386	376,337	518,589	$65.84	25.7%
Net Rental Income	$1,911,366	$2,052,805	$2,114,936	$2,009,837	$2,018,589	$256.26	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(60,558)	($7.69)	(3.0%)
Effective Gross Income	$1,911,366	$2,052,805	$2,114,936	$2,009,837	$1,958,031	$248.58	97.0%
Total Expenses	$352,116	$403,030	$464,386	$453,417	$538,170	$68.32	27.5%
Net Operating Income	$1,559,250	$1,649,775	$1,650,550	$1,556,419	$1,419,861	$180.25	72.5%
Total TI/LC, Capex/RR	0	0	0	0	9,452	$1.20	0.5%
Net Cash Flow	$1,559,250	$1,649,775	$1,650,550	$1,556,419	$1,410,409	$179.05	72.0%

(1)	TTM represents the trailing twelve-month period ending August 31, 2019.

(2)	On July 1, 2021, the annual base rent for Duane Reade will be reduced from $1,650,500 ($210 PSF) to $1,500,000 ($190 PSF) in connection with an early lease extension that provided no tenant improvement package or free rent. Underwritten Rents in Place reflect the 2021 base rent.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.

Property Management. The property is self-managed by the tenant, Duane Reade.

Escrows and Reserves. At origination, the borrower deposited $11,339 into the Insurance Reserve.

Taxes & Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments due over the next 12 months in order to accumulate sufficient amounts to pay all taxes at least 30 days before the due date and 1/12th of the annual estimated insurance premiums estimated to be due and payable for coverage renewal. However, the borrower’s obligation to make monthly deposits to the Tax & Insurance Reserve will be waived as long as the Duane Reade lease is in full force and effect and no monetary or material non-monetary default has occurred thereunder, Walgreens Boots Alliance, Inc. ("WBA") maintains a long term unsecured credit rating of at least “BBB-” by S&P and “Baa3” by Moody’s and Duane Reade pays the applicable taxes and other charges and maintains insurance coverage acceptable to lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $131 for replacement reserves, which equates $0.20 PSF per annum.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $657 for TI/LC reserves, which equates to $1.00 PSF per annum.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management during a Trigger Period (as defined below). In connection with the origination of the loan, the borrower delivered a tenant direction letter directing tenant to pay rent directly to the lockbox account. Within two business days of receipt of any rents, the borrower or manager will cause such amounts to be deposited in the lockbox account. Upon the commencement of the first Trigger Period, the cash management account will be established and for the duration of the Trigger Period, all amounts received by lockbox bank will be transferred on a daily basis to the cash management account.

A ”Trigger Period” will commence upon (i) an event of default; (ii) the debt yield falling below 6.70%; (iii) a Trigger Lease Event (as defined below); or (iv) the credit rating for WBA falling below “BB” by S&P or “Ba2” by Moody's.

A "Trigger Lease Event" means that: (i) Duane Reade (or any replacement tenant occupying all or a portion of the property) (each, a "Trigger Tenant") is delinquent in payment of rent for more than 30 days; (ii) Trigger Tenant becomes subject to a bankruptcy action; (iii) Trigger Tenant has gone dark or vacated its space in substantially all of its premises; or (iv) the lease for a Trigger Tenant will expire in less than 18 months; (v) the Duane Reade lease has been terminated or cancelled or Duane Reade has notified borrower of its intent to do so.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.9%	Net Rentable Area (Units):	362
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Patriot Crossing, LLC	Year Built / Renovated:	1970-1972 / 2016-2019
Sponsors:	A. Brandon Denton; Thomas J. Floyd; Mitchell Collins	Occupancy:	97.0%
Interest Rate:	4.1000%	Occupancy Date:	9/26/2019
Note Date:	10/4/2019	Number of Tenants:	NAP
Maturity Date:	10/6/2029	2016 NOI(2):	$1,455,835
Interest-only Period:	36 months	2017 NOI(2):	$1,555,405
Original Term:	120 months	2018 NOI(2):	$1,629,549
Original Amortization:	360 months	TTM NOI(2)(3):	$1,797,910
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.5%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$3,067,547
Lockbox(1):	Springing	UW Expenses:	$1,107,600
Additional Debt:	No	UW NOI(2):	$1,959,946
Additional Debt Balance:	N/A	UW NCF:	$1,869,446
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$27,600,000 / $76,243
Additional Future Debt Permitted:	No	Appraisal Date:	8/14/2019

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$55,249
Taxes:	$170,466	$14,695	N/A	Maturity Date Loan Per Unit:	$47,909
Insurance:	$48,146	$6,335	N/A	Cut-off Date LTV:	72.5%
Replacement Reserves:	$0	$7,542	N/A	Maturity Date LTV:	62.8%
Immediate Repairs Reserves:	$371,213	$0	N/A	UW NOI / UW NCF IO DSCR:	2.36x / 2.25x
				UW NOI / UW NCF Amortizing DSCR:	1.69x / 1.61x
				UW NOI / UW NCF Debt Yield:	9.8% / 9.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$20,000,000	100.0%	Payoff Existing Debt:	$15,823,409	79.1%
			Return of Equity:	3,187,657	15.9
			Upfront Reserves:	589,824	2.9
			Closing Costs:	399,109	2.0
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The loan’s sponsors acquired the property in 2014 when many of the units were boarded up and uninhabitable. The sponsors subsequently invested approximately $10.2 million ($28,078 per unit) in capital improvements and other costs to reposition and renovate the property. Throughout the rehabilitation period, a significant number of units were down for complete renovations. Since then, 356 units have been renovated and brought back on line, with the remaining units expected to be renovated in November 2019. As a result of the renovations, average monthly rent has grown 35.2% from $538 per unit to $727 per unit, from January 1, 2016 to September 26, 2019. Over the same period, occupancy increased from 79.6% to 97.0%.
(3)	Represents trailing twelve months ending August 31, 2019.
(4)	For a more detailed description, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

The Loan. The Patriots Crossing Apartments loan is a $20.0 million first mortgage loan secured by the fee interest in a 362-unit multifamily garden-style apartment community located in Louisville, Kentucky. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 36 months.

The Borrower. The borrowing entity for the loan is Patriot Crossing, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is wholly owned by Yorktown Investments, LLC a Delaware limited liability company, which in turn is indirectly owned by six individual members. The loan’s sponsors and nonrecourse carve-out guarantors indirectly own 55.2% in the borrowing entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are A. Brandon Denton, Thomas J. Floyd, and Mitchell Collins, each of which is a partner in the Denton Floyd Real Estate Group. Headquartered in Louisville, Kentucky, Denton Floyd Real Estate Group is a real estate firm with a focus on investment, development and construction, sales and brokerage, and full-service property management. Since its founding in 2008, Denton Floyd Real Estate Group has completed over $175 million of construction and renovation projects, including new build, rehabilitation, and adaptive reuse projects, and the restoration of over 25 historical landmarks. Denton Floyd Real Estate Group portfolio of properties are located throughout North-Central Kentucky and Southern Indiana, and as of June 15, 2019, collectively had a stabilized occupancy of 94.6%.

The Property. The property is a 362-unit townhome garden style apartment community located in Louisville, Kentucky, approximately 10.6 miles south of downtown Louisville. Situated on a total of 20.5 acres, the property is comprised of 72, two-story buildings and provides for 687 parking spaces (1.9 spaces per unit). The property contains eight one-bedroom, one-bathroom units and 354 two-bedroom, one-bathroom units ranging from 650 to 825 SF. Communal residential amenities at the property include on-site management, two playgrounds, and a picnic/BBQ area. Each unit includes an electric range/oven, refrigerator, dishwasher, private patio/balcony area, washer/dryer hookups, and walk-in closets. As of September 26, 2019, the property was 97.0% occupied.

Since acquisition of the property in 2014, the loan’s sponsors have invested approximately $10.2 million ($28,078 per unit) to rehabilitate and renovate the property. Recent renovations completed include kitchen appliances, HVAC and water heaters, kitchen cabinets, flooring, and window replacements, structural repairs, and site/parking improvements. According to the appraisal, 356 of the 362 units have been renovated and the remaining unit renovations are expected to be completed in November 2019.

As a result of the renovations, average monthly rent has grown 35.2% from $538 per unit as of January 1, 2016 to $727 per unit, as of the September 26, 2019 rent roll. Compared to the appraisal concluded monthly market rent of $821 per unit, average monthly rent at the property is still 11.5% below market.

The following table presents certain information relating to the unit mix and the appraiser’s market rent conclusion of the property:

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	8	2.2%	8	100.0%	650	$611	$0.94	$650	$1.00
Two Bedroom, One Bath(3)	354	97.8	343	96.9%	825	$729	$0.88	$825	$1.00
Total/Wtd. Avg.	362	100.0%	351	97.0%	821	$727	$0.89	$821	$1.00

(1)	Based on the underwritten rent roll dated September 26, 2019.
(2)	Source: Appraisal.
(3)	Includes one non-revenue unit, which is utilized as a leasing and management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

The Market. The property is located in Louisville, Kentucky, approximately 10.6 miles south of downtown Louisville. The surrounding neighborhood consists of a mixture of commercial, industrial, and residential development with a majority of the residential development being multifamily. The property is located immediately southwest of the Louisville International Airport (4.8 miles). The property benefits from its proximity to employers in the immediate area including UPS, Jefferson County Public Schools, Ford Motor Company, Humana Healthcare, and General Electric Appliances. In 2019, UPS announced a $750 million expansion, which is expected to create 1,000 jobs over the next ten years in Louisville, according to the Kentucky Cabinet for Economic Development. In addition to being a hub for UPS’ global logistics network, Louisville is home to UPS’ largest aircraft maintenance hangar, located at Louisville International Airport. UPS recently completed a $310 million expansion to UPS Worldport in Louisville, which is now the largest automated package handling facility in the world. The University of Louisville, a state-supported research university with more than 22,000 students, 7,000 faculty and staff, and 140,000 alumni, is located approximately 6.6 miles north of the property.

Primary access to the property is provided by State Route 1020 (directly adjacent to the property), Interstate 65 (4.2 miles east) and Interstate 264 (5.5 miles) and public transit is provided throughout the neighborhood. Downtown Louisville can be accessed by the 4 Route bus, with a stop located directly adjacent to the property. Major retailers nearby include Kroger (1.9 miles northwest), Walmart Supercenter (2.8 miles southwest), and Dollar General (1.3 miles south), as well as Jefferson Mall, a 904,967 SF mall anchored by Dillard’s, JCPenney, H&M, and Old Navy (5.9 miles). In addition to local and regional restaurants, nearby national food and beverage outlets include fast food chains such as McDonald’s, Taco Bell, and Chick-fil-A, as well as national restaurant chains such as Texas Roadhouse, Red Lobster, and Olive Garden.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the property was 7,357, 48,335 and 156,808, respectively. The estimated 2019 average household income within the same radii was $57,954, $57,040 and $58,212, respectively.

According to a third-party market research report, the property is situated within the Louisville multifamily market and the Portland/Shawnee/PRP submarket. As of year-to-date August 2019, the Louisville market reported a total inventory of 75,420 units with a 6.1% vacancy rate and asking rent of $897 per unit. As of year-to-date August 2019, the submarket reported a total inventory of 10,859 units, making it Louisville’s second largest submarket, and had a 4.2% vacancy rate and asking rent of $720 per unit. The Louisville market and Portland/Shawnee/PRP submarket has rent growth of 2.5% and 2.4% over the trailing 12-month period, respectively.

The appraisal identified six competitive properties totaling 1,203 units, which reported a weighted average occupancy rate of approximately 97.5%. The appraisal concluded monthly market rents per unit ranging from $625 to $719 for one-bedroom, one-bathroom units and $714 to $805 for the two-bedroom, one-bathroom units, which represents weighted average monthly rent per unit of $669 and $786, respectively. The properties in the appraisal’s competitive set are all located in the Louisville area and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

Competitive Set Summary(1)

					Avg. Unit Size (SF)		Avg. Monthly Rent (per Unit)
Property	Year Built/ Renovated	No. of Units	Occupancy	Proximity (miles)	1 BD / 1 BA	2 BA / 1 BA	1 BD / 1 BA	2 BA / 1 BA
Patriots Crossing Apartments	1970-1972 / 2016-2019	362(2)	97.0%(2)	N/A	650(2)	825(2)	$611(2)	$729(2)
The Oaks at Andrews	1974 / 2015	209	96.0%	5.8	754	960	$649	$779
Fountain Square Apartments	1964 / NAP	320	96.0%	10	621	712	$719	$780
Elements of Louisville	1948 / 2015	243	100.0%	4.3	737	850	$695	$805
Legacy Apartments	1968 / NAP	106	97.0%	3.4	733	973	$629	$714
Summit Apartments	1974 / NAP	168	96.0%	6.2	584	846	$625	$795
Iroquois Gardens	1972 / NAP	157	99.0%	3.6	750	950	$650	$800
Total/Wtd. Avg.(3)		1,203	97.3%		689	856	$672	$784

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 26, 2019.
(3)	Excludes the Patriots Crossing Apartments property.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
87.0%	88.4%	91.4%	97.0%

(1)	Source: Historical Occupancy is provided by the loan’s sponsors. Occupancies are as of December 31 of each respective year. The sponsors acquired the property in 2014 when many of the units were boarded up and uninhabitable. The sponsors subsequently invested approximately $10.2 million ($28,078 per unit) in capital improvements and other costs to reposition and renovate the property. Throughout the rehabilitation period, a significant number of units were down for complete renovations. Since then, 356 units have been renovated and brought back on line, with the remaining units expected to be renovated in November 2019.
(2)	Based on the September 26, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Patriots Crossing Apartments

Operating History and Underwritten Net Cash Flow(1)

	2016(2)	2017	2018	TTM(3)	Underwritten	Per Unit	%(4)
Rents in Place	$2,411,964	$2,602,566	$2,670,700	$2,866,216	$3,060,888	$8,455	97.5%
Vacant Income	0	151,692	249,866	184,256	108,900	$301	3.5%
Credit Loss	0	(57,502)	(69,429)	(31,510)	(31,510)	($87)	(1.0%)
Gross Potential Rent	$2,411,964	$2,696,756	$2,851,137	$3,018,962	$3,138,278	$8,669	100.0%
Net Rental Income	$2,411,964	$2,696,756	$2,851,137	$3,018,962	$3,138,278	$8,669	100.0%
(Vacancy)	0	(196,907)	(289,831)	(236,763)	(171,307)	($473)	(5.5%)
Other Income(5)	0	126,722	157,111	100,576	100,576	$278	3.2%
Effective Gross Income	$2,411,964	$2,626,571	$2,718,417	$2,882,775	$3,067,547	$8,474	97.7%
Total Expenses	$956,129	$1,071,166	$1,088,868	$1,084,865	$1,107,600	$3,060	36.1%
Net Operating Income	$1,455,835	$1,555,405	$1,629,549	$1,797,910	$1,959,946	$5,414	63.9%
Total TI/LC, Capex/RR	0	0	0	0	90,500	$250	3.0%
Net Cash Flow	$1,455,835	$1,555,405	$1,629,549	$1,797,910	$1,869,446	$5,164	60.9%

(1)	The sponsors acquired the property in 2014 when many of the units were boarded up and uninhabitable. The sponsors subsequently invested approximately $10.2 million ($28,078 per unit) in capital improvements and other costs to reposition and renovate the property. Throughout the rehabilitation period, a significant number of units were down for complete renovations. Since then, 356 units have been renovated and brought back on line, with the remaining units expected to be renovated in November 2019. The increase in NOI is due to the rehabilitation and renovation of the units at the property. As a result of the renovations, average monthly rent has grown 35.2% from $538 per unit to $727 per unit, from January 1, 2016 to September 26, 2019 rent roll. Over the same period, occupancy increased from 79.6% to 97.0%.
(2)	The borrower-provided 2016 operating statement did not include itemized detail for revenue fields.
(3)	Represents trailing twelve months ending August 31, 2019.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes application fees, late fees, move-out charges, garage fees, pet fees and other miscellaneous items.

Property Management. The property is managed by DF Property Management LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $371,213 for immediate repairs, $170,466 for real estate taxes, and $48,146 for insurance escrows.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $14,695.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $6,335.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $7,542 ($250 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox. The borrower is required to deposit all rents and other income from the properties into an operating account dedicated to servicing the property. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the borrower is required to deposit or cause the manager to deposit all rents and other income into the lockbox account, which will be swept daily to a cash management account under the control of the lender. During the continuation of a Cash Sweep Trigger Event (as defined below), all excess cash flow in the cash management account, after payments made in accordance with the loan documents for, among other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Management Trigger Event” means: (i) an event of default, (ii) a bankruptcy action of the borrower, key principal, property manager, or guarantor, (iii) the DSCR falling below 1.25x, or (iv) indictment of fraud or misappropriations of funds by the borrower, manager, or guarantor.

A “Cash Sweep Trigger Event” means: (i) an event of default, (ii) a bankruptcy action of the borrower, key principal, property manager, or guarantor, or (iii) the DSCR falling below 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	204,123
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	2716 N. Tenaya Loan 1, LLC	Year Built / Renovated:	1998 / 2016
Sponsors:	Quynh Palomino; Lloyd W. Kendall, Jr.	Occupancy:	100.0%
Interest Rate:	4.97948%	Occupancy Date:	9/30/2019
Note Date:	10/4/2019	Number of Tenants:	1
Maturity Date:	10/6/2024	2016 NOI:	$4,099,810
Interest-only Period:	24 months	2017 NOI:	$4,222,082
Original Term:	60 months	2018 NOI:	$4,344,538
Original Amortization:	360 months	TTM NOI(3)(4):	$4,424,860
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection(2):	L(26),Def(30),O(4)	UW Revenues:	$4,934,863
Lockbox:	Hard	UW Expenses:	$168,521
Additional Debt(1):	Yes	UW NOI(4):	$4,766,342
Additional Debt Balance(1):	$26,800,000 / $6,000,000	UW NCF:	$4,696,297
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraised Value / PSF:	$70,200,000 / $344
Additional Future Debt Permitted:	No	Appraisal Date:	8/23/2019

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$229
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$219
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	$3,402	N/A	Maturity Date LTV:	63.7%
TI/LC Reserve:	$0	$29,768	N/A	UW NOI / UW NCF IO DSCR:	2.02x / 1.99x
Material Tenant Rollover Reserve:	$1,000,000	Springing	N/A	UW NOI / UW Amortizing NCF DSCR:	1.58x / 1.56x
				UW NOI / UW NCF Debt Yield:	10.2% / 10.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$46,800,000	88.5%	Payoff Existing Mortgage Debt(6):	$42,166,575	79.8%
Mezzanine Loan:	6,000,000	11.4	Payoff Existing Mezzanine Debt:	9,080,774	17.2
Sponsor Equity:	53,020	0.1	Upfront Reserves:	1,000,000	1.9
			Closing Costs:	605,671	1.1
Total Sources:	$52,853,020	100.0%	Total Uses:	$52,853,020	100.0%

(1)	The United Healthcare Office loan is part of a larger split whole loan evidenced by five pari passu notes with an aggregate Cut-off Date balance of $46.8 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.
(2)	Defeasance of the Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last Whole Loan promissory note to be securitized.
(3)	Represents the trailing twelve months ending July 31, 2019.
(4)	UW NOI includes $411,699 in straight line rent.
(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The property secured a mortgage loan that was previously securitized in JPMBB 2014-C26.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

The Loan. The Whole Loan is a $46.8 million first mortgage loan secured by the fee simple interest in a 204,123 SF Class A suburban office building located in Las Vegas, Nevada. The Whole Loan has a five-year term and will amortize on a 30-year schedule following an initial interest-only period of 24 months.

The Whole Loan is expected to be serviced under the CSAIL 2019-C18 pooling and servicing agreement until the securitization of the controlling Note A-1. Note A-2 and A-3 are being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. From and after the securitization of Note A-1, the Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization that holds such note. As the holder of Note A-1 (the “Controlling Noteholder”), UBS AG is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the remaining notes is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-4, A-5 (1)	$26,800,000	$26,800,000	UBS AG	Y
Note A-2, A-3	20,000,000	20,000,000	CSAIL 2019-C18	N
Total:	$46,800,000	$46,800,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is 2716 N. Tenaya Loan 1, LLC, a special purpose Delaware limited liability company. The borrowing entity is 100% owned and managed by 2716 N. Tenaya Loan 2, LLC (the “Mezzanine Borrower”), which is owned by Quynh Palomino (12.4%) through Quyp Holdings, LLC and by various entities and individuals (87.6%), of which none own more than 10.0%. The Mezzanine Borrower is managed by Virtua Partners (US), LLC (“Virtua Partners”), which is majority owned and controlled by Quynh Palomino and Lloyd W. Kendall, Jr.

The Sponsors. The Whole Loan’s sponsors and non-recourse carve-out guarantors are Quynh Palomino and Lloyd W. Kendall, Jr. Quynh Palomino and Lloyd W. Kendall, Jr. are both principals at Virtua Partners. Virtua Partners is a global private equity firm specializing in commercial real estate. Virtua Partners sponsors a variety of investment funds and commercial real estate projects across the United States and currently has 16 million SF of assets under management or development. See “Description of Mortgage Pool–Litigation and Other Considerations” and “–Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 204,123 SF, Class A, suburban office building located in Las Vegas, Nevada. The property consists of one, six-story building situated on an approximately 9.6-acre site. Built in 1998 and renovated in 2016, the property has been 100.0% occupied by United HealthCare Services, Inc. (“UnitedHealthcare”) and its predecessors since the original construction in 1998. The property features 908 parking spaces (4.5 spaces per 1,000 SF), including a five-story above ground parking garage with 727 spaces.

UnitedHealthcare leases the property under an absolute net lease at a current UW base rent of $22.61 PSF, with 3% annual increases, through December 2025 and has three, five-year renewal options remaining with no termination options. Since its most recent lease renewal in 2014, UnitedHealthcare has spent approximately $3.3 million in renovations at the property. The renovations included installation of a credit union on the first floor, re-demising the 2nd through 6th floors with new finishes throughout, and fully upgraded bathrooms. In addition, UnitedHealthcare constructed an additional 245-space covered parking lot on the parcel to the south of the property at its own expense. The parcel with the additional parking belongs to UnitedHealthcare and is not a part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

UnitedHealthcare is an operating division of UnitedHealth Group (NYSE: UNH) (Fitch/Moody’s: A-/A3). UnitedHealth Group, based in Minnetonka, Minnesota, is a leader in the health and well-being industry, serving approximately 70 million Americans and 85 million in 19 other countries. Founded in 1977, UnitedHealth Group employs more than 260,000 people globally. UnitedHealth Group has two business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum. UnitedHealthcare provides health care benefits to an array of customers and markets. Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. UnitedHealth Group is ranked #6 on the 2019 Fortune 500 list, and has over $226.2 billion in annual revenue as of year-end 2018. UnitedHealthcare accounted for approximately 81% of UnitedHealth Group’s revenues and 53% of UnitedHealth Group’s net operating income in 2018.

In February 2008, UnitedHealthcare expanded its footprint in Nevada when parent company, UnitedHealth Group, acquired the Sierra Health Services, Inc. family of companies. The property, and the adjacent smaller office building at 2720 North Tenaya Way, serve as UnitedHealthcare’s regional headquarters. The campus serves as the operations center for the company's business lines in Nevada, UnitedHealthcare’s insurance business, and Optum.

The Market. The property is located in the northern section of the City of Las Vegas, Nevada, in Clark County, approximately 9.5 miles northwest of downtown Las Vegas and the Las Vegas Medical District, and approximately 16.5 miles northwest of McCarran International Airport. The property is located immediately west of U.S. Highway 95 (“US 95”), which travels north/south directly through Las Vegas and provides connections to both Carson City and Reno via US 50 and Interstate 80, respectively. US 95 intersects with Interstate 15, just north of the Las Vegas central business district, approximately 6.5 miles southeast of the property. Due to the proximity of the major thoroughfares to this neighborhood, travel time to the city of Las Vegas central business district is approximately 20 minutes, with travel to McCarran International Airport taking approximately 30 minutes. Direct access to the property is provided by North Tenaya Way, which according to a third party market research report, experiences an average daily traffic count of 19,784 vehicles at its intersection with Peak Drive, less than 0.5 miles north of the property.

The property is located in the Las Vegas Technology Center. The immediate surrounding area consists primarily of office and medical office uses, including Mountain View Hospital and Sierra Health Medical Center, located just northeast of the property. According to the appraisal, the presence of these two major facilities has resulted in the development of a “medical corridor” along Tenaya Way between Cheyenne Avenue and Smoke Ranch Road. Located along this corridor are several clinics, medical office buildings and other hospital support services. In 2017, Mountain View Hospital completed a $90 million, multi-phase campus expansion, to include the addition of 64 beds, expansion and renovation of Women’s Services and addition of a Level III NICU, expansion of Emergency Department services and a new Medical Office Building. In addition, retailers within a two-mile radius of the property include Walmart, Ross, Target, Hobby Lobby, Best Buy, TJ Maxx, Marshalls, Bed, Bath & Beyond, Stein Mart, and JOANN Fabrics.

Las Vegas is the largest city and most populated in Nevada and the county seat of Clark County. According to a third party market research report, the 2019 estimated population of the Las Vegas-Henderson-Paradise, NV metropolitan statistical area (“MSA”) is 2,268,633 and accounts for 73.8% of Nevada’s total 2019 estimated population. The population of the Las Vegas MSA increased 1.9% annually from 2010 to 2019, and it is expected to grow 1.9% annually through 2024. This compares to the population growth for the State of Nevada at 1.5% and 1.7%, respectively. According to a third party market research report, the 2019 estimated population and average household income within a three- and five-mile radius of the property are 191,272 and 425,889 people and $72,267 and $78,837, respectively.

According to a third party market research report, the property is situated within the Las Vegas office market and Northwest Las Vegas office submarket. As of the third quarter of 2019, the Las Vegas market reported a total inventory of approximately 66.0 million SF with an 11.6% vacancy rate and asking rent of $23.15 PSF. As of the third quarter of 2019, the Northwest Las Vegas submarket reported a total inventory of approximately 10.6 million SF, making it Las Vegas’s third largest submarket, with a 12.1% vacancy rate and asking rent of $23.48 PSF. The Las Vegas market and Northwest Las Vegas submarket has rent growth of 1.9% and 1.6% over the trailing 12-month period, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

Competitive Set Summary(1)

Property	Year Built	NRA (SF)	Proximity (miles)	Lease Date	Rent Steps	Anchor Tenant	Rent PSF
United Healthcare Office	1998	204,123(2)	N/A	Jul 2014(2)	3.0%/yr.	UnitedHealthcare	$22.61(2)
Corporate Pointe II	2001	41,390	5.7	Mar 2018	3.0%/yr.	Wyndham Worldwide	$20.10
Hughes Airport Center	1999	40,288	11.0	Oct 2017	3.0%/yr.	Alorica Inc.	$16.80
Aristocrat Technologies	2018	180,000	7.4	Apr 2018	3.0%/yr.	Aristocrat	$22.20
Southwest Corporate Campus	2007	222,268	9.4	Jan 2016	1.7%/yr.	IGT	$20.40

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2019.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated September 30, 2019.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date(3)
UnitedHealthcare	A3 / NR / A-	204,123	100.0%	$22.61	100.0%	12/31/2025

(1)	Based on the underwritten rent roll dated September 30, 2019.
(2)	Ratings are of UnitedHealth Group, the parent company of the tenant, UnitedHealthcare.
(3)	The lease has three, five-year renewal options remaining and does not include any termination rights.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten(3)	PSF	%(2)
Rents in Place	$4,099,810	$4,222,805	$4,349,489	$4,425,602	$4,614,373	$22.61	88.8%
Straight Line Rent	0	0	0	0	411,699	$2.02	7.9%
Gross Potential Rent	$4,099,810	$4,222,805	$4,349,489	$4,425,602	$5,026,071	$24.62	96.8%
Total Recoveries	24,228	4,879	19,514	19,733	168,521	$0.83	3.2%
Net Rental Income	$4,124,038	$4,227,683	$4,369,003	$4,445,335	$5,194,592	$25.45	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(259,730)	($1.27)	(5.0%)
Effective Gross Income	$4,124,038	$4,227,683	$4,369,003	$4,445,335	$4,934,863	$24.18	95.0%
Total Expenses	$24,228	$5,601	$24,465	$20,475	$168,521	$0.83	3.4%
Net Operating Income	$4,099,810	$4,222,082	$4,344,538	$4,424,860	$4,766,342	$23.35	96.6%
Total TI/LC, Capex/RR	0	0	0	0	70,045	$0.34	1.4%
Net Cash Flow	$4,099,810	$4,222,082	$4,344,538	$4,424,860	$4,696,297	$23.01	95.2%

(1)	TTM represents the trailing 12 months ending July 31, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes $133,873 of rent steps through October 1, 2020 and Straight Line Rent underwritten to the average rent steps for the remaining lease term expiring December 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

Property Management. The borrower has entered into the asset management agreement with an affiliate, Clear Vista Management (US), LLC (the “Asset Manager”) pursuant to which Asset Manager provides certain administrative services related to the property (i.e., preparation of budget, cash management serviced, rent collections, maintaining books and records and similar accounting and financial services). The property level management (such as maintenance, etc.) is managed by UnitedHealthcare pursuant to the terms of the UnitedHealthcare lease.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,000,000 for material tenant rollover funds.

Material Tenant Rollover Reserve – During a Material Tenant Trigger Event (as defined below), on a monthly basis, the borrower is required to deposit with the lender all Material Tenant (as defined below) excess cash flow for tenant allowances, tenant improvement costs and leasing commissions.

Taxes Escrow – Provided that (i) no event of default has occurred, (ii) no Cash Sweep Trigger Event (as defined below) has occurred, (iii) the UnitedHealthcare lease is in full force and effect, (iv) UnitedHealthcare is not bankrupt or insolvent, (v) UnitedHealthcare has not expressed its intent to terminate, cancel or default under its lease, (vi) UnitedHealthcare pays all taxes related to the property directly to the applicable authority and (vii) UnitedHealthcare has made and continues to make all payments relating to the obligations to pay taxes, the requirement to make monthly deposits of 1/12th of the annual estimated tax payments is waived.

Insurance Escrow – Provided that (i) no event of default has occurred, (ii) no Cash Sweep Trigger Event has occurred, (iii) the UnitedHealthcare lease is in full force and effect, (iv) UnitedHealthcare is not bankrupt or insolvent, (v) UnitedHealthcare has not expressed its intent to terminate, cancel or default under its lease, (vi) UnitedHealthcare maintains the insurance requirements under the related Whole Loan agreement and (vii) UnitedHealthcare has performed and continues to perform obligations to maintain insurance required under its lease, the requirement to make monthly deposits of 1/12th of the annual estimated insurance premiums is waived.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $3,402 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $29,768 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the related Whole Loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on both the Whole Loan and mezzanine loan, and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account, (c) if a Collateral Support Trigger Event (as defined below) has occurred and is continuing, to a collateral support reserve or (d) if no Material Tenant Trigger Event, Cash Sweep Trigger Event or Collateral Support Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the earlier of (i) an event of default under the related Whole Loan or mezzanine loan documents, (ii) any bankruptcy action involving the borrower, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period DSCR falling below 1.10x, (iv) any indictment for fraud or misappropriation of funds by the borrower, the guarantor, the key principal or an affiliated or third party property manager, or any director or officer of the aforementioned, (v) a Material Tenant Trigger Event or (vi) a Collateral Support Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — United Healthcare Office

A “Material Tenant Trigger Event” means a period commencing upon the earlier of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then–applicable expiration date under its Material Tenant lease, the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, such Material Tenant not giving notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the property or (y) the total in-place base rent at the property, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the properties or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises) or (viii) the long term unsecured debt rating of a Material Tenant or guarantor of any Material Tenant is downgraded below investment grade.

A “Material Tenant” means (i) UnitedHealthcare or (ii) any other tenant at the properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage or (b) accounts for no less than 20% of the total in-place base rent.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the related Whole Loan or mezzanine loan documents, (ii) any bankruptcy action involving the borrower, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period DSCR falling below 1.10x or (iv) a Collateral Support Trigger Event.

A “Collateral Support Trigger Event” means the failure of the borrower to prepay or defease the Whole Loan on or prior to April 6, 2023 (18 months prior to the Whole Loan maturity date).

Additional Debt. At origination, UBS AG provided a $6.0 million mezzanine loan secured by 100.0% of the equity interests in the borrower, which is now held by Inpoint REIT Operating Partnership, L.P. The mezzanine loan is coterminous with the Whole Loan, has an interest rate of 10.0000% per annum and is interest-only throughout the term. The Cut-off Date Loan PSF, Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield based on the Whole Loan and the mezzanine loan are $259, 75.2%, 1.30x and 9.0%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	154,611
Loan Purpose:	Refinance	Location:	Petaluma, CA
Borrower:	Redwood Tech DE SPE LLC	Year Built / Renovated:	2007 - 2014 / NAP
Sponsor:	Matthew T. White	Occupancy(3):	94.1%
Interest Rate:	4.5220%	Occupancy Date:	7/31/2019
Note Date:	11/8/2019	Number of Tenants:	11
Maturity Date:	11/6/2029	2017 NOI:	$3,101,321
Interest-only Period:	60 months	2018 NOI:	$3,321,634
Original Term:	120 months	TTM NOI(4):	$3,349,009
Original Amortization:	360 months	UW Economic Occupancy:	94.4%
Amortization Type:	IO-Balloon	UW Revenues:	$4,837,710
Call Protection(2):	L(25),Def(90),O(5)	UW Expenses:	$1,281,963
Lockbox:	Springing	UW NOI:	$3,555,746
Additional Debt(1):	Yes	UW NCF:	$3,443,234
Additional Debt Balance(1):	$16,500,000	Appraised Value / PSF:	$51,000,000 / $330
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/8/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$236
Taxes:	$17,459	$8,730	N/A	Maturity Date Loan PSF:	$216
Insurance:	$26,719	$3,107	N/A	Cut-off Date LTV:	71.6%
Replacement Reserves:	$0	$2,577	$77,306	Maturity Date LTV:	65.5%
TI/LC Reserves:	$750,000	$19,327	N/A	UW NOI / UW NCF IO DSCR:	2.12x / 2.06x
				UW NOI / UW NCF Amortizing DSCR:	1.60x / 1.55x
				UW NOI / UW NCF Debt Yield:	9.7% / 9.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$36,500,000	100.0%	Payoff Existing Debt:	$31,267,364	85.7%
			Payoff Preferred Equity:	3,725,054	10.2
			Upfront Reserves:	794,178	2.2
			Closing Costs:	711,984	2.0
			Return of Equity:	1,420	0.0
Total Sources:	$36,500,000	100.0%	Total Uses:	$36,500,000	100.0%

(1)	The Redwood Technology Center loan is part of a larger split whole loan evidenced by five pari passu notes with an aggregate Cut-off Date balance of $36.5 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	Defeasance of the Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last Whole Loan promissory note to be securitized.

(3)	The largest tenant at the property, Ciena Corporation, leases 57,673 SF (37.3% of NRA); however, the tenant is currently dark in 18,773 SF (12.1% of NRA) and continues to pay contractual rent on such space. Taking into account such dark space, the property has a physical occupancy of 81.9%.

(4)	Represents trailing twelve months ending August 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

The Loan. The Whole Loan is a $36.5 million first mortgage loan secured by the fee interest in a 154,611 SF Class A suburban office park located in Petaluma, California. The Whole Loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

Note A-1 and Note A-2 are being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C18 pooling and servicing agreement until the securitization of the controlling Note A-3. After the securitization of Note A-3, the Whole Loan is expected to be serviced under the pooling and servicing agreement or trust and servicing agreement governing the securitization of the Note A-3. As the holder of Note A-3 (the “Controlling Noteholder”), UBS AG is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the remaining notes is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-2	$20,000,000	$20,000,000	CSAIL 2019-C18	N
Note A-3, A-4, A-5(1)	16,500,000	16,500,000	UBS AG	Y
Total	$36,500,000	$36,500,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is Redwood Tech DE SPE LLC, a Delaware limited liability company and special purpose entity with one independent director.

The Sponsor. The Whole Loan’s sponsor and non-recourse carve-out guarantor is Matthew T. White. Mr. White is the chairman and chief executive officer of Basin Street Properties. Basin Street Properties is a private owner and operator of commercial real estate in Northern California and Northern Nevada. Primarily centered on its office investments, Basin Street Properties has expanded its portfolio over time to include selected retail, multi-family, hospitality and mixed-use projects in its core markets. Founded in 1974 and headquartered in Reno, Nevada, Basin Street Properties delivers a range of real estate services, including development, property management, construction management, financial and asset management, and property acquisition and disposition. See “Description of Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 154,611 SF Class A suburban office park located at 1383 and 1385 North McDowell Avenue and 1201 Redwood Way in Petaluma, California. The property consists of two, three-story, office buildings and a two-level full-service health club operated as Synergy Health Club built in phases between 2007 and 2014. The health club includes full men’s and women’s locker rooms as well as various fitness studios and weight rooms. The health club has two outdoor pools (a 25-yard lap pool and a recreation pool), saunas, steam rooms and an outdoor whirlpool. The property is situated on a 12.8-acre site and contains 765 parking spaces (4.9 spaces per 1,000 SF).

The 1383 North McDowell Avenue building is a 57,546 SF, Class A, multi-tenant office building constructed in 2007. The building is 84.1% leased as of July 31, 2019, with the largest tenant, Ciena Corporation, occupying 18,895 SF, or approximately 32.8% of the building NRA. The 1385 North McDowell Avenue building is a 56,065 SF, Class A, multi-tenant office building constructed in 2014. The building is 100.0% leased as of July 31, 2019, of which 69.2% is also leased to Ciena Corporation. The 1201 Redwood Way building is a 41,000 SF athletic facility, which is 100.0% leased as of July 31, 2019 to Santa Rosa Memorial Hospital through December 31, 2030. Santa Rosa Memorial Hospital (operating at the property as Synergy Health Club) is owned and operated by Providence St. Joseph Health (Moody’s/Fitch/S&P: Aa3/AA-/AA). As of July 31, 2019, the property was 94.1% leased to 11 tenants, including two antenna tenants. The two buildings at 1383 and 1385 North McDowell Avenue are connected via a sky bridge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

The largest tenant at the property, Ciena Corporation (NYSE: CIEN), leases 57,673 SF (37.3% of NRA) across four suites through January 2025 at a current average UW base rent of $32.03 PSF with one, five-year renewal option remaining and no termination options. Ciena Corporation leases the top floors of the buildings located at 1383 and 1385 North McDowell Avenue, which are connected via a sky bridge. Additionally, Ciena Corporation’s space include outdoor balcony and patio space in both buildings which do not have net rentable area included in the rent roll and no rent has been allocated to such space. With regard to its two suites at the 1383 North McDowell Avenue building, Ciena Corporation has the right of first offer to lease space adjacent to its current suites and/or in the adjacent building. Founded in 1992 and based in Linthicum, Maryland, Ciena Corporation is networking systems, services and software company, providing solutions that enable a wide range of network operators to deploy and manage next-generation networks that deliver services to businesses and consumers. With over 6,500 professionals, Ciena Corporation serves more than 1,500 customers in over 80 countries. Ciena Corporation has been a tenant at the property since its construction in 2007 and has expanded its footprint at the property on three separate occasions. Ciena Corporation has leased suite 1385-200 (18,773 SF, 12.1% of NRA, 13.8% of UW Base Rent) since July 2016, but has not moved in and is not occupying such space. The space is currently in its shell condition, however, Ciena Corporation continues to pay contractual rent on such space. The lease provides for an expiration date in January 2025.

The second largest tenant at the property, Santa Rosa Memorial Hospital, leases 41,000 SF (26.5% of NRA) through December 2030 at a current UW base rent of $27.15 PSF with three, five-year renewal options remaining and one, four-year renewal option remaining. Santa Rosa Memorial Hospital operates Synergy Health Club, a health club offering training and studio classes. The health club features, among other things, executive locker rooms and laundry service, FitKids Zone supervised childcare and youth programs, heart-rate training technology, heated outdoor pools with a three-story waterslide and whirlpool, kadence indoor cycling studio, and massage and spa services. Santa Rosa Memorial Hospital is a unit of Providence St. Joseph Health, an integrated Catholic healthcare delivery system that provides healthcare services throughout California, West Texas and Eastern New Mexico.

The Market. The property is located in Petaluma, California, within the North McDowell subarea of Sonoma County, approximately 42.4 miles from downtown San Francisco. According to the appraisal, the property is located along North McDowell Avenue, adjacent to an interexchange with U.S. Highway 101, with prominent freeway visibility. U.S. Highway 101 travels north to Oregon and Washington and south to San Francisco and Los Angeles. McDowell Avenue runs parallel to U.S. Highway 101 as it travels south toward central Petaluma, with a number of neighborhood and community shopping centers along the way. According to the appraisal, the property is one of the few Class A office properties in the area.

Petaluma is proximate to multiple demand generators in the San Francisco Bay Area. Major employers within Sonoma County are Kaiser Permanente, Graton Resort and Casino, and Sutter Health. The North McDowell Boulevard corridor contains business park complexes, featuring office and light industrial uses, and is home to both professional service firms and a number of major telecommunication and technology companies. Major tenants within the Redwood Technology Park include CrossCheck, Tellabs, Dow Pharmaceutical, Enphase Energy, Clover Stornetta, Digilock, SolarCity and Broadcom. The area is also home to several hotels, restaurants, and retail stores, including Kohl's, Michael's Crafts, Starbucks, Applebee’s, IHOP, Lagunitas Brewing Company, and Beyond the Glory Sports Bar.

According to a third party market research report, the estimated 2019 population and average household income within a five-mile radius of the property was 102,942 and $116,946, respectively. According to a third party market research report, the estimated 2019 population and average household income within Sonoma County was 507,036 and $111,637, respectively.

According to a third party market research report, as of the second quarter of 2019, the Santa Rosa - CA office market contained 16.8 million SF of office space with an overall vacancy rate of 5.4% and asking rent of $23.82 PSF. For office space within the Petaluma/Cotati/Rohnert submarket, the inventory reported was 3.6 million SF with a vacancy of 10.2% and asking rent of $23.40 PSF.

The appraisal concluded market rents of $27.00 PSF for health club space, $31.00 PSF for office space, and $34.00 PSF for high quality office space, compared to in-place rent of $27.15 PSF for health club space, $29.14 PSF for office space, and $32.03 PSF for high quality office space at the property. According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Proximity (miles)	Tenant Name	Tenant SF	Lease Start Date	Initial Rental Rate (PSF)	Lease Term (Years)
Redwood Technology Center	2007-2014/N/A	154,611(2)	–	Sutter West Bay Medical(2)	7,198(2)	Nov 2017(2)	$28.85(2)	8.0(2)
Theatre Square Office	2007 / N/A	34,605	3.9	ReMax	883	Aug 2019	$28.70	6.0
				Interactive Brokers	833	July 2019	$32.16	4.0
Petaluma Marina Business Center	1991 / N/A	116,300	4.8	RMC GeoScience	1,236	June 2019	$28.20	4.0
				Wine Library	843	June 2019	$30.60	3.0
				Larry Hilbloom Foundation	2,701	March 2018	$29.04	5.0
North Bay Center	1991 / N/A	45,377	6.5	Kaiser Foundation Health	16,548	Oct 2018	$33.12	5.0
4 Hamilton Landing	1930 / N/A	57,289	19.3	Meritage Medical Network	22,266	March 2019	$38.16	5.0
				Marin Individual Practice Assoc.	22,266	Feb 2019	$37.18	3.6
Waterfront Office Building	2005 / N/A	50,755	4.0	Accelitas	4,826	Dec 2018	$28.80	4.0
Fountain Grove Executive Center	2008 / N/A	63,292	16.9	Morgan Stanley	21,000	Oct 2019	$32.64	8.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 31, 2019.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
98.2%	97.0%	94.1%	94.1%

(1)	Source: Historical Occupancy as provided by the sponsor.

(2)	Based on the underwritten rent roll dated July 31, 2019. The largest tenant at the property, Ciena Corporation, leases 57,673 SF (37.3% of NRA); however, the tenant is currently dark in 18,773 SF (12.1% of NRA) and continues to pay contractual rent on such space. Taking into account such dark space, the property has a physical occupancy of 81.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/Fitch/S&P(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Ciena Corporation(3)	NR / NR / NR	57,673	37.3%	$32.03	42.3%	1/31/2025
Santa Rosa Memorial Hospital	Aa3 / AA- / AA	41,000	26.5	$27.15	25.5	12/31/2030
Friedmans Home Improvement	NR / NR / NR	17,287	11.2	$29.31	11.6	4/30/2022
Sutter West Bay Medical	NR / NR / NR	7,198	4.7	$28.85	4.8	11/30/2025
Keller Williams Realty	NR / NR / NR	7,016	4.5	$29.88	4.8	4/30/2020
Basin Street Properties	NR / NR / NR	6,447	4.2	$28.92	4.3	8/31/2020
Stantec	NR / NR / NR	4,003	2.6	$29.29	2.7	10/31/2020
Amerifirst Financial	NR / NR / NR	2,819	1.8	$26.73	1.7	2/28/2021
Eye Care Institute	NR / NR / NR	1,993	1.3	$29.92	1.4	10/31/2021
Sprint Spectrum(4)	NR / NR / NR	0	0.0	$24,720	0.6	12/26/2023
Total:		145,436	94.1%		99.5%

(1)	Based on the underwritten rent roll through July 31, 2019. Lease expiration dates reflect early termination option dates, if applicable.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Ciena Corporation has leased suite 1385-200 (18,773 SF, 12.1% of NRA, 13.8% of UW Base Rent) since July 2016, but has not moved in and is not occupying such space. The space is currently in its shell condition, however, Ciena Corporation continues to pay contractual rent on such space. The lease provides for an expiration date in January 2025. At origination, the borrower escrowed $750,000 into a TI/LC reserve of which $250,000 ($13.32 PSF of such dark space) may only be disbursed either in connection with improvements to such unutilized space, or following the re-leasing of the Ciena Corporation space in accordance with the related Whole Loan documents).

(4)	Sprint Spectrum is a roof antenna tenant with no attributable net rentable square footage. UW Base Rent PSF for Sprint Spectrum represents annual UW Base Rent.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring(2)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	3	17,466	11.3	513,331	11.8	17,466	11.3%	$513,331	11.8%
2021	3	4,812	3.1	154,659	3.5	22,278	14.4%	$667,990	15.3%
2022	1	17,287	11.2	506,652	11.6	39,565	25.6%	$1,174,642	26.9%
2023	1	0	0.0	24,720	0.6	39,565	25.6%	$1,199,362	27.5%
2024	0	0	0.0	0	0.0	39,565	25.6%	$1,199,362	27.5%
2025	5	64,871	42.0	2,054,658	47.0	104,436	67.5%	$3,254,020	74.5%
2026	0	0	0.0	0	0.0	104,436	67.5%	$3,254,020	74.5%
2027	0	0	0.0	0	0.0	104,436	67.5%	$3,254,020	74.5%
2028	0	0	0.0	0	0.0	104,436	67.5%	$3,254,020	74.5%
2029 & Beyond	1	41,000	26.5	1,113,306	25.5	145,436	94.1%	$4,367,326	100.0%
Vacant	NAP	9,175	5.9	NAP	NAP	154,611	100.0%	NAP	NAP
Total	14	154,611	100.0%	$4,367,326	100.0%

(1)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(2)	Includes two antenna tenants, New Cingular Wireless PCS LLC and Sprint Spectrum, which have lease expirations in May 2021 and December 2023, respectively, but do not have attribute net rentable square footage.

(3)	Based on the underwritten rent roll. Rent includes base rent and step rents occurring through December 1, 2020 and $44,389 from two roof antenna tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$3,954,922	$4,171,234	$4,178,118	$4,314,716	$27.91	84.6%
Vacant Income	0	0	0	284,425	$1.84	5.6%
Rent Steps	0	0	0	52,610	$0.34	1.0%
Gross Potential Rent	$3,954,922	$4,171,234	$4,178,118	$4,651,751	$30.09	91.2%
Total Reimbursements	322,615	337,651	359,107	450,096	$2.91	8.8%
Net Rental Income	$4,277,537	$4,508,885	$4,537,225	$5,101,847	$33.00	100.0%
(Vacancy/Collection Loss)	0	0	62	(284,425)	($1.84)	(5.6%)
Other Income	14,296	19,664	20,288	20,288	$0.13	0.4%
Effective Gross Income	$4,291,833	$4,528,549	$4,557,575	$4,837,710	$31.29	94.8%
Total Expenses	$1,190,512	$1,206,915	$1,208,566	$1,281,963	$8.29	26.5%
Net Operating Income	$3,101,321	$3,321,634	$3,349,009	$3,555,746	$23.00	73.5%
Total TI/LC, Capex/RR	0	0	0	112,512	$0.73	2.3%
Net Cash Flow	$3,101,321	$3,321,634	$3,349,009	$3,443,234	$22.27	71.2%

(1)	TTM represents trailing twelve months ending August 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Includes rent of $44,389 from two roof antenna tenants.

Property Management. The property is managed by Basin Street Properties, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $750,000 for tenant improvements and leasing commissions, (ii) $17,459 for real estate taxes and (iii) $26,719 for insurance premiums.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $8,730.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $3,107.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,577 for replacement reserves subject to a cap of $77,306.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $19,327 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Whole Loan is structured with a springing lockbox. The borrower is required to deposit all rents and other income from the properties into an operating account dedicated to servicing the property. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender, which will be swept daily to a cash management account under the control of the lender. During the continuation of a Cash Sweep Trigger Event (as defined below), all excess cash flow in the cash management account, after payments made in accordance with the Whole Loan documents for, among other things, debt service, required reserves and operating expenses, will be held as additional collateral for the Whole Loan.

A “Cash Management Trigger Event” will occur upon the earlier of (i) an event of default, (ii) any bankruptcy action involving the borrower, guarantor, key principal or property manager, (iii) the trailing 12-month period DSCR being equal to or less than 1.20x, (iv) any indictment for fraud or misappropriation of funds by the borrower, guarantor, key principal, or affiliated or third party property manager, or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Redwood Technology Center

A “Material Tenant Trigger Event” means a period commencing upon the earlier of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then–applicable expiration date (except that, with respect to the Ciena Corporation lease, it will be the date that is 18 months prior to such expiration date) under its Material Tenant lease, the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, such Material Tenant not giving notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the property or (y) the total in-place base rent at the property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the properties or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises).

A “Material Tenant” means (i) Ciena Corporation, (ii) Santa Rosa Memorial Hospital or (iii) any other tenant at the property that, together with its affiliates, either (a) leases no less than 15% of the total rentable square footage or (b) accounts for no less than 15% of the total in-place base rent.

A “Cash Sweep Trigger Event” will occur upon the earlier of (i) an event of default, (ii) any bankruptcy action involving the borrower, guarantor, key principal, or property manager or (iii) the trailing 12-month period DSCR being equal to or less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Edgewood Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,550,000	Title:	Fee
Cut-off Date Principal Balance:	$18,499,423	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	264
Loan Purpose:	Refinance	Location:	Baton Rouge, LA
Borrower:	Edgewood Apartments Baton Rouge, LLC	Year Built / Renovated:	1985 / NAP
Sponsor:	Donald P. Kelly, Jr.	Occupancy:	90.2%
Interest Rate:	4.0900%	Occupancy Date:	9/30/2019
Note Date:	9/26/2019	Number of Tenants:	NAP
Maturity Date:	10/6/2029	2016 NOI(2):	$1,645,741
Interest-only Period:	None	2017 NOI(2):	$1,745,464
Original Term:	120 months	2018 NOI(2):	$1,720,013
Original Amortization:	360 months	TTM NOI(2)(3):	$1,573,804
Amortization Type:	Balloon	UW Economic Occupancy:	86.7%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$2,536,191
Lockbox:	Springing	UW Expenses:	$962,028
Additional Debt:	No	UW NOI:	$1,574,162
Additional Debt Balance:	N/A	UW NCF:	$1,494,962
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$25,700,000 / $97,348
Additional Future Debt Permitted:	No	Appraisal Date:	8/20/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$70,074
Taxes:	$79,003	$7,182	N/A	Maturity Date Loan Per Unit:	$56,003
Insurance:	$85,379	$10,672	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$0	$6,600	N/A	Maturity Date LTV:	57.5%
Immediate Repair Reserves:	$401,829	$0	N/A	UW NOI / UW NCF DSCR:	1.47x / 1.39x
				UW NOI / UW NCF Debt Yield:	8.5% / 8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$18,550,000	100.0%	Payoff Existing Debt:	$14,447,087	77.9%
			Return of Equity:	2,954,342	15.9
			Closing Costs:	582,360	3.1
			Upfront Reserves:	566,211	3.1
Total Sources:	$18,550,000	100.0%	Total Uses:	$18,550,000	100.0%

(1)	The Edgewood Apartments loan was originated by BSPRT CMBS Finance, LLC and acquired by Rialto Real Estate Fund III – Debt, LP.

(2)	In August 2016, Baton Rouge experienced record level flooding, which affected a large portion of the multifamily inventory in the market. The property was not impacted by the flooding, sustaining no damage or causing any down units. As a result, the property saw an increase in occupancy and rental income in 2016. Occupancy declined as other multifamily properties in the market began to come back online and tenants began relocating to other multifamily properties.

(3)	Represents the trailing twelve month period ending August 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Edgewood Apartments

The Loan. The Edgewood Apartments loan is an $18.55 million first mortgage secured by the fee interest in a 264-unit garden-style multifamily property located in Baton Rouge, Louisiana. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Edgewood Apartments Baton Rouge, LLC a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Donald P. Kelly, Jr. of the Mitchell Company, a real estate company based in Mobile, Alabama. The Mitchell Company manages 14 multifamily properties with a total of 1,508 units. Mitchell Company’s portfolio is located in Florida, Alabama, Mississippi and Louisiana.

The Property. The property is a 264-unit garden style multifamily property located in Baton Rouge, Louisiana that was built in 1985. The property consists of 25 two-story buildings located on approximately 10.6 acres. The property has a total of 454 parking spaces, or 1.7 parking spaces per unit. As of September 30, 2019 the property was 90.2% leased.

The property contains 112 one-bedrooms units (42.4% of total units) and 152 two-bedroom units (57.6% of total units). The one-bedroom units have an average unit size of approximately 750 SF and the two-bedroom units have an average unit size of 1,209 SF. Property amenities include two pools, gated entry, playground and a laundry center. Unit amenities include a washers & dryers, fireplaces, walk-in closets, patios, balconies and sunrooms, ceiling fans, refrigerators, garbage disposals and dishwashers.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	112	42.4%	105	93.8%	750	$790	$1.05	$754	$1.01
Two Bedroom, One Bath	96	36.4	88	91.7%	1,204	$906	$0.75	$867	$0.72
Two Bedroom, Two Bath	56	21.2	45	80.4%	1,218	$1,022	$0.84	$999	$0.82
Total/Wtd. Avg.	264	100.0%	238	90.2%	1,014	$877	$0.86	$849	$0.84

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Source: Appraisal.

The Market. The property is located in Baton Rouge, Louisiana. As of the second quarter in 2019, the market had an average vacancy rate of 8.8%. According to the appraisal, the 2018 population within a one-, three- and five-mile radius was 12,000, 74,235 and 164,914, respectively, and 2018 average household incomes within the same radius were $96,138, $91,369 and $93,294, respectively.

The property is located just south of a Winn-Dixie anchored shopping center and 12.7 miles east of Downtown Baton Rouge. Baton Rouge is home to Louisiana State University which has an enrollment over 30,000 and is located 10.8 miles west of the property. The property is also located 5.4 miles northeast of the Mall of Louisiana, with tenants that include Dick’s Sporting Goods, Dillard’s, Nordstrom Rack, Apple Store, DSW and an AMC Theaters.

The appraisal identified five comparable rental properties, ranging from 155 to 604 units that were constructed between 1977 and 1986. The competitive set had a weighted average occupancy rate of 92.6%, with average rents ranging from $678 to $903 per unit. The properties in the appraisal’s competitive set are all located in Baton Rouge within 3.2 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Edgewood Apartments

Competitive Set Summary(1)

Property	Year Built	No. of Units(2)	Avg. Unit Size (SF)(2)	Avg. $ / Unit(2)	Occupancy(2)	Proximity (Miles)
Edgewood Apartments	1985	264	1,014	$877	90.2%	N/A
Afton Oaks Apartments	1983	284	810	$903	92.0%	2.3
Regency Club	1984	312	808	$841	96.0%	2.4
Willowbend Lake Apartments	1986	155	979	$878	92.0%	2.9
Sherwood Acres Apartments	1977	604	844	$678	90.0%	0.7
Forestwood	1984	272	881	$839	93.0%	3.2
Total/Wtd. Avg.(3)		325	864	$865	92.6%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 30, 2019.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2016(2)	2017(2)	2018(2)	Current(2)(3)
94.7%	91.2%	90.4%	90.2%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	In August 2016, Baton Rouge experienced record level flooding, which affected a large portion of the multifamily inventory in the market. The property was not impacted by the flooding, sustaining no damage or causing any down units. As a result, the property saw an increase in occupancy and rental income in 2016. Occupancy declined as other multifamily properties in the market began to come back online and tenants began relocating to other multifamily properties.

(3)	Based on the underwritten rent roll dated September 30, 2019.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018(1)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Rents in Place	$2,689,056	$2,889,233	$2,914,991	$2,866,850	$2,787,262	$10,558	100%
Vacant Income	0	0	0	0	0	$0	0.0%
Gross Potential Rent	$2,689,056	$2,889,233	$2,914,991	$2,866,850	$2,787,262	$10,558	100%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,689,056	$2,889,233	$2,914,991	$2,866,850	$2,787,262	$10,558	100.0%
(Vacancy/Collection Loss)	(190,924)	(320,235)	(373,294)	(422,704)	(369,485)	($1,400)	(13.3%)
Other Income	114,956	108,340	113,299	107,644	118,414	$449	4.2%
Effective Gross Income	$2,613,088	$2,677,338	$2,654,995	$2,551,791	$2,536,191	$9,607	91.0%
Total Expenses	$967,347	$931,874	$934,982	$977,986	$962,028	$3,644	37.9%
Net Operating Income	$1,645,741	$1,745,464	$1,720,013	$1,573,804	$1,574,162	$5,963	62.1%
Total TI/LC, Capex/RR	79,200	79,200	79,200	79,200	79,200	$300	3.1%
Net Cash Flow	$1,566,541	$1,666,264	$1,640,813	$1,494,604	$1,494,962	$5,663	58.9%

(1)	In August 2016, Baton Rouge experienced record level flooding, which affected a large portion of the multifamily inventory in the market. The property was not impacted by the flooding, sustaining no damage or causing any down units. As a result, the property saw an increase in occupancy and rental income in 2016. Occupancy declined as other multifamily properties in the market began to come back online and tenants began relocating to other multifamily properties.

(2)	Represents the trailing twelve month period ending August 31, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 420 North Main Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,750,000	Title:	Fee
Cut-off Date Principal Balance:	$17,750,000	Property Type - Subtype:	Industrial – Warehouse
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	634,968
Loan Purpose:	Refinance	Location:	Montgomery, IL
Borrower:	420 N. Main (Montgomery) DE, LLC	Year Built / Renovated:	1905 / 2019
Sponsor:	Gloria Flores Soto	Occupancy:	92.5%
Interest Rate:	4.0600%	Occupancy Date:	10/1/2019
Note Date:	11/5/2019	Number of Tenants:	18
Maturity Date:	12/1/2029	2016 NOI(2):	N/A
Interest-only Period:	12 months	2017 NOI(2):	N/A
Original Term:	120 months	2018 NOI(3):	$972,081
Original Amortization:	360 months	TTM NOI(3)(4):	$1,611,124
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$2,498,040
Lockbox(1):	Springing	UW Expenses:	$514,458
Additional Debt:	No	UW NOI(5):	$1,983,582
Additional Debt Balance:	N/A	UW NCF:	$1,869,288
Additional Debt Type:	N/A	Appraised Value / PSF:	$25,500,000 / $40
Additional Future Debt Permitted:	No	Appraisal Date:	10/9/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$28
Taxes:	$18,256	$4,564	N/A	Maturity Date Loan PSF:	$23
Insurance:	$29,956	$2,723	N/A	Cut-off Date LTV:	69.6%
Immediate Repairs:	$79,064	$0	N/A	Maturity Date LTV:	57.1%
Replacement Reserves:	$500,000	$7,937	N/A	UW NOI / UW NCF IO DSCR:	2.71x / 2.56x
TI/LC:	$100,000	$10,583	$635,000	UW NOI / UW NCF Amortizing DSCR:	1.94x / 1.82x
				UW NOI / UW NCF Debt Yield:	11.2% / 10.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,750,000	100.0%	Payoff Existing Debt:	$10,737,613	60.5%
			Return of Equity:	5,985,640	33.7
			Upfront Reserves:	727,276	4.1
			Closing Costs:	299,472	1.7
Total Sources:	$17,750,000	100.0%	Total Uses:	$17,750,000	100.0%

(1)	A hard lockbox will spring into effect upon the occurrence of (i) an event of default; (ii) the DSCR falling below 1.15x; or (iii) Lyon, LLC going bankrupt, dark, vacating, surrendering, canceling or terminating its lease or failing to renew its lease 24 months prior to lease expiration.

(2)	The sponsor acquired the 420 North Main Street property in May 2017 when it was 44.5% occupied and has since leased up to 92.5% as of the October 1, 2019 underwritten rent roll.

(3)	In 2018, 10 new leases were signed with rent commencement dates between July 2018 and December 2018. In 2019, six new leases were signed leases with rent commencement dates between August 2019 and December 2019. The new leases added $237,085 in base rent to 2018 compared to $826,207 in base rent to the trailing twelve months ending in September 30, 2019.

(4)	Represents the trailing twelve months ending September 30, 2019.

(5)	The new leases signed in 2019 added $28,649 in base rent to the trailing twelve months ending in September 30, 2019 compared to $386,300 in base rent to the underwritten figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 420 North Main Street

The Loan. The 420 North Main Street loan is a $17.75 million first mortgage loan secured by the fee interest in a 634,968 SF industrial-warehouse property located in Montgomery, Illinois. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 12 months.

The Borrower. The borrowing entity for the loan is 420 N. Main (Montgomery) DE, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100% owned by Lyon Enterprise, LLC, which is 64% owned by Gloria Flores Soto. R.E. Family Management, Inc. is the manager of Lyon Enterprise, LLC, which is 100% owned by Gloria Flores Soto.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Gloria Flores Soto. Ms. Flores Soto is a Chicago-based real estate investor with approximately 20 years of experience. As of September 30, 2019, Ms. Flores Soto’s real estate portfolio consists of six commercial properties in Illinois with an estimated market value of approximately $100 million.

The Property. The property is a brick industrial-warehouse building located in Montgomery, Illinois with 634,968 SF of industrial NRA and an additional 39,200 SF of common area. The property was originally constructed in 1905 with additions made in 1974 and was renovated in 2019. The property has clear ceiling heights of 18-36 feet and approximately 6.5% of the NRA is finished as office space. The property has 44 dock-high loading doors, 10 drive-in doors and 458 parking spaces. The property is situated on a 22.9-acre site located approximately 43.5 miles west of the Chicago central business district and approximately 2.4 miles south of Aurora, Illinois’ second most populous city.

The property was 92.5% leased as of the October 1, 2019 rent roll by 18 tenants. The largest tenant, Lyon LLC (“Lyon”, 36.1% of NRA, 27.9% of UW base rent), has been a tenant at the property since 1906, and operates its headquarters from its leased premises at the property. The sponsor purchased the property from Echelon Capital (“Echelon”) in May 2017 for approximately $3.2 million when the property was 44.5% occupied. Echelon, a corporate turn-around specialist, acquired Lyon, a manufacturer of metal lockers, cabinets, industrial shelving and storage racks, out of bankruptcy in 2013 and has been able to bring the company back to profitability. As of August 2019, Lyon reported net sales of $63.1 million with a gross profit of $17.2 million and EBITDA of $3.4 million as well as total assets of $27.8 million and total liabilities of $23.5 million. In an effort to shed debt and buy out a minority partner, Echelon sold the property to the sponsor and signed a new 10-year lease for its occupied premises in a sale-leaseback transaction. Prior to selling the property, Echelon reportedly invested approximately $1.3 million in building improvements for tenant operations. Over the past two years, the sponsor has invested approximately $0.9 million in capital improvements at the property.

Since acquiring the property, the sponsor executed 16 new leases totaling 47.9% of NRA and converted three tenants totaling 8.5% of NRA from month-to-month leases to new leases. The warehouse component of the property is 94.1% leased, while the office component is 72.4% leased. Other than Lyon, which occupies 36.1% of NRA, no tenant accounts for more than 7.9% of NRA. There are no lease termination options at the property.

The Market. The property is located in Montgomery, Illinois, approximately 43.5 miles west of Chicago, approximately 2.4 miles south of Aurora and approximately 11.0 miles west of Naperville, the fifth largest city in Illinois. Within a three- and five-mile radius of the property, the 2019 estimated population is 109,191 and 230,956, respectively. Within the Aurora market, two industrial developments of note have been completed within the last two years including the expansion and development of an approximately 1 million SF build-to-suit Amazon fulfillment facility, and 350,000 SF warehouse fully leased to FedEx. Industrial, manufacturing, and distribution tenants are drawn to the Aurora area due to the proximity to Chicago as well as proximity to several major highways and airports.

The property is situated just east of IL Route 31 and features a total of five access points. The property is accessible via several main roads in the immediate area, including U.S. Route 30, Montgomery Road, and IL Route 31. In addition, located five miles north of the property is I-88, an east-west interstate highway that travels across the State of Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 420 North Main Street

The property’s immediate area is characterized by older industrial developments along the Fox River and local railroad lines, as well as single family residential properties to the south and an elementary school to the east. Local industrial users are generally concentrated in residential construction, metal fabrication, industrial machinery, automotive vehicle and parts supply/servicing, and home furnishings. National/regionally-oriented users include companies engaged in food preparation, manufacturers of plastic products, wholesalers of durable goods, and logistics.

According to a third-party report, the property is located in the I-88 West industrial submarket as part of the Chicago industrial market. As of the third quarter of 2019, the Chicago industrial market consisted of approximately 1.27 billion SF of industrial space with an overall vacancy rate of 6.1% and average market rents of $7.21 PSF. As of the third quarter of 2019, the I-88 West industrial submarket consisted of approximately 72.2 million SF of industrial space with an overall vacancy rate of 5.4% and average market rents of $6.35 PSF. The appraisal concluded a market rents for the property of (i) $2.25 PSF for large warehouse space, (ii) $2.75 PSF for medium warehouse space, (iii) $3.25 PSF for small warehouse space, (iv) $3.75 PSF for small warehouse space with high clear heights, (v) $4.25 PSF for warehouse space with high clear heights, (vi) $2.75 for unfinished office space, (vii) $4.25 for good quality finished office space and (viii) $5.00 PSF for small finished office space. According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Office%	Clear Height (FT)	Dock Doors	Lessee	Lease Date	Lease SF	Lease Term (months)	Rent PSF	Lease Type
420 North Main Street Montgomery, IL	1905 / 2019	634,968(2)	6.5	18-36	44	Various	Various	1,000 - 159,748(2)	12-144(2)	$2.23 - $10.80(2)	Gross / Modified Gross(2)
140 W. Grand Lake West Chicago, IL	1961	13,752	20.0	14	0	Matrix	Dec 2017	7,800	6	$4.53	Modified Gross
2249 W. Windsor Addison, IL	1988	99,555	7.2	24	10	Toynk Toys	Dec 2017	99,555	38	$4.22	Net
450 S. Lombard Road Addison, IL	1979	155,943	10.0	24	16	Impreso, Inc.	Jul 2018	88,336	73	$4.05	Net
228 W. Page Street Sycamore, IL	1985	86,000	5.0	18	5	Duplex Indoor	Jul 2018	40,000	12	$3.85	Modified Gross
1501 Indiana Avenue St. Charles, IL	1920	94,011	5.0	16	7	Tri Cities Crossfit	Oct 2017	18,494	36	$3.06	Modified Gross
1645 Downs Drive West Chicago, IL	1975	132,420	2.7	24	12	CEVA Logistics	Aug 2018	73,958	12	$3.53	Net
631 W. Park Avenue Aurora, IL	1950	342,268	0.8	14	10	Apex Warehouse	Apr 2018	107,600	36	$3.11	Modified Gross

(1)	Source: Appraisal.

(2)	Based on the October 1, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 420 North Main Street

Historical and Current Occupancy

2016(1)	2017(2)	2018(2)	Current(3)
N/A	44.5%	82.2%	92.5%

(1)	The sponsor acquired the 420 North Main Street property in May 2017 when the property was 44.5% occupied including month-to-month leases.

(2)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(3)	Based on the October 1, 2019 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	# of Leases	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Lyon, LLC	NR / NR / NR	3	229,263	36.1%	$2.36	27.9%	6/25/2026; 6/25/2027
Archerstone, Inc.	NR / NR / NR	1	50,312	7.9	$4.10	10.7	9/30/2028
Madina Traders, Inc.	NR / NR / NR	1	47,326	7.5	$4.11	10.0	7/14/2030
Villegas Furniture, Inc.	NR / NR / NR	1	46,610	7.3	$2.63	6.3	8/31/2023
E&O Recycling Inc	NR / NR / NR	1	44,253	7.0	$2.65	6.1	6/30/2023
Get Green Recycling, Inc.	NR / NR / NR	1	24,726	3.9	$2.76	3.5	5/31/2023
Reed Machinery & Transportation Co, Inc.	NR / NR / NR	1	22,000	3.5	$4.35	4.9	8/31/2021
MIM Installations Inc.(2)	NR / NR / NR	1	19,300	3.0	$5.50	5.5	11/30/2024
Fresh Start, Inc	NR / NR / NR	1	18,022	2.8	$3.71	3.5	7/31/2025
JJ&V Trucking	NR / NR / NR	1	17,048	2.7	$7.50	6.6	8/31/2022
Total:			518,860	81.7%	$3.17	85.0%

(1)	Based on the October 1, 2019 underwritten rent roll, including rent increases occurring through September 2020.

(2)	MIM Installations Inc.’s lease commences December 1, 2019 and has not yet taken occupancy. MIM Installations Inc.’s rent commences on December 1, 2019 and it is accepting its leased premises in as-is condition.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 420 North Main Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring(2)	% of NRA Expiring(2)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	1	15,900	2.5	79,200	4.1	15,900	2.5%	$79,200	4.1%
2021	1	22,000	3.5	95,700	4.9	37,900	6.0%	$174,900	9.0%
2022	1	17,048	2.7	127,860	6.6	54,948	8.7%	$302,760	15.6%
2023	8	134,589	21.2	379,979	19.6	189,537	29.8%	$682,739	35.3%
2024	3	40,910	6.4	193,020	10.0	230,447	36.3%	$875,759	45.2%
2025	1	18,022	2.8	66,862	3.5	248,469	39.1%	$942,620	48.7%
2026	1	54,625	8.6	121,814	6.3	303,094	47.7%	$1,064,434	55.0%
2027	2	174,638	27.5	418,329	21.6	477,732	75.2%	$1,482,763	76.6%
2028	3	62,336	9.8	259,151	13.4	540,068	85.1%	$1,741,914	90.0%
2029	0	0	0.0	0	0.0	540,068	85.1%	$1,741,914	90.0%
2030 & Beyond	1	47,326	7.5	194,510	10.0	587,394	92.5%	$1,936,424	100.0%
Vacant	NAP	47,574	7.5	NAP	NAP	634,968	100.0%	NAP	NAP
Total	22	634,968	100.0%	$1,936,424	100.0%

(1)	Based on the October 1, 2019 underwritten rent roll. Rent includes base rent and rent increases occurring through September 2020.

(2)	Certain tenants have more than one lease.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(2)	TTM(2)(3)(4)	Underwritten(5)	PSF	%(6)
Rents in Place	N/A	N/A	$983,570	$1,586,085	$1,936,424	$3.05	72.2%
Vacant Income	N/A	N/A	0	0	171,241	$0.27	6.4%
Gross Potential Rent	N/A	N/A	$983,570	$1,586,085	$2,107,665	$3.32	78.6%
Total Reimbursements	N/A	N/A	315,885	486,893	572,613	$0.90	21.4%
Gross Potential Income	N/A	N/A	$1,299,455	$2,072,978	$2,680,278	$4.22	100.0%
(Vacancy/Collection Loss)	N/A	N/A	0	0	(214,422)	($0.34)	(8.0%)
Other Income	N/A	N/A	77,801	32,184	32,184	$0.05	1.2%
Effective Gross Income	N/A	N/A	$1,377,256	$2,105,162	$2,498,040	$3.93	100.0%
Total Expenses	N/A	N/A	$405,175	$494,038	$514,458	$0.81	20.6%
Net Operating Income	N/A	N/A	$972,081	$1,611,124	$1,983,582	$3.12	79.4%
Total TI/LC, Capex/RR	N/A	N/A	0	0	114,294	$0.18	4.6%
Net Cash Flow	N/A	N/A	$972,081	$1,611,124	$1,869,288	$2.94	74.8%

(1)	The sponsor acquired the 420 North Main Street property in May 2017 when it was 44.5% occupied and has since leased up to 92.5% as of the October 1, 2019 underwritten rent roll.

(2)	In 2018, 10 new leases were signed with rent commencement dates between July 2018 and December 2018. In 2019, six new leases were signed leases with rent commencement dates between August 2019 and December 2019. The new leases added $237,085 in base rent to 2018 compared to $826,207 in base rent to the trailing twelve months ending in September 30, 2019.

(3)	The new leases signed in 2019 added $28,649 in base rent to the trailing twelve months ending in September 30, 2019 compared to $386,300 in base rent to the underwritten figures.

(4)	TTM represents the trailing twelve month period ending September 30, 2019.

(5)	Underwritten Rents in Place are based on the underwritten rent roll dated October 1, 2019 and include contractual rent steps through September 2020 in the amount of $43,743.

(6)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Kohl’s Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	161,263
Loan Purpose:	Acquisition	Location:	Nanuet, NY
Borrower:	230 Plaza LLC	Year Built / Renovated:	1974 / 2002
Sponsor:	Patrick Magee	Occupancy:	97.8%
Interest Rate:	4.5000%	Occupancy Date:	9/19/2019
Note Date:	10/28/2019	Number of Tenants:	12
Maturity Date:	11/6/2029	2016 NOI:	$1,452,637
Interest-only Period:	120 months	2017 NOI(2):	$1,497,576
Original Term:	120 months	2018 NOI(2):	$1,131,424
Original Amortization:	None	TTM NOI(2)(3):	$1,080,056
Amortization Type:	Interest Only	UW Economic Occupancy:	94.6%
Call Protection:	L(25),Def(88),O(7)	UW Revenues:	$2,464,631
Lockbox:	Springing	UW Expenses:	$928,965
Additional Debt:	No	UW NOI:	$1,535,666
Additional Debt Balance:	N/A	UW NCF:	$1,446,984
Additional Debt Type:	N/A	Appraised Value / PSF:	$28,100,000 / $174
Additional Future Debt Permitted:	No	Appraisal Date:	9/13/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$105
Taxes:	$158,022	$15,230	N/A	Maturity Date Loan PSF:	$105
Insurance:	$10,987	$10,987	N/A	Cut-off Date LTV:	60.5%
Replacement Reserves:	$0	$839	N/A	Maturity Date LTV:	60.5%
TI/LC:	$0	$6,551	$353,741	UW NOI / UW NCF IO DSCR:	1.98x / 1.87x
Environmental Reserve(4):	$804,100	$0	N/A	UW NOI / UW NCF Debt Yield:	9.0% / 8.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,000,000	57.7%	Purchase Price:	$27,400,000	93.0%
Sponsor Equity:	11,962,362	40.6	Closing Costs:	1,089,253	3.7
Buyer Credit-Environmental Work:	500,000	1.7	Upfront Reserves:	973,108	3.3
Total Sources:	$29,462,362	100.0%	Total Uses:	$29,462,362	100.0%

(1)	The Kohl’s Plaza loan was originated by BSPRT CMBS Finance, LLC and acquired by Rialto Real Estate Fund III – Debt, LP.

(2)	The Bob’s Discount Furniture leased space was previously occupied by Babies R Us, which vacated the property in June 2018. Bob’s Discount Furniture backfilled the leased space and began its lease in April 6, 2019.

(3)	Represents the trailing twelve months ending August 31, 2019.

(4)	The UPS Store’s leased space was formerly leased by a dry cleaning facility from approximately 1985 to 2007, which was identified as a recognized environmental condition. At closing, the lender reserved 110% of the estimated cleanup cost. Upon the borrower obtaining a certificate of completion from the necessary state agencies, the lender will release any excess funds in the related reserve to the borrower. The guaranty is recourse for any financial obligations related to environmental work above and beyond the upfront environmental reserve. See “Description of Mortgage Pool–Environmental Considerations” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Kohl’s Plaza

The Loan. The Kohl’s Plaza loan is a $17.0 million first mortgage loan secured by the fee interest in a 161,263 SF anchored retail center located in Nanuet, New York. The loan has a 120-month term and is interest only for the entire term.

The Borrower. The borrowing entity for the loan is 230 Plaza LLC, a Delaware limited liability company and special purpose entity with one independent director.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Patrick Magee who owns and manages five other commercial properties. Mr. Magee’s portfolio includes four industrial properties, one self-storage property and one property under development. All of the properties are located in New York. See “Description of Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The property is a 161,263 SF anchored retail center located in Nanuet, New York. The property was constructed in 1974, renovated in 2002, and is situated on approximately 15.7 acres. The property is anchored by a Kohl’s and Bob’s Discount Furniture. There are 643 surface parking spaces resulting in a parking ratio of 4.0 spaces per 1,000 SF NRA.

As of September 19, 2019 the property was 97.8% leased by 12 tenants. The property’s major tenants includes Kohl’s, Bob’s Discount Furniture, City MD, Mattress Firm and Pizza Hut.

The largest tenant at the property, Kohl’s (Moody’s/S&P/Fitch: Baa2/BBB/BBB), leases 94,260 SF (58.5% of NRA) through March 2024, and has four, 5-year extension options remaining. Kohl’s has been a tenant at the property since 1974. Kohl’s offers apparel, footwear, accessories, beauty, and home products in its stores and online. As of February 2, 2019, Kohl’s operated 1,159 department stores, a website Kohls.com, 12 FILA outlets and 4 off-aisle clearance centers. Kohl's was founded in 1962 and is headquartered in Menomonee Falls, Wisconsin.

The second largest tenant at the property, Bob’s Discount Furniture, leases 37,380 SF (23.2% of NRA) through April 2029 and has three, 5-year extension options remaining. Bob's Discount Furniture is a furniture store headquartered in Manchester, Connecticut. Bob's Discount Furniture was founded in 1991 with its first store in Newington, Connecticut. As of July 2019, the company has 121 stores in 18 states, primarily in the Northeast, Mid-Atlantic, Midwest, and West Coast. In April 2019 Bob’s Discount Furniture backfilled leased space previously occupied by Babies R Us when Babies R Us vacated in June 2018.

The third largest tenant at the property, City MD, leases 5,403 SF (3.4% of NRA) through April 2033 and has one, 5-year extension option remaining. City MD is an urgent care center, with locations in New Jersey, New York and Washington. City MD offers services for injuries and illnesses, pediatric care, physical exams, lab tests and screenings, vaccinations, x-rays and on-the-job injuries. City MD has been in occupancy since 2012.

The property is located along Route 59 amongst other major retailers. HomeGoods, PetSmart, Party City are located across from the property, and The Shops at Nanuet mall, which has a Macy’s and Apple Store, is located north of the property.

The Market. The property is located in the census-designated place of Nanuet within the Town of Clarkstown in Rockland County, New York. The Hamlet of Nanuet is situated within the south-central portion of Rockland County, approximately 30 miles from Manhattan. Rockland County is 174 square miles in size and has a population density of 1,807 persons per square mile. The two major arteries for the region are Interstate 87/287 and the Palisades Interstate Parkway. Interstate 87/287 is directly north of the property and runs along eastern New York in a north and south direction. Surrounding towns include Pearl River to the south, New City to the north, West Nyack to the east and Spring Valley to the west.

According to the appraisal, the 2018 estimated population within a one-, three-, and five-mile radius of the property was 7,610, 85,235 and 239,653, respectively. The median household income within a one-, three-, and five-mile radius of the property was $101,019, $96,655 and $92,675, respectively.

The property is located in the Clarkstown retail submarket, which contained approximately 9.7 million SF of retail space and had an overall vacancy rate of 2.7% and an average rental rate of $35.82 PSF as of the fourth quarter 2018. The appraisal identified six properties which directly compete with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Kohl’s Plaza

Inline Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	In-Line Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Kohl’s Plaza	1974 / 2002	161,263(2)	97.8%(2)	NAP	-	-	$27.75(2)(3)	-
148-160 East Route 59	NAV	28,275	NAV	0.7	Rockland Mattress	5,535	$35.00	5
340-360 W. Route 59	NAV	17,000	NAV	1.6	Déjà vu Island Grill	3,000	$29.20	10
340-360 W. Route 59	NAV	17,000	NAV	1.6	Nanuet Health Spa	1,700	$19.00	5
340-360 W. Route 59	NAV	17,000	NAV	1.6	Aladdin Glass & Vape	700	$44.57	5
241-259 Route 59	NAV	15,000	NAV	0.5	Smoothie King	1,900	$37.00	10
286-330 W. Route 59	NAV	26,160	NAV	1.5	Smart Tax	1,140	$18.42	1

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 19, 2019.

(3)	Excludes anchor tenants and outparcel tenants.

Anchor Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Anchor Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Kohl’s Plaza	1974 / 2002	161,263(2)	97.8%(2)	NAP	Kohl’s, Bob’s Discount Furniture	65,820(3)	$7.13(2)(4)	-
30 Gibbs Center	NAV	84,450	NAV	482	Raymour & Flanigan	61,862	$18.00	15
814 River Road	NAV	74,295	NAV	17.8	Shop Rite	71,068	$27.25	25
60 Route 17 N.	NAV	74,900	NAV	17.5	H-Mart	25,000	$25.50	12
56 Summit Avenue	NAV	186,388	NAV	5.9	Wegman’s	124,003	$16.13	25

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 19, 2019.

(3)	Average SF for Kohl’s and Bob’s Discount Furniture.

(4)	Reflects weighted average underwritten rent for Kohl’s and Bob’s Discount Furniture excluding in-line and outparcel tenants.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)(2)	Current(3)
100.0%	100.0%	77.0%	97.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The Bob’s Discount Furniture leased space was previously occupied by Babies R Us, which vacated the property in June 2018. Bob’s Discount Furniture backfilled the leased space and began its lease in April 6, 2019.

(3)	Based on the September 19, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Kohl’s Plaza

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kohl’s	Baa2/BBB/BBB	94,260	58.5%	$2.72	14.0%	NAV	NAV	3/31/2024
Bob’s Discount Furniture	NR/NR/NR	37,380	23.2	$18.25	37.3	NAV	NAV	4/30/2029
City MD	NR/NR/NR	5,403	3.4	$30.75	9.1	NAV	NAV	4/30/2033
Mattress Firm	NR/NR/NR	5,175	3.2	$21.00	5.9	NAV	NAV	11/30/2025
Pizza Hut(4)	Ba2/BB/NR	3,745	2.3	$33.00	6.8	$291	11.4%	12/31/2026
Rockland Music Center	NR/NR/NR	2,500	1.6	$28.49	3.9	$416	6.8%	6/30/2021
Palisades Federal Credit Union	NR/NR/NR	2,500	1.6	$36.23	5.0	NAV	NAV	5/31/2024
UPS Store	A2/A/NR	1,750	1.1	$25.00	2.4	NAV	NAV	12/31/2025
GameStop	Ba2/BB-/NR	1,750	1.1	$28.94	2.8	NAV	NAV	9/30/2022
Nail Salon	NR/NR/NR	1,500	0.9	$24.42	2.0	NAV	NAV	12/31/2024
Total/Wtd. Avg.		155,963	96.7%	$10.45	89.2%

(1)	Based on the underwritten rent roll dated September 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent 2018 reported sales. Only Pizza Hut and Rockland Music Center are required to report sales.

(4)	This tenant is situated on an outparcel that is ground leased.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	2	4,000	2.5	116,225	6.8	4,000	2.5%	$116,225	6.8%
2022	1	1,750	1.1	50,645	3.0	5,750	3.6%	$166,870	9.8%
2023	1	300	0.2	30,613	1.8	6,050	3.8%	$197,483	11.6%
2024	3	98,260	60.9	383,228	22.5	104,310	64.7%	$580,711	34.1%
2025	2	6,925	4.3	152,425	8.9	111,235	69.0%	$733,136	43.0%
2026	1	3,745	2.3	123,585	7.2	114,980	71.3%	$856,721	50.2%
2027	0	0	0.0	0	0.0	114,980	71.3%	$856,721	50.2%
2028	0	0	0.0	0	0.0	114,980	71.3%	$856,721	50.2%
2029 & Beyond	2	42,783	26.5	848,327	49.8	157,763	97.8%	$1,705,048	100.0%
Vacant	NAP	3,500	2.2	NAP	NAP	161,263	100.0%	NAP	NAP
Total	12	161,263	100.0%	$1,705,048	100.0%

(1)	Based on the underwritten rent roll dated September 19,2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Kohl’s Plaza

Operating History and Underwritten Net Cash Flow

	2016	2017(1)	2018(1)	TTM(1)(2)	Underwritten(1)	PSF	%(3)
Rents in Place	$1,549,479	$1,604,571	$1,312,995	$1,332,905	$1,827,548	$11.33	70.1%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Percentage Rent	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$1,549,479	$1,604,571	$1,312,995	$1,332,905	$1,827,548	$11.33	70.1%
Total Reimbursements	775,989	776,585	692,732	645,928	777,755	$4.82	29.9%
Net Rental Income	$2,325,468	$2,381,156	$2,005,727	$1,978,832	$2,605,303	$16.16	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(140,672)	($0.87)	(5.4%)
Other Income	0	0	0	0	0	$0.00	0.0%
Effective Gross Income	$2,325,468	$2,381,156	$2,005,727	$1,978,832	$2,464,631	$15.28	94.6%
Total Expenses	$872,831	$883,580	$874,303	$898,776	$928,965	$5.76	37.7%
Net Operating Income	$1,452,637	$1,497,576	$1,131,424	$1,080,056	$1,535,666	$9.52	62.3%
Total TI/LC, Capex/RR	88,682	88,682	88,682	88,682	88,682	$0.55	3.6%
Net Cash Flow	$1,363,955	$1,408,893	$1,042,742	$991,374	$1,446,984	$8.97	58.7%

(1)	The Bob’s Discount Furniture space was previously occupied by Babies R Us, which vacated the property in June 2018. Bob’s Discount Furniture backfilled the space and began its lease in April 6, 2019.

(2)	TTM represents trailing 12 months ending August 31, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of field.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio of 4 Assets
Original Principal Balance(1):	$16,556,250	Title:	Fee
Cut-off Date Principal Balance(1):	$16,556,250	Property Type - Subtype:	Retail – Various
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	318,378
Loan Purpose(2):	Acquisition / Refinance	Location:	Various
Borrower:	Crimson 1031 Portfolio, LLC	Occupancy:	95.5%
Sponsor:	Pamela Day	Occupancy Date:	9/1/2019
Interest Rate:	3.7860%	Number of Tenants:	46
Note Date:	10/24/2019	2017 NOI(5):	$2,493,598
Maturity Date:	11/6/2029	2018 NOI(5):	$2,900,897
Interest-only Period:	30 months	TTM NOI(5)(6):	$2,982,313
Original Term:	120 months	UW Economic Occupancy:	92.7%
Original Amortization:	360 months	UW Revenues(5):	$5,117,181
Amortization Type:	IO-Balloon	UW Expenses:	$1,524,685
Call Protection(3)(4):	L(25),Def(88),O(7)	UW NOI:	$3,592,496
Lockbox:	Hard	UW NCF:	$3,380,901
Additional Debt:	Yes	Appraised Value / PSF:	$45,700,000 / $144
Additional Debt Balance(1):	$16,556,250	Appraisal Date:	Various
Additional Debt Type(1):	Pari Passu
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$104
Taxes:	$94,740	$66,968	N/A	Maturity Date Loan PSF:	$88
Insurance:	$24,585	$10,976	N/A	Cut-off Date LTV:	72.5%
Replacement Reserves:	$0	$3,980	$334,397	Maturity Date LTV:	61.5%
TI/LC Reserve:	$215,000	$15,919	$1,146,161	UW NOI / UW NCF IO DSCR:	2.83x / 2.66x
TA/TI/LC Reserve:	$545,000	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.94x / 1.83x
Immediate Repairs:	$233,219	$0	N/A	UW NOI / UW NCF Debt Yield:	10.8% / 10.2%
Rent Concession Funds:	$23,688	$0	N/A
Environmental Program Deductible(7):	$12,500	$0	N/A
Environmental Program Annual Registration(7):	$1,250	$125	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$33,112,500	95.9%	Purchase Price(2):	$29,000,000	84.0%
Sponsor Equity:	1,419,855	4.1	Payoff Existing Debt(2):	3,306,875	9.6
			Upfront Reserves:	1,149,982	3.3
			Closing Costs:	1,075,498	3.1
Total Sources:	$34,532,355	100.0%	Total Uses:	$34,532,355	100.0%

(1)	The Crimson Retail Portfolio loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $33.1 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

(2)	At loan origination, the loan sponsor acquired the Little Elm property and refinanced existing debt on three properties.

(3)	The borrower may obtain a release of an individual property after the lockout period and before May 6, 2029, subject to, among other things: (i) defeasance in an amount equal to the greater of (a) with respect to the Little Elm property and the JoAnn Fabrics property, 120% of the allocated loan amount and (b) with respect to any other property, 115% of the allocated loan amount, (ii) the DSCR after the release is no less than the greater of (a) the DSCR prior to the release and (b) the DSCR as of the origination date, (iii) the LTV ratio after the release is no more than the lesser of (a) the LTV ratio prior to the release and (b) the LTV ratio as of the origination date and (iv) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) the debt yield as of the origination date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans – Partial Releases” in the Prospectus.

(4)	Defeasance of the Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note to be securitized.

(5)	The sponsor acquired the Little Elm property at loan origination and the remaining properties in August 2019. As such, complete prior historical performance is not available. 2017, 2018 and TTM NOI are comprised of the Little Elm property and South Plaza property only. UW Revenues include all four properties.

(6)	Represents trailing twelve months ending March 31, 2019 and annualized trailing seven months ending July 31, 2019 for the Little Elm property and South Plaza property, respectively.

(7)	The South Plaza property is currently enrolled in the dry cleaning solvent cleanup program (the “Environmental Program”) established by the dry cleaning contamination cleanup act. The borrower has complied in all respects with the requirements of the Environmental Program to cause the South Plaza property to remain enrolled in the Environmental Program.

The Loan. The Crimson Retail Portfolio loan is an approximately $33.1 million first mortgage loan secured by the fee interest in two anchored and two single-tenant shadow anchored retail properties totaling 318,378 SF located in Texas (one property), Florida (one property), and Georgia (two properties). The Whole Loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 30 months.

The Whole Loan is evidenced by two pari passu notes. The Whole Loan is expected to be serviced under the CSAIL 2019-C18 pooling and servicing agreement. The controlling Note A-1 is being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C18 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$16,556,250	$16,556,250	CSAIL 2019-C18	Y
Note A-2(1)	16,556,250	16,556,250	UBS AG	N
Total	$33,112,500	$33,112,500
(1)	Note is expected to be contributed to one or more securitizations

The Borrower. The borrowing entity for the Whole Loan is Crimson 1031 Portfolio, LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrowing entity is 100.0% owned by Crimson Master Manager, LLC, which is owned by Crimson EHOF 12444 Venice Partnership, LP (52%), Crimson EHOF 12575 Venice Partnership, LP (34%), and Crimson 1031, LLC (14%).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Pamela Day, an entrepreneur who has built several companies from the ground up including Crimson Holdings, a family of real estate companies and funds. The Crimson Companies is a full-service real estate investment, development and management company. Crimson Holdings has acquired or developed assets across multifamily, retail, office, and hospitality property types. Crimson Holding's projects are self-managed through Crimson Property Management, and fund administration is performed through Crimson Fund Advisors. Pamela Day serves as the Managing Partner for Crimson Fund Advisors and Investment Manager for all Crimson Funds and individual investments. She has managed the firm’s investments and investment strategy since its inception in 2002. In addition to her 25 years of experience in real estate, Pamela Day has also built several financial technology companies such as Blazent, an enterprise software company, and Paladin Trust, a financial management trust company. See “Description of Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

The Properties. The portfolio is comprised of two anchored and two single tenant shadow anchored retail properties, developed between 1974 and 2007 totaling 318,378 SF. The portfolio is 95.5% occupied as of September 1, 2019 by a mixture of 45 national, regional and local tenants. Anchor tenants at the properties include Hobby Lobby (17.4% of portfolio NRA; 12.0% of portfolio UW base rent), Winn Dixie (16.2% of portfolio NRA; 6.6% of portfolio UW base rent), 24 Hour Fitness (9.8% of portfolio NRA; 17.7% of portfolio UW base rent), Beall’s Outlet (6.9% of portfolio NRA; 5.1% of portfolio UW base rent), JoAnn Fabrics (6.8% of portfolio NRA; 6.2% of portfolio UW base rent) and Office Depot (6.3% of portfolio NRA; 6.6% of portfolio UW base rent). No other tenant accounts for more than 3.4% of portfolio NRA or 3.2% of portfolio UW base rent.

Portfolio Summary

Property Name	Location	Year Built / Renovated(1)	% of ALA	NRA (SF)(2)	Occ. %(2)(3)	UW NCF	% of UW NCF	Allocated Whole Loan Amount (“ALA”)	Appraised Value(1)
Little Elm	Little Elm, TX	2007 / N/A	66.5%	149,654	94.7%	$2,112,105	62.5%	$22,027,000	$30,400,000
South Plaza	Brooksville, FL	1974, 1977, 1980 / N/A	20.1	127,224	95.0%	855,890	25.3	6,666,000	9,200,000
JoAnn Fabrics	Athens, GA	2003 / 2019	6.9	21,500	100.0%	200,075	5.9	2,282,000	3,150,000
Office Depot	Athens, GA	2003 / N/A	6.5	20,000	100.0%	212,831	6.3	2,137,500	2,950,000
Total/Wtd. Avg.			100.0%	318,378	95.5%	$3,380,901	100.0%	$33,112,500	$45,700,000
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2019.

(3)	Winn Dixie (40.6% of NRA at the South Plaza property) has executed a lease amendment to lease an additional 2,500 SF of space at the South Plaza property with rent of $9.83 PSF for its liquor sales operations. Including such space, the South Plaza property and Crimson Retail Portfolio has leased occupancy of 96.9% and 96.3%, respectively.

Little Elm – The Little Elm property is a 149,654 SF shopping center located in Little Elm, Texas. The Little Elm property was built in 2007 and consists of two buildings situated on a 17.3-acre site with 809 parking spaces (5.4 spaces per 1,000 SF). As of September 1, 2019, the Little Elm property was 94.7% leased to 25 tenants. The Little Elm property is anchored by Hobby Lobby and 24 Hour Fitness. The largest tenant, Hobby Lobby (37.0% of NRA; 19.7% of UW base rent), occupies 55,405 SF and has been at the Little Elm property since 2008 with a current base rent of $8.25 PSF expiring in April 2023 and has three, five-year renewal options remaining. The second largest tenant, 24 Hour Fitness (20.8% of NRA; 28.9% of UW base rent), occupies 31,175 SF and has been at the Little Elm property since 2008 with a current base rent of $21.48 PSF expiring in June 2023 and has four, five-year renewal options remaining. The third largest tenant, Dollar Tree (6.7% of NRA; 5.2% of UW base rent), occupies 10,000 SF and has been at the Little Elm property since 2008 with a current base rent of $12.00 PSF expiring in April 2023 and has one, five-year renewal option remaining.

South Plaza – The South Plaza property is a 127,224 SF shopping center located in Brooksville, Florida. The South Plaza property was built in phases in 1974, 1977 and 1980 and consists of four buildings situated on an 11.9-acre site with 492 parking spaces (3.9 spaces per 1,000 SF). As of September 1, 2019, the South Plaza property has physical occupancy of 95.0% by 19 tenants and leased occupancy of 96.9%. The South Plaza property is anchored by Winn Dixie and Bealls Outlet. The largest tenant, Winn Dixie (40.6% of NRA; 25.3% of UW base rent), currently occupies 51,700 SF and has been at the South Plaza property since 1992 with a current base rent of $4.85 PSF expiring in September 2029 and has four, five-year renewal options remaining. Winn Dixie reported sales of $216 PSF in 2018, which results in an occupancy cost of 3.1%. Winn Dixie executed a lease amendment in August 2019 to expand into the adjacent 2,500 SF vacant space for the Winn Dixie Liquor Store. The sponsor is required to deliver the space by March 31, 2020 and the lease will be co-terminous with the main store lease. The second largest tenant, Bealls Outlet (17.2% of NRA; 19.4% of UW base rent), occupies 21,910 SF and has been at the South Plaza property since 2010 with a current base rent of $8.79 PSF expiring in April 2022 and has two, five-year renewal options remaining. The third largest tenant, Focus Fit (8.5% of NRA; 7.2% of UW base rent), occupies 10,800 SF and has been at the South Plaza property since September 2017 with a current base rent of $6.58 PSF expiring in August 2028 and has two, four-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

JoAnn Fabrics – The JoAnn Fabrics property is a 21,500 SF single-tenant freestanding retail property located in a shopping center anchored by Target (non-collateral) in Athens, Georgia. The JoAnn Fabrics property was built in 2003 and consists of one building situated on a 2.9-acre site with 84 parking spaces (3.9 spaces per 1,000 SF). As of September 1, 2019, the JoAnn Fabrics property was 100.0% leased to JoAnn Fabrics. JoAnn Fabrics has been at the JoAnn Fabrics property since 2019 with a current base rent of $11.00 PSF expiring in January 2030 and has three, five-year renewal options remaining.

Office Depot – The Office Depot property is a 20,000 SF single-tenant freestanding retail property located in a shopping center anchored by Target (non-collateral) in Athens, Georgia. The Office Depot property was built in 2003 and consists of one building situated on a 2.1-acre site with 88 parking spaces (4.4 spaces per 1,000 SF). As of September 1, 2019, the Office Depot property was 100.0% leased to Office Depot. Office Depot has been at the Office Depot property since 2004 with a current base rent of $12.50 PSF expiring in February 2024 and has two, five-year renewal options remaining. JoAnn Fabrics and Office Depot are located within the same shopping center.

The Market. The Crimson Retail Portfolio is located in Little Elm, Texas (66.5% of ALA, 47.0% of NRA), Brooksville, Florida (20.1% of ALA, 40.0% of NRA), and Athens, Georgia (13.3% of ALA, 13.0% of NRA).

Little Elm, Texas – The Little Elm property is located approximately 5.6 miles northwest of downtown Frisco and approximately 33.0 miles north of downtown Dallas. According to the appraisal, the Little Elm property is located in the main trade area of Little Elm, along Eldorado Parkway, which is a major thoroughfare bisecting the neighborhood as well as the primary access to Denton and Frisco in an east to west direction. The Little Elm property is located at the intersection of Eldorado Parkway and Farm to Market Road 423, which has an average daily traffic count of 27,921 vehicles, according to a third party market research report. Other national retailers at the intersection include Walmart Supercenter, Lowe's Home Improvement, Walgreen's, and CVS Pharmacy, in addition to food and service-oriented providers such as Chase Bank, Wells Fargo Bank, Starbucks, Applebee’s, Wendy’s and Taco Bell. The Little Elm property is located in the East Lewisville submarket, which has inventory of approximately 1.9 million SF of retail space and as of the second quarter of 2019, had vacancy and asking rent of 2.8% and $20.30 PSF, respectively. Compared to asking rent of $14.17 PSF as of the second quarter of 2016, asking rent in the East Lewisville submarket exhibited a compounded average growth rate of 12.7%. Over the last three years, the East Lewisville submarket had average quarterly vacancy of 3.9%.

Brooksville, Florida – The South Plaza property is located approximately 44.2 miles north of downtown Tampa. According to the appraisal, the South Plaza property is located in the main trade area of Brooksville and the surrounding area of the South Plaza property is small town and rural in nature. The South Plaza property is located at the northwest intersection of Brooksville’s main thoroughfares, S Broad St and Cortez Blvd, which has an average daily traffic count of 28,195 vehicles, according to a third party market research report. Other national retailers in the area include Walmart Supercenter, Dollar Tree, Walgreen's, Publix Supermarket, Harbor Freight Tools, and Wawa, in addition to food and service-oriented providers such as Bank of America, PNC Bank, Burger King, Applebee’s, Dunkin Donuts and Domino’s Pizza. The South Plaza property is located in the Hernando County Retail submarket, which has inventory of approximately 9.4 million SF and as of the first quarter of 2019, had vacancy and asking rent of 5.0% and $12.18 PSF, respectively. Compared to asking rent of $10.83 PSF as of the first quarter of 2016, asking rent in the Hernando County Retail submarket exhibited a compounded average growth rate of 4.0%. Over the last three years, the Hernando County Retail submarket had average quarterly vacancy of 4.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

Athens, Georgia – The JoAnn Fabrics property and Office Depot property are freestanding retail properties located in Athens Marketplace, a shopping center anchored by the only Target in Athens (non-collateral), approximately 8.7 miles west of downtown Athens and 65.7 miles northeast of Atlanta. The next closest Target location is 22.4 miles west of the Athens Marketplace in Bethlehem. Other retailers in the Athens Marketplace include Game Stop, CVS Pharmacy, Hardee’s, and Catherines, none of which are collateral for the Crimson Retail Portfolio loan. The JoAnn Fabrics property and Office Depot property are located along Atlanta Highway, which is the primary commercial and retail corridor of Athens. Access to the area is also serviced by public transit bus. A public bus stop is located adjacent to the entrance of the Athens Marketplace. Bus route 20 connects downtown Athens and University of Georgia to Beechwood Shopping Center, St. Mary’s Hospital, Athens Marketplace (including the JoAnn Fabrics property and Office Depot property), and Georgia Square Mall. Located 1.9 miles west of the JoAnn Fabrics property and Office Depot property, Georgia Square Mall is a two-floor 673,000 SF shopping mall anchored by JCPenney, Belk, and Sears. University of Georgia, which is located 4.3 miles east of the JoAnn Fabrics property and Office Depot property just outside of downtown Athens, is the largest employer in Athens. As of the fall of 2018, the University of Georgia had enrollment of approximately 38,652 students in addition to approximately 10,741 employees.

The JoAnn Fabrics property and Office Depot property are located in the Westside Athens submarket, which has inventory of approximately 3.5 million SF and as of the second quarter of 2019, had vacancy and asking rent of 7.5% and $15.61 PSF, respectively. Compared to asking rent of $12.82 PSF as of the second quarter of 2016, asking rent in the Westside Athens submarket exhibited a compounded average growth rate of 6.8%. Over the last three years, the Westside Athens submarket had average quarterly vacancy of 6.8%.

Market and Demographics Summary(1)

Property	NRA (SF)(2)	5-Miles Radius Population(3)	5-Miles Radius Average Household Income(3)	In-Place UW Base Rent PSF(2)	Market Rent PSF	Occupancy(2)	Market Vacancy
Little Elm	149,654	158,470	$149,552	$16.34	$17.29	94.7%	95.0%
South Plaza	127,224	26,427	$64,571	$8.21	$8.61	95.0%	95.0%
JoAnn Fabrics	21,500	99,090	$70,397	$11.00	$12.50	100.0%	95.0%
Office Depot	20,000	99,518	$70,102	$12.50	$12.50	100.0%	95.0%
Total/Wtd. Avg.	318,378	97,992	$105,257	$12.48	$13.20	95.5%	95.0%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2019, including rent increases occurring through December 1, 2020.

(3)	Based on third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

Historical and Current Occupancy(1)

Property Name	2016(2)	2017(2)	2018(2)(3)	Current(4)(5)
Little Elm	91.0%	92.0%	93.0%	94.7%
South Plaza	86.0%	95.0%	95.0%	95.0%
JoAnn Fabrics	NAV	NAV	NAV	100.0%
Office Depot	100.0%	100.0%	100.0%	100.0%
Wtd. Avg.	89.5%	93.8%	94.3%	95.5%

(1)	The sponsor acquired the Crimson Retail Portfolio properties in 2019. As such, complete prior historical occupancies is not available. 2016-2018 Occupancies for the Little Elm property and South Plaza property are based on a third party market data provider. Office Depot has occupied 100.0% of the Office Depot property since 2004.

(2)	Occupancies are as of December 31 of each respective year.

(3)	2018 Occupancy for the Little Elm property and South Plaza property is as of September 28, 2018 and June 30, 2018, respectively.

(4)	Based on the underwritten rent roll dated September 1, 2019.

(5)	Winn Dixie (40.6% of NRA at the South Plaza property) has executed a lease amendment to lease an additional 2,500 SF of space at the South Plaza property with rent of $9.83 PSF for its liquor sales operations. Including such space, the South Plaza property and Crimson Retail Portfolio have leased occupancies of 96.9% and 96.3%, respectively.

Top Ten Tenant Summary(1)

Tenant	Property Name	Ratings Moody’s/Fitch/S&P(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Hobby Lobby	Little Elm	NR / NR / NR	55,405	17.4%	$8.25	12.0%	4/30/2023
Winn Dixie(3)	South Plaza	NR / NR / NR	51,700	16.2	$4.85	6.6	9/9/2029
24 Hour Fitness	Little Elm	NR / NR / NR	31,175	9.8	$21.48	17.7	6/30/2023
Bealls Outlet	South Plaza	NR / NR / NR	21,910	6.9	$8.79	5.1	4/30/2022
JoAnn Fabrics	JoAnn Fabrics	NR / NR / NR	21,500	6.8	$11.00	6.2	1/31/2030
Office Depot	Office Depot	NR / NR / NR	20,000	6.3	$12.50	6.6	2/29/2024
Focus Fit	South Plaza	NR / NR / NR	10,800	3.4	$6.58	1.9	8/31/2028
Dollar Tree	Little Elm	Baa3 / NR / NR	10,000	3.1	$12.00	3.2	4/30/2023
Autozone	South Plaza	Baa1 / BBB / NR	7,910	2.5	$5.32	1.1	7/31/2023
Brookesville Natural Foods	South Plaza	NR / NR / NR	5,400	1.7	$9.00	1.3	10/31/2022
Total:			235,800	74.1%	$9.92	61.6%
(1)	Based on the underwritten rent roll dated September 1, 2019, including rent increases occurring through December 1, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Winn Dixie (40.6% of NRA at the South Plaza property) has executed a lease amendment to lease an additional 2,500 SF of space at the South Plaza property with rent of $9.83 PSF for its liquor sales operations. Including such space, Winn Dixie accounts for 17.0% of portfolio NRA and 7.2% of portfolio UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Crimson Retail Portfolio

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	3	6,795	2.1%	$125,794	3.3%	6,795	2.1%	$125,794	3.3%
2019	1	1,120	0.4	28,952	0.8	7,915	2.5%	$154,746	4.1%
2020	6	8,867	2.8	180,980	4.8	16,782	5.3%	$335,726	8.8%
2021	3	3,740	1.2	85,990	2.3	20,522	6.4%	$421,716	11.1%
2022	8	38,611	12.1	474,848	12.5	59,133	18.6%	$896,564	23.6%
2023	13	122,017	38.3	1,677,858	44.2	181,150	56.9%	$2,574,422	67.9%
2024	7	35,244	11.1	599,953	15.8	216,394	68.0%	$3,174,375	83.7%
2025	1	2,400	0.8	38,400	1.0	218,794	68.7%	$3,212,775	84.7%
2026	0	0	0.0	0	0.0	218,794	68.7%	$3,212,775	84.7%
2027	0	0	0.0	0	0.0	218,794	68.7%	$3,212,775	84.7%
2028	1	10,800	3.4	71,064	1.9	229,594	72.1%	$3,283,839	86.6%
2029	2	52,900	16.6	273,545	7.2	282,494	88.7%	$3,557,384	93.8%
2030 & Beyond	1	21,500	6.8	236,500	6.2	303,994	95.5%	$3,793,884	100.0%
Vacant(3)	0	14,384	4.5	NAP	NAP	318,378	100.0%	NAP	NAP
Total	46	318,378	100.0%	$3,793,884	100.0%
(1)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(2)	Based on the underwritten rent roll dated September 1, 2019. Rent includes base rent and rent increases occurring through December 1, 2020.

(3)	Winn Dixie (40.6% of NRA at the South Plaza property) has executed a lease amendment to lease an additional 2,500 SF of space at the South Plaza property with rent of $9.83 PSF and lease expiration in September 2029 for its liquor sales operations. Per the executed lease amendment, the Crimson Retail Portfolio sponsor is required to complete landlord’s work and deliver the space on or before March 31, 2020. Such space has been underwritten as vacant.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	TTM(1)(2)	Underwritten(1)	PSF	%(3)
Rents in Place(4)	$2,105,149	$2,947,765	$3,139,447	$3,129,649	$3,794,249	$11.92	68.7%
Vacant Income	0	0	0	0	298,735	$0.94	5.4%
Gross Potential Rent	$2,105,149	$2,947,765	$3,139,447	$3,129,649	$4,092,984	$12.86	74.1%
Total Reimbursements	915,620	909,508	1,033,154	1,078,385	1,427,871	$4.48	25.9%
Net Rental Income	$3,020,769	$3,857,273	$4,172,602	$4,208,034	$5,520,855	$17.34	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(403,674)	($1.27)	(7.3%)
Other Income	16,468	4,965	1,843	2,913	0	$0.00	0.0%
Effective Gross Income	$3,037,237	$3,862,238	$4,174,445	$4,210,947	$5,117,181	$16.07	92.7%
Total Expenses	$1,010,922	$1,368,640	$1,273,548	$1,228,634	$1,524,685	$4.79	29.8%
Net Operating Income	$2,026,315	$2,493,598	$2,900,897	$2,982,313	$3,592,496	$11.28	70.2%
Total TI/LC, Capex/RR	0	0	0	0	211,595	$0.66	4.1%
Net Cash Flow	$2,026,315	$2,493,598	$2,900,897	$2,982,313	$3,380,901	$10.62	66.1%
(1)	The sponsor acquired the Little Elm property at loan origination and the remaining Crimson Retail Portfolio properties in August 2019. As such, complete prior historical performance is not available. 2016 represents the Little Elm property only. 2017, 2018 and TTM are comprised of the Little Elm property and South Plaza property only. Underwritten includes all four properties.

(2)	TTM represents trailing 12 months ending March 31, 2019 for the Little Elm property and annualized trailing seven months ending July 31, 2019 for the South Plaza property.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place includes (i) $20,604 of rent steps through December 1, 2020 and (ii) $365 in straight line rent for investment grade tenant, Allstate Insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$15,000,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	2.2%	Net Rentable Area (Units)(5):	1,015
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Credit Assessment (Fitch/KBRA)(2):	A- / AA	Year Built / Renovated:	1952 / 2017
Borrowers:	Various	Occupancy:	94.5%
Sponsors:	Michael Pestronk; Matthew Pestronk	Occupancy Date:	7/26/2019
Interest Rate:	3.49816176470588%	Number of Tenants(6):	19
Note Date:	9/6/2019	2016 NOI(7):	N/A
Maturity Date:	9/8/2029	2017 NOI(7):	N/A
Interest-only Period:	120 months	2018 NOI(7):	N/A
Original Term:	120 months	TTM NOI(8):	$16,025,422
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$24,916,379
Call Protection(3):	L(27),Def(89),O(4)	UW Expenses:	$6,760,701
Lockbox(4):	Soft	UW NOI:	$18,155,679
Additional Debt(1):	Yes	UW NCF:	$17,851,866
Additional Debt Balance(1):	$102,000,000 / $100,600,000 / $72,400,000	Appraised Value / Per Unit:	$380,000,000 / $374,384
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	8/29/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$115,271
Taxes:	$946,295	$135,185	N/A	Maturity Date Loan Per Unit:	$115,271
Insurance:	$129,834	Springing	N/A	Cut-off Date LTV:	30.8%
Replacement Reserves:	$0	$12,688	$761,250	Maturity Date LTV:	30.8%
TI/LC:	$150,000	$6,540	$235,449	UW NOI / UW NCF DSCR:	4.38x / 4.30x
Free Rent Reserves:	$270,833	$0	N/A	UW NOI / UW NCF Debt Yield:	15.5% / 15.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$117,000,000	40.3%	Payoff Existing Debt:	$282,126,294	97.3%
B Note:	100,600,000	34.7	Return of Equity:	3,599,396	1.2
Mezzanine Loans:	72,400,000	25.0	Closing Costs:	2,777,348	1.0
			Upfront Reserves:	1,496,962	0.5
Total Sources:	$290,000,000	100.0%	Total Uses:	$290,000,000	100.0%

(1)	The Presidential City loan is part of a whole loan evidenced by six senior pari passu notes with an aggregate Cut-Off balance of $117.0 million (collectively, the A Notes”) and one B Note with a Cut-Off balance of $100.6 million that is subordinate to the A Notes (the “B Note”) and together with the A Notes (the “Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the A Notes. Based on the Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 57.3%, 2.31x, and 8.3%, respectively. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield calculated based on the sum of the Whole Loan and the Mezzanine Loans (as defined below) are 76.3%, 1.41x and 6.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

(2)	Fitch and KBRA have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	After the lockout period, the borrowers may defease the then–outstanding principal balance of the Whole Loan, in whole or in part, subject to the terms of the loan documents.

(4)	The Whole Loan is structured with a hard lockbox for the commercial tenants and a soft lockbox for the residential tenants, with in-place cash management.

(5)	The Presidential City apartment complex consists of three 12-story and one 13-story apartment towers (known as the Washington, Madison, Jefferson and Adams, respectively) that contain in the aggregate approximately 804,270 SF across 1,015 units. In addition, the loan’s sponsors acquired and renovated the adjacent two-story Monroe office building, which contains approximately 68,503 SF.

(6)	Represents commercial tenants at the property.

(7)	Historical financials are not available as the property was renovated between 2015 and 2017. UW NOI is greater than the TTM NOI because the property was still in a lease-up phase following renovations as of the date of the TTM NOI.

(8)	Represents the trailing twelve months ending June 30, 2019.

The Loan. The Whole Loan, is a $217.6 million first mortgage loan secured by the fee interest in a 1,015-unit high rise multifamily property located in Philadelphia, Pennsylvania. The Whole Loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is comprised of (i) six senior pari passu notes with an aggregate Cut-off Date balance of $117.0 million and (ii) a B Note with a Cut-off Date balance of $100.6 million. The non-controlling Note A-1C is being contributed to the CSAIL 2019-C18 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the trust and servicing agreement for the SGCMS 2019-PREZ Trust. See “Description of the Mortgage Pool— The Whole Loans— The Non-Serviced AB Whole Loans—The Presidential City Whole Loan” in the Prospectus. The trustee of the SGCMS 2019-PREZ securitization trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan, however the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1A	$57,000,000	$57,000,000	SGCMS 2019-PREZ	Y	N(2)
Note A-1B	25,000,000	25,000,000	BBCMS 2019-C5(1)	N	N
Note A-1C	15,000,000	15,000,000	CSAIL 2019-C18	N	N
Note A-1D	10,000,000	10,000,000	BBCMS 2019-C5(1)	N	N
Note A-1E	5,000,000	5,000,000	BBCMS 2019-C5(1)	N	N
Note A-1F	5,000,000	5,000,000	BBCMS 2019-C5(1)	N	N
Note B	100,600,000	100,600,000	SGCMS 2019-PREZ	Y	Y(2)
Total	$217,600,000	$217,600,000

(1)	BBCMS 2019-C5 is expected to close on November 26, 2019.

(2)	The directing holder of the SGCMS 2019-PREZ Trust will have the right to appoint the special servicer of the Whole Loan and to direct certain decisions with respect to the Whole Loan unless a control appraisal event exists under the related co-lender agreement. The Whole Loan will be serviced pursuant to the trust and servicing agreement for the SGCMS 2019-PREZ securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

Total Debt Capital Structure

(1)	Based on an as-is appraised value of $380.0 million as of August 29, 2019 per the appraisal.

(2)	Based on the UW NOI of $18,155,679.

(3)	Based on the UW NCF of $17,851,866 and the coupon of 3.49816176470588% for the A Notes and B Note and 6.7500% for the Mezzanine Loans.

(4)	Implied Equity is based on the as-is appraised value of $380.0 million, less total debt of $290.0 million.

The Borrower. The borrowing entities for the Whole Loan are Post Presidential Property Owner, LLC and Post Monroe Property Owner LLC, each a Delaware limited liability company, and each a special purpose entity with two independent directors.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Michael Pestronk and Matthew Pestronk, the founders of Post Brother Apartments (“Post Brothers”). Post Brothers is a local owner and manager of Class A apartments, generally focusing on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated operating company, with approximately 200 employees, providing in-house expertise in development, construction management/general contracting, leasing, property management and financing. Since inception in 2006, Post Brothers has acquired more than 30 properties totaling over 4,000 units, with a focus in the greater Philadelphia area and New Jersey. The Post Brothers’ total portfolio is valued at over $1.4 billion.

The Property. The property is a recently renovated, Class A, 1,015-unit multifamily complex located in Philadelphia, Pennsylvania and an adjacent two-story office building with approximately 68,503 SF. The multifamily complex is located at 3800, 3850 and 3950 City Avenue, and the Monroe office building is located at 3600 Neill Drive, in the Wynnefield Heights section of Philadelphia (adjacent to the Presidential City Complex). The property consists of four apartment towers (known as Washington, Madison, Jefferson and Adams, respectively) containing a total of 1,015 apartment units (804,270 SF). The Madison tower contains three ground-level retail suites totaling 9,980 SF. The Monroe office building is a recently renovated two-story building containing approximately 68,503 SF. The property is situated on an approximately 23.4-acre parcel. Originally constructed between 1952 and 1954, the property was gut-renovated by the loan’s sponsors between 2015 and 2017, transforming the property into a luxury apartment complex. The property provides 258 covered garage parking spaces, 116 garage parking spaces and 650 surface spaces for a total of 1,024 parking spaces. Including street parking and commercial parking, there are a total of 1,320 parking spaces at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

The property’s four towers each offer luxury apartments. Many of the units feature unobstructed views of downtown Philadelphia and Fairmount Park. Unit amenities include roller shades, custom fit high efficiency tilt-and-turn European windows, floor-to-ceiling windows, recessed LED overhead lighting, ceiling fans and eco-efficient carbon free electric heating and cooling systems. Additionally, apartment units feature quartz windowsills, energy star appliances (including a front-load washer and dryer set) and hardwood flooring. The bathrooms include Italian porcelain tiling, ambient halogen-style overhead lighting, a deep soaking tub and dual-flush elongated toilets. In addition, showers in the units are thermostatically controlled and feature rain-style shower heads and spray body jets. Sink areas feature integrated makeup lighting and a hanging Italian-style double vanity. Each kitchen has antimicrobial quartz countertops, wood-grained drawer spaces, high gloss cabinetry, stainless-steel appliances, a glass tile backsplash and a movable island. The property is a fully carbon emission free property through insulated/reflective thermally insulated roofs, carbon free heating and cooling systems, energy star appliances, rainwater retention systems and wind powered energy.

The property amenities also include a three-acre pool club and wellness center. In addition to the wellness center, each building has its own cardio and weights facility. The pool club features year-round access to three temperature controlled pools (an Olympic-length lap pool, a lounge pool and an activity pool), hot tubs, cabanas, an outdoor kitchen space and dining terrace, a rooftop lounge, a fire pit lounge, a yoga lawn, outdoor showers, a bocce and sports court and a playground. The wellness center features an organic juice bar, specialized cardio, weight, boxing, biking and stretching equipment, instructor-led classes, private training sessions, spa treatment rooms, dry saunas and a steam room.

The loan’s sponsors acquired the Presidential City apartment complex and the adjacent Monroe office building in December 2012 and May 2015, respectively, for a combined total of approximately $108.3 million (including closing costs). Since acquisition, the loan’s sponsors have invested approximately $140.0 million to complete a gut redevelopment of the Presidential City apartment complex that included an entire interior demolition, redesign of the floor plates and replacement of all components other than the structural columns, exterior walls and concrete slab floors. In addition to the full renovation of the four apartment towers, the loan’s sponsors developed the Sora Pool Club and Fitness Center, a clubhouse / amenity building at the property. In addition to the gut-renovated Presidential City apartment complex, the loan’s sponsors renovated the adjacent two-story Monroe office building for approximately $8.1 million (including purchase price of the Monroe office building and soft costs), which contains approximately 68,503 SF. In the aggregate, the loan’s sponsors have a total cost basis of approximately $253.3 million (including soft costs) in the property.

Washington Tower – Washington was the first tower to be renovated and was completed in October 2015. Washington features 198,625 SF, comprised of 180 units with an average unit size of approximately 1,103 SF. The tower offers studio, one bedroom, two bedroom and three bedroom apartments in addition to penthouse apartments. Tailored amenities include a 24/7 front desk attendant, a lounge area, housekeeping services, personal service options and full-time concierge services. As of July 26, 2019, Washington was 90.0% leased.

Madison Tower – Madison was the second tower to be renovated and was completed in July 2016. Madison features 215,885 SF, comprised of 263 units with an average unit size of approximately 821 SF. The tower offers studio, one bedroom, two bedroom and three bedroom apartments in addition to penthouse apartments. Tailored amenities include a 24/7 front desk attendant, a barista bar area and a co-working space. As of July 26, 2019, Madison was 96.6% leased. Madison also features 9,980 SF of ground floor retail space featuring three tenant bays. Two of the spaces are occupied by American Bread Company LLC d/b/a Panera Bread (4,600 SF, $33 PSF base rent) and a local sushi restaurant, Jason’s Toridasu (2,610 SF, $27 PSF base rent), respectively, while the third space (2,770 SF) is currently being marketed for lease.

Jefferson Tower – Jefferson was the third tower to be renovated and was completed in April 2017. Jefferson features 195,080 SF, comprised of 330 units with an average unit size of approximately 591 SF. The tower offers studio, one bedroom and two bedroom apartments. Amenities include a 24/7 front desk attendant, shared executive offices and a co-working space. As of July 26, 2019, Jefferson was 95.8% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

Adams Tower – Adams, the last tower to undergo renovation, was completed in December 2017. Adams features 194,680 SF, comprised of 242 units with an average unit size of approximately 804 SF. The tower offers studio, one bedroom, two bedroom and three bedroom apartments. Amenities include 24/7 front desk services, a library room and a children’s play center. As of July 26, 2019, Adams was 93.8% leased.

Monroe Office Building – In addition to the gut-renovated Presidential City apartment complex, the loan’s sponsors acquired and renovated the adjacent two-story Monroe office building, which contains approximately 68,503 net rentable SF. The total project cost was roughly approximately $8.1 million (including soft costs). As of August 16, 2019, the Monroe office building was 100.0% leased to 14 tenants. The Monroe Office property has approximately 2,972 SF of unusable floor space that the borrowers do not plan to lease and is not included in the leasing analysis. The Monroe office building also has a three-level garage below the office floors. The largest tenant at the Monroe Office property, Rogers Memorial Hospital (“Rogers”), has a one-time option to termination its lease at any time between February 1, 2023 and July 31, 2024 provided that (i) Rogers is not then in default under its lease (ii) Rogers provides written notice to the landlord and (iii) Rogers pays a lease termination payment equal to the sum of (a) all amounts due and payable under the lease through the termination date and (b) the unamortized (1) tenant improvement allowance and (2) brokerage commissions paid or payable in connection with the Rogers lease (assuming in each case, a straight line amortization over the initial lease term).

The City of Philadelphia maintains a tax abatement program for the construction of new housing or the re-development of existing structures into domiciles. Under this program, the assessment attributable to new construction or renovations and their resulting real estate taxes are abated for a period of ten years from the issuance of a certificate of occupancy. With respect to the property, the tax abatement at Washington tower will terminate in December 2025, the tax abatement at Madison tower will terminate in December 2026, and the tax abatements at Jefferson tower and Adams tower will terminate in December 2027. As such, 2028 will be the first year that the full, unabated real estate taxes will be due at the property. According to the appraisal, the current unabated taxes are $3,181,796 compared to the abated taxes of $1,399,953 and the underwritten taxes of $1,574,971 plus $174,738 for City Avenue special assessments. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	200	19.7%	184	92.0%	439	$1,354	$3.08	$1,500	$3.42
One Bedroom	474	46.7	466	98.3%	640	$1,636	$2.56	$1,770	$2.76
Two Bedroom	219	21.6	195	89.0%	1,007	$2,266	$2.25	$2,460	$2.44
Three Bedroom	44	4.3	43	97.7%	1,450	$2,868	$1.98	$3,270	$2.26
Studio Penthouse	4	0.4	4	100.0%	465	$1,510	$3.25	$1,885	$4.05
One Bedroom Penthouse	22	2.2	19	86.4%	1,101	$2,353	$2.14	$2,220	$2.02
Two Bedroom Penthouse	40	3.9	37	92.5%	1,780	$3,258	$1.83	$3,780	$2.12
Three Bedroom Penthouse	12	1.2	11	91.7%	2,600	$4,447	$1.71	$4,820	$1.85
Total/Wtd. Avg.	1,015	100.0%	959	94.5%	792	$1,874	$2.37	$2,056	$2.60

(1)	Based on the underwritten rent roll dated July 26, 2019.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

The Market. The property is located on the border of the Wynnefield Heights section of the City of Philadelphia and the Bala Cynwyd section of Montgomery County, Pennsylvania, approximately five miles northwest of Center City. Wynnefield Heights is primarily a residential and commercial neighborhood of the city. There are retail commercial developments primarily along City Avenue (US Route 1), which is a major arterial roadway of this region, and on which the property has frontage. The property is located west of the on/off-ramp from I-76 from City Avenue.

Center City is a primary market for services and retail centers in the western quadrant of Philadelphia. The closest neighborhood shopping center is located half a mile west of the property at the intersection of Conshohocken Avenue and Monument Road. This center contains numerous stores offering convenience goods and personal service shops. Closer to the property and to its southwest is a Target anchored shopping center which also includes PNC Bank, Chipotle and Pei Wei. Also located less than a mile from the property is the Bala Cynwyd Shopping Center, which is anchored by an Acme supermarket and contains a Lord and Taylor department store. In 2013-2014, the Bala Cynwyd shopping center added outparcel sites including Bryn Mawr Trust, Corner Bakery Café, AT&T and Honeygrow. There are also smaller centers and restaurants located along City Avenue.

The property is also adjacent to Fairmount Park, which is the second largest municipal park in the world. Located on the banks of the Schuylkill River, Fairmount Park provides recreational opportunities including walking, biking, rowing, tennis courts and picnic areas. Fairmount Park’s other attractions, such as an azalea garden, historical sites, monuments, the Philadelphia Zoo (the nation’s oldest zoo) and amphitheaters for summer musical performances draw visitors all year round. An extensive 11-acre mixed-use development called Pencoyd Landing is underway just over one-mile northwest from the property. Adjacent to the recently reopened Pencoyd Bridge, this development will include two hotels (one of which will be a Marriott-branded hotel), a restaurant and a public square along the Schuylkill Riverfront.

The property benefits from its proximity to Philadelphia College of Osteopathic Medicine, St. Joseph’s University, Philadelphia University, Temple University and Lankaneau Hospital. The location generates exposure to local student populations and working professionals in the area.

According to the appraisal, the property submarket consisted of 11,112 apartment units, with 311 units recently completed, as of the second quarter of 2019. Year-to-date absorption is positive 283 units and the overall submarket average occupancy was 91.5%, which represents an improvement of 80 basis points compared to the same period in 2018 (90.7%). The average rental rate was $1,412 per month, which represents an increase of $71 per month (5.3%) compared to second quarter 2018.

The appraiser identified six comparable rental properties, ranging from 110 units to 276 units that were constructed between 2007 and 2017. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in the Bala Cynwyd, Wynnewood or northwest Philadelphia submarkets within approximately 4.7 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit(2)	Occupancy	Proximity (miles)
Presidential City	1952	1,015(2)	792(2)	$1,874(2)	95%(2)	N/A
Mansion at Bala	2009	276	880 - 1,616	$1,715 - $2,419	98%	1.1
Venice Lofts	2007	128	768 - 2,667	$1,696 - $2,914	96%	2.3
Royal Athena	2017	275	664 - 1,151	$1,624 - $2,615	75%	1.2
Maybrook	2017	250	797 - 1,833	$2,078 - $5,281	86%	4.7
The Palmer	2016	110	821 - 1,610	$1,604 - $3,037	80%	3.0
The Isle	2016	156	481 - 1,384	$1,522 - $3,034	96%	2.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Presidential City

Historical and Current Occupancy(1)(2)

Building	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19	Jun-19	Jul-19
Washington Tower	87%	86%	85%	85%	86%	88%	88%	91%	88%
Madison Tower	85%	85%	87%	89%	91%	92%	92%	94%	95%
Jefferson Tower	89%	88%	88%	89%	91%	93%	92%	93%	96%
Adams Tower	95%	93%	92%	92%	93%	95%	95%	94%	94%
Wtd. Avg.	89%	88%	88%	89%	91%	92%	92%	93%	94%

(1)	Historical occupancy is not available as the construction of the property was completely renovated between 2015 and 2017.

(2)	Source: Historical Occupancy is based on the physical occupancy with respect to the 1,015-unit multifamily complex provided by the loan’s sponsors. Occupancies are as of the end of each respective month.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	TTM(2)(3)	Underwritten(3)	Per Unit	%(4)
Rents in Place	N/A	N/A	$23,935,598	$24,676,898	$24,312	100.0%
Vacant Income	N/A	N/A	0	0	$0	0.0%
Gross Potential Rent	N/A	N/A	$23,935,598	$24,676,898	$24,312	100.0%
Total Reimbursements	N/A	N/A	0	0	$0	0.0%
Net Rental Income	N/A	N/A	$23,935,598	$24,676,898	$24,312	100.0%
(Vacancy/Collection Loss)	N/A	N/A	(3,751,345)	(2,340,798)	($2,306)	(9.5%)
Other Income(5)	N/A	N/A	2,423,983	2,580,279	$2,542	10.5%
Effective Gross Income	N/A	N/A	$22,608,237	$24,916,379	$24,548	101.0%
Total Expenses	N/A	N/A	$6,582,815	$6,760,701	$6,661	27.1%
Net Operating Income	N/A	N/A	$16,025,422	$18,155,679	$17,887	72.9%
Total TI/LC, Capex/RR	N/A	N/A	0	303,813	$299	1.2%
Net Cash Flow	N/A	N/A	$16,025,422	$17,851,866	$17,588	71.6%

(1)	Historical financials are not available as the construction of the property was completely renovated between 2015 and 2017.

(2)	TTM represents the trailing twelve month period ending June 30, 2019.

(3)	Underwritten Net Operating Income is higher than the TTM Net Operating Incomes as the property was still in a lease-up phase following gut renovations.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Other Income represents parking revenue, ratio utility building system and reimbursements, other income, payment processing recovery and cell tower income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.